CONFIDENTIAL TREATMENT FOR PORTIONS OF THIS EXHIBIT HAS BEEN REQUESTED

FROM THE SECURITIES AND EXCHANGE COMMISSION

Exhibit 10.3

EXECUTION COPY

Dated June 1, 2011

(1)                                  BUNGE SECURITIZATION B.V., as Seller

(2)                                  BUNGE FINANCE B.V., as Master Servicer

(3)                                  The persons from time to time party hereto as Conduit Purchasers

(4)                                  The persons from time to time party hereto as Committed Purchasers

(5)                                  The persons from time to time party hereto as Purchaser Agents

(6)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent and Purchaser Agent

(7)                                  BUNGE LIMITED, as Performance Undertaking Provider

RECEIVABLES TRANSFER AGREEMENT

CONTENTS

		Page
Clause

1.	Definitions	2
2.	Amounts and Terms of the Purchases	48
3.	Conditions of Purchases	72
4.	Representations and Warranties	74
5.	Covenants	78
6.	Administration and Collection of Receivables	86
7.	Termination Events	88
8.	The Administrative Agent	91
9.	The Purchaser Agents	98
10.	Indemnities by the Seller	101
11.	Miscellaneous	103

Schedules

1	Purchaser Groups
2	Address and Notice Information
3	Credit and Collection Policies
4	Condition Precedent Documents
5	Facility Accounts and Account Banks
6	Agreed Upon Procedures
7	Mandatory Cost Rate
8	[Reserved]
9	Excluded Obligors
10	Acceptance by the Transaction Parties

EXHIBIT A	Form of Assignment and Acceptance
EXHIBIT B	Form of Investment Request
EXHIBIT C	Form of Joinder Agreement
EXHIBIT D	Form of Italian Acknowledgment Deed

THIS AGREEMENT (this “Agreement”) is dated June 1, 2011 and made by and among:

(1)                                  BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, as Seller;

(2)                                  BUNGE FINANCE B.V., a private limited liability company organized under the laws of the Netherlands, as Master Servicer;

(3)                                  the Conduit Purchasers from time to time parties hereto;

(4)                                  the Committed Purchasers from time to time parties hereto;

(5)                                  the Purchaser Agents from time to time parties hereto;

(6)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent and a Purchaser Agent; and

(7)                                  BUNGE LIMITED, a company formed under the laws of Bermuda, as Performance Undertaking Provider.

BACKGROUND:

(A)                              The Seller and the other Seller Parties shall from time to time acquire Receivables, together with all Related Security and Collections in respect thereof, from the Originators pursuant to Originator Sale Agreements.

(B)                                In the case of Receivables, Related Security and Collections acquired by Seller Parties other than the Seller, the Seller will acquire such Receivables, Related Security and Collections from such other Seller Parties pursuant to Intermediate Transfer Agreements.

(C)                                The Seller shall sell all of its right, title and interest in such Receivables, Related Security and Collections to the Administrative Agent (for the benefit of the Purchasers) pursuant to this Agreement, and the Seller shall charge or otherwise pledge as security all of its right, title and interest in the Seller Operating Accounts and any other Collateral to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Security Documents.

(D)                               To fund its acquisitions under the Originator Sale Agreements and Intermediate Transfer Agreements, as the case may be, the Seller may from time to time request Incremental Investments from the Purchasers on the terms and conditions of this Agreement.

(E)                                 The Conduit Purchasers may, in their sole discretion, make Incremental Investments in any Approved Currency so requested from time to time, and if a Conduit Purchaser in any Purchaser Group elects not to make any such Incremental Investment, the Committed Purchasers in such Purchaser Group have agreed that they shall make such Incremental Investment, in each case subject to the terms and conditions of this Agreement.

IT IS AGREED that:

1.                                       DEFINITIONS

1.1                                 Certain defined terms

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Security Agreements” means, as the context requires, all or any one of the Canadian Account Security Agreements, the German Account Security Agreements, the Hungarian Account Security Agreements, the Italian Account Security Agreements, the Portuguese Account Security Agreements, the Spanish Account Security Agreements and the U.S. Account Security Agreements.

“Accountants’ Letter” has the meaning specified in Section 5.2(b) (Inspections; annual agreed upon procedures audit).

“Accrual Reserve” means, on any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the Dollar Equivalent of the aggregate amount accrued by the Originators in accordance with their usual accounting practice, as of the last day of the immediately preceding Calculation Period, in respect of Contractual Dilutions.

“Adjusted Eurocurrency Rate” means, for any Tranche Period, an interest rate per annum obtained by dividing (a) the Eurocurrency Rate for such Tranche Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Tranche Period.

“Administrative Agent” means Rabobank International, in its capacity as Administrative Agent for the Purchaser Agents, the Conduit Purchasers and the Committed Purchasers, and any successor thereto in such capacity appointed pursuant to Section 8 (The Administrative Agent).

“Administrative Agent Fee Letter” has the meaning specified in Section 2.4(b) (Yield and Fees).

“Advanced Purchase Price” has the meaning specified in the applicable Originator Sale Agreement or Intermediate Transfer Agreement.

“Adverse Claim” means a lien, security interest, trust, mortgage, hypothecation, charge, floating charge or any promise or irrevocable mandate or other encumbrance (including any lien by attachment, retention of title and any form of extended retention of title), or other right or claim under the laws of any jurisdiction in, of or on any asset or property of a Person in favor of another Person (including any UCC financing statement or any similar instrument of any jurisdiction filed against such Person, its assets or properties).

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means, collectively, the Administrative Agent and the Purchaser Agents.

“Agreed Annual Income” means, with respect to the Seller, $1,000 per annum or such other amount as may be agreed between the Seller, the Performance Undertaking Provider and the Administrative Agent.

“Aggregate Commitment” means, at any time, the sum of the Commitments then in effect.  The initial Aggregate Commitment as of the Closing Date shall be equal to $700 million.

“Aggregate DPP” means the aggregate of all Deferred Purchase Price amounts payable by the Conduit Purchasers or the Committed Purchasers (as applicable) to the Seller hereunder with respect to the Portfolio Receivables.

“Aggregate Invested Amount” means the aggregate outstanding Invested Amounts (in U.S. Dollars or the Dollar Equivalent) in respect of the Investments (and all Tranches thereof) hereunder.

“Agreement” has the meaning specified in the preamble hereto.

“Alternate Rate” means, for any Tranche during any Tranche Period, a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Eurocurrency Rate for such Tranche Period; provided that in case of:

(a)                                  any Tranche Period with respect to which the Adjusted Eurocurrency Rate is not available pursuant to Section 2.12 (Illegality) or 2.13 (Inability to determine Eurocurrency Rate); or

(b)                                 any Tranche Period as to which the Administrative Agent does not receive notice, pursuant to Sections 2.2(a)(i) (Purchase procedures), prior to the end of the day (London time) on the fourth Business Day preceding the first day of such Tranche Period;

the Alternate Rate for such Tranche Period shall be a rate per annum equal to the sum of (i) the Base Rate in effect from time to time during such Tranche Period plus (ii) 2.0% per annum.

“Applicable Margin” means (a) 0.85% per annum with respect to a Tranche funded with Commercial Paper and (b) in all other cases, 1.30% per annum.

“Applicable Moody’s Rating” means the senior long-term unsecured debt rating that Moody’s provides of (i) the Performance Undertaking Provider or (ii) if Moody’s does not provide such a rating of the Performance Undertaking Provider, then the Bunge Master Trust or (iii) if Moody’s does not provide such a rating of the Performance Undertaking Provider or the Bunge Master Trust, then Bunge Limited Finance Corp.

“Applicable S&P Rating” means the senior long-term unsecured debt rating that S&P provides of (i) the Performance Undertaking Provider or (ii) if S&P does not provide such a rating of the Performance Undertaking Provider, then the Bunge Master Trust or (iii) if S&P does not provide such a rating of the Performance Undertaking Provider or the Bunge Master Trust, then Bunge Limited Finance Corp.

“Approved Contract Jurisdiction” means, with respect to any Originator, each of the following jurisdictions which apply to such Originator: (i) with respect to any Originator, the jurisdiction of such Originator, (ii) with respect to any Originator other than the U.S. Originator or the Canadian Originator, England and Wales and (iii) with respect to the Canadian Originator, the U.S.

“Approved Credit Enhancement” means, with respect to a Receivable, a letter of credit or other form of credit insurance approved by each Purchaser Agent following receipt of any applicable opinions or other evidence of valid assignment to the Seller.

“Approved Currency” means (a) U.S. Dollars, (b) Euros, (c) Canadian Dollars, (d) Hungarian forint, or (e) any other major convertible currency that is approved in writing by each Purchaser Agent; provided that, if the Administrative Agent (as a result of notice received from any Purchaser Agent or otherwise) notifies the Seller and the Master Servicer that adequate Currency Hedge Agreements cannot be reasonably maintained for any Approved Currency as a result of a disruption in the applicable currency markets, the Seller shall make no further purchases of Receivables denominated in such Approved Currency unless and until the applicable Conduit Purchaser or Committed Purchaser has entered into adequate Currency Hedge Agreements for such Approved Currency.

“Approved Obligor Jurisdiction” means any State of the U.S., Canada, Austria, Slovakia, the United Kingdom, Greece, Lithuania, The Netherlands, France, Slovenia, Bulgaria, Switzerland, Czech Republic, Luxembourg, Belgium, Cyprus, Poland, Hungary, Germany, Spain, Portugal, Italy, Denmark, Finland, Ireland and Sweden; provided that additional Approved Obligor Jurisdictions may be added following the Closing Date with the prior written consent of the Administrative Agent and each Purchaser Agent.

“Approved Originator Jurisdiction” means Canada, Germany, Hungary, Italy, Portugal, Spain and any State of the U.S. and any other jurisdiction approved in writing by the Administrative Agent and each Purchaser Agent; provided that a jurisdiction shall not be an Approved Originator Jurisdiction unless all authorizations and approvals by all Official Bodies required in connection with this Agreement and the other Transaction Documents have been obtained and all opinions, certificates, amendments to the Transaction Documents and other documentation reasonably requested by the Administrative Agent or any Purchaser Agent have been delivered (such documentation anticipated to be substantially similar to the documentation required for Originators on the Closing Date, with any necessary country—specific adjustments).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Purchaser, an Eligible Assignee and the Purchaser Agent, pursuant to which such Eligible Assignee may become a party to this Agreement in substantially the form of Exhibit A (Form of Assignment and Acceptance).

“Average Sales” means, as of any Monthly Reporting Date, (a) the aggregate amount of sales (in U.S. Dollars or the Dollar Equivalent) giving rise to Receivables during the twelve consecutive Calculation Periods immediately preceding such Monthly Reporting Date, divided by (b) 12.

“Base Rate” means, with respect to any Tranche:

(a)                                  in the case of a Tranche or other amount denominated in U.S. Dollars, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of: (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day plus ½ of 1% and (iii) the Adjusted Eurocurrency Rate for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  For the purposes of clause (iii) above, the Administrative Agent shall assume that the reference Tranche or other amount would be denominated in U.S. Dollars. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the one month Adjusted Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate or the one month Adjusted Eurocurrency Rate, respectively; and

(b)                                 in the case of a Tranche or other amount denominated in a currency other than U.S. Dollars, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the greater of (i) the Adjusted Eurocurrency Rate for the applicable currency for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (ii) (A) the rate at which overnight deposits (in an amount approximately equal to and in the currency of such non-U.S. Dollar Tranche or other non-U.S. Dollar amount in respect of which the Base Rate is to be determined) are offered by the principal London office of the Administrative Agent in immediately available funds to leading banks in the London interbank market or (B) the “policy rate,” “base rate,” “reference rate” or other customarily referenced rate for loans to corporate borrowers for such currency on the relevant page of the applicable central bank or other commercially reasonable source determined by the Administrative Agent.

“Base Rate Tranche” has the meaning specified in Section 2.12 (Illegality).

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Bunge Limited” means Bunge Limited, a company formed under the laws of Bermuda having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda.

“Bunge Master Trust” means the master trust created by the Pooling Agreement.

“Business Day” means any day (other than a Saturday or Sunday) (a) on which banks generally are open for business in London, Amsterdam, Paris and New York and (b) which is a TARGET Day, and, when used with respect to the determination of any Yield Rate for any currency, any day which is also a day for trading by and between banks in deposits in such currency in the London, European or other applicable interbank market and, when used with respect to the determination of the CP Rate, any day which is also a day when The Depository Trust Company, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, as applicable, are open for trading.

“Calculation Period” means each period from and including the first day of a calendar month to and including the last day of such calendar month; provided, that the initial Calculation Period shall commence on the first day of the calendar month in which the Closing Date occurred and end on and include the last day of the calendar month in which the Closing Date occurred.

“Canadian Account Security Agreement” has the meaning specified in the Canadian RPA.

“Canadian Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Canadian Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Canadian Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Canadian Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“Canadian Originator” has the meaning assigned to the term “Seller” in the Canadian RPA.

“Canadian RPA” means the Receivables Purchase Agreement, dated the Closing Date, among the Canadian Originators, the Canadian Seller Agent and the Seller.

“Canadian Seller Agent” has the meaning assigned to the term “Seller Agent” in the Canadian RPA.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Cash Purchase Price” means the cash amounts paid by the Purchasers to the Seller in connection with Investments hereunder and not repaid to the Purchasers.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in Law or in the interpretation, application or implementation thereof after the date of this Agreement, or (c) compliance by any Indemnified Party, by any lending office of such Indemnified Party or by such Indemnified Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Official Body made or issued after the date of this Agreement.

“Change of Control” means the occurrence of any of the following:

(a)                                  Bunge Limited becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”), proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the total voting power of the Voting Stock of Bunge Limited then outstanding;

(b)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Bunge Limited and its Subsidiaries, taken as a whole, to any Person that is a not a Subsidiary of Bunge Limited; or

(c)                                  the first day on which a majority of the members of Bunge Limited’s Board of Directors are not Continuing Directors.

“Closing Date” means June 1, 2011.

“Collateral” means all assets, property, rights, interests, claims or benefits in respect of which an Adverse Claim has been created hereunder or under or pursuant to the Security Documents, including, without limitation, all rights of the Seller under all Transaction Documents, all Related Security and all Account Security Agreements.

“Collection Accounts” means, as the context requires, all or any one of the Canadian Collection Accounts, German Collection Accounts, Hungarian Collection Accounts, Italian Collection Accounts, Portuguese Collection Accounts, Spanish Collection Accounts or U.S. Collection Accounts.

“Collections” means, collectively (without duplication) (a) all cash collections (including, if applicable, any value added taxes) and other cash proceeds of the Portfolio Receivables, including all Finance Charges, cash proceeds of Related Security with respect to any such Receivable, any Deemed Collections of such Receivables and any payments made by any Originator or the Master Servicer with respect to such Receivables (including any payments made with respect to a Diluted Receivable or other Deemed Collections pursuant to the terms of the relevant Originator Sale Agreement or the Servicing Agreement and amounts paid pursuant to Section 2.2(b) of any applicable Originator Sale Agreement or Intermediate Transfer Agreement in respect of excess Advanced Purchase Price Payments); (b) if applicable, all recoveries of value added taxes from any relevant Official Body relating to any Portfolio Receivable that is a Defaulted Receivable; and (c) all other cash collections and other cash proceeds of the Collateral.

“Commercial Paper” means commercial paper, money market notes and other promissory notes and senior indebtedness issued by a Conduit Purchaser or any conduit refinancing directly or indirectly a Committed Purchaser (including any such commercial paper, notes or other indebtedness issued by a related financing conduit if such Conduit Purchaser or such conduit funds itself through another issuing entity).

“Commitment” of any Committed Purchaser means the U.S. Dollar amount set forth on Schedule 1 (Purchaser Groups) opposite such Committed Purchaser’s name or, in the case of a Committed Purchaser that became a party to this Agreement pursuant to an Assignment and Acceptance, the amount set forth therein as such Committed Purchaser’s Commitment, in each case as such amount may be reduced or increased by any Assignment and Acceptance entered into by such Committed Purchaser in accordance with the terms of this Agreement.

“Committed Purchasers” means, collectively, the Persons identified as “Committed Purchasers” on Schedule 1 (Purchaser Groups).

“Concentration Amount” means, at any time, the sum (without duplication) of (a) the aggregate amount for all Obligors by which the Outstanding Balance of all of the Portfolio Receivables that qualify as Eligible Receivables of each Obligor (treating each Obligor and its Affiliates as if they were a single Obligor) exceeds the Concentration Limit for such Obligor at such time; (b) for each Approved Obligor Jurisdiction, the aggregate amount by which the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables of Obligors located in such Approved Obligor Jurisdiction exceeds the Country Concentration Limit for such Approved Obligor Jurisdiction at such time; (c) the aggregate amount by which the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables of Obligors located in an Approved Obligor Jurisdiction whose sovereign debt rating is non-investment grade exceeds 25% of the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time; (d) the aggregate amount by which the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables and have original payment terms greater than 30 days but less than or equal to 60 days exceeds 20% of the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time; (e) the aggregate amount by which the Outstanding Balance of all the Portfolio Receivables the Obligor of which is the U.S. federal government or any political subdivision or agency thereof exceeds the product of (x) the then-applicable Concentration Factor for the lowest rating category for Obligors multiplied by (y) the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time; (f) the aggregate amount by which the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables of Obligors located in any Approved Obligor Jurisdiction which is not also an Approved Contract Jurisdiction exceeds 5% of the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time; (g) the amount equal to the product of (i) the positive difference (if any) between (A) the percentage of the aggregate amount of Collections received on Portfolio Receivables during the preceding Calculation Period which were received or deposited in the Collection Accounts maintained at Sparkasse and (B) 5% times (ii) the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time; and (h) the amount equal to the product of (i) the positive difference (if any) between (A) the percentage of the aggregate amount of Collections received on Portfolio Receivables during the preceding Calculation Period which were received or deposited in the Collection Accounts maintained at Banco Comercial Portuques and (B) 3% times (ii) the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time of the Outstanding Balance of all the Portfolio Receivables that qualify as Eligible Receivables at such time.

“Concentration Factor” means, with respect to any Obligor (treating each Obligor and its Affiliates as if they were a single Obligor) as of any date of determination, the percentage, if applicable, specified (or the percentage resulting from the calculation specified) under the heading “Concentration Factor” in the grid immediately below.

Obligor’s Short-Term Debt Rating (S&P/Moody’s)	Obligor’s Long-Term Debt Rating (S&P/Moody’s)	Concentration Factor
A-1+/P-1	AA/Aa2 or better	Loss Reserve Floor
A-1/P-1	AA- to A+/Aa3 to A1	Loss Reserve Floor
A-2/P-2 or better (but less than A-1/P-1)	A to BBB+/A2 to Baa1	Loss Reserve Floor/2
A-3/P-3 or better (but less than A-2/P-2)	BBB to BBB-/Baa2 to Baa3	Loss Reserve Floor/3
Lower than A-3/P-3 or no Debt Rating	Lower than BBB-/Baa3 or no Debt Rating	Loss Reserve Floor/5

The Concentration Factor shall be based upon an Obligor’s short-term Debt Ratings unless no such short-term Debt Rating is available from either S&P or Moody’s, in which case such Obligor’s long-term Debt Ratings will be used.

In the event the ratings of any Obligor from S&P and Moody’s fall within different ratings levels, the Concentration Factor for such Obligor shall be determined using the lower rating.

To the extent that the Receivables owing by any Obligor are subject to Approved Credit Enhancement and the aggregate Outstanding Balance of Portfolio Receivables owing by such Obligor would otherwise exceed the then applicable Concentration Factor for such Obligor based on the applicable Debt Ratings of such Obligor, the rating of such credit enhancer will be used for the purpose of determining the applicable Concentration Factor.

“Concentration Limit” means, with respect to any Obligor at any time, the product of the Concentration Factor, if any, for such Obligor (treating each Obligor and its Affiliates as if they were a single Obligor), multiplied by the Total Eligible Receivables Balance at such time.

“Conduit Assignee” means, with respect to any assignment by a Conduit Purchaser, any Person that (a) finances itself, directly or indirectly, through commercial paper, money market notes, promissory notes or other senior indebtedness, (b) is managed or administered by the Purchaser Agent or the Program Manager with respect to such assigning Conduit Purchaser or any Affiliate of the Purchaser Agent or such Program Manager or an Eligible Assignee or any Affiliate thereof, (c) is designated by the Purchaser Agent or the Program Manager to accept an assignment from such Conduit Purchaser of such Conduit Purchaser’s rights and obligations pursuant to Section 11.3(b) (Assignments by Conduit Purchasers), and (d) has a short-term Debt Rating of at least A-1 by S&P and P-1 by Moody’s.

“Conduit Purchasers” means, collectively, the Persons identified as “Conduit Purchasers” on Schedule 1 (Purchaser Groups).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Bunge Limited who (a) was a member of such Board of Directors on the Closing Date; or (b) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Bunge Limited’s proxy statement in which such member was named as a nominee for election as a director).

“Contract” means, in relation to any Receivable, any and all contracts, instruments, agreements, invoices, notes or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to or under which an Obligor becomes or is obligated to make payments on or in respect of such Receivable.

“Contractual Dilution” means, with respect to any Receivable, any reduction, cancellation or adjustment in the Unpaid Balance of such Receivable as a result of volume rebates, volume discounts or early payment discounts, in each case, arising pursuant to the Contract related to such Receivable.

“Country Concentration Factor” means, with respect to any Approved Obligor Jurisdiction as of any date of determination, the percentage, if applicable, specified (or the percentage resulting from the calculation specified) under the heading “Country Concentration Factor” in the grid immediately below.

Approved Obligor Jurisdiction’s Applicable Currency Rating (S&P/Moody’s)	Country Concentration Factor
AA/Aa2 or better	No Country Concentration Factor
AA- to A+/Aa3 to A1	Loss Reserve Floor
A to BBB+/A2 to Baa1	Loss Reserve Floor/2
BBB to BBB-/Baa2 to Baa3	Loss Reserve Floor/3
Lower than BBB-/Baa3 or no Sovereign Currency Rating	Loss Reserve Floor/5

The applicable ratings used shall be the foreign currency government bond rating for Moody’s and the sovereign foreign currency long-term rating for S&P.

In the event the foreign currency ratings of any Approved Obligor Jurisdiction from S&P and Moody’s fall within different ratings levels, the Country Concentration Factor for such Approved Obligor Jurisdiction shall be determined as follows: (1) in the case of a one notch difference, the lower rating will be used, (2) in the case of a two notch difference, the average or middle rating category will be used (e.g., “BBB+” where the ratings were “A-” and “BBB”), (3) in the case of further odd number of notch differences, the lower of the two middle ratings will be used, and (4)

in the case of further even number of differences, the average or middle rating category will be used.

“Country Concentration Limit” means, with respect to any Approved Obligor Jurisdiction at any time, the product of the Country Concentration Factor, if any, for such Approved Obligor Jurisdiction, multiplied by the Total Eligible Receivables Balance at such time.

“CP Rate” means, for any Tranche Period for any Tranche, and for any Conduit Purchaser or any Committed Purchaser refinanced, directly or indirectly through the issuance of Commercial Paper, to the extent such Conduit Purchaser funds such Tranche by issuing Commercial Paper or such Committed Purchaser refinances such Tranche directly or indirectly through an issuance of Commercial Paper, the per annum rate equivalent to the weighted average cost (as determined by the related Purchaser Agent or related Program Manager, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser or such Committed Purchaser, costs associated with funding and maintaining Hedge Agreements (or similar arrangements) and Investments denominated in a currency other than the currency of such Commercial Paper, other borrowings by such Conduit Purchaser or such Committed Purchaser and any other costs and expenses associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Purchaser or such Committed Purchaser or the related Purchaser Agent or its related Program Manager to fund or maintain such Tranche (the proceeds of which may also be allocated in part to the funding of other assets of such Conduit Purchaser or such Committed Purchaser (and, if such proceeds are allocated in part to the funding of other assets of such Conduit Purchaser the costs associated with such funding will also be allocated in the appropriate portion to the funding of such other asset)); provided that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Tranche for such Tranche Period, the Purchaser Agent or related Program Manager shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Credit and Collection Policies” means, with respect to any Receivable, those credit and collection policies and practices of the Originator that originated such Receivable in effect on the date of this Agreement and described in Schedule 3 (Credit and Collection Policies), as modified in compliance with this Agreement, the Originator Sale Agreements and the Servicing Agreement.

“Credit Note Reduction” means, as of any day, the Dollar Equivalent of the aggregate amount of negative credit balances arising from the issue of credit notes, advance payments made by Obligors and unapplied cash received by Originators in respect of Eligible Receivables as of such day.

“Currency Hedge Agreement” means a currency swap or exchange agreement (including any spot or forward currency exchange agreement) or any other similar arrangement, however denominated, entered into by or on behalf of a Purchaser for hedging purposes, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Currency Percentage” means, on any date of determination for any Approved Currency, the percentage of the aggregate Outstanding Balance of the Portfolio Receivables represented by Receivables denominated in such Approved Currency, rounded up or down by up to two decimal points by the Master Servicer.  The aggregate Currency Percentages for all Approved Currencies, as so rounded by the Master Servicer, shall in all cases be equal to 100%.

“Days Sales Outstanding” means, on any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the number of calendar days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of Eligible Receivables as of the last day of the immediately preceding Calculation Period by (ii) Average Sales.

“Debt Rating” for any Person at any time means the then-current rating by S&P or Moody’s of such Person’s public senior unsecured debt.

“Deemed Collections” means any Collections on any Receivable paid or payable, as the context requires, by an Originator pursuant to an Originator Sale Agreement, by the Master Servicer pursuant to the Servicing Agreement, by any Intermediate Transferor pursuant to any Intermediate Transfer Agreement or by the Seller hereunder (regardless of whether received by any Person unless otherwise specified in the applicable Intermediate Transfer Agreement), and including, without limitation, the proceeds of repurchases of Receivables and payments with respect to Diluted Receivables.

“Default Rate” means a rate per annum equal to the then applicable Yield Rate plus 2.00%.

“Default Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (a) the sum (without duplication) of (i) the aggregate Outstanding Balance of all Portfolio Receivables which were 91-120 days past their original due date as at the end of such Calculation Period plus (ii) the aggregate Outstanding Balance of all Portfolio Receivables which became Defaulted Receivables prior to becoming more than 90 days past due during such Calculation Period by (b) the aggregate amount of sales (in U.S. Dollars or the Dollar Equivalent) giving rise to Portfolio Receivables that were generated during the fourth Calculation Period prior to the Calculation Period to which such Monthly Reporting Date relates (for example, if the applicable Monthly Reporting Date is in February, then the sales for the prior September are utilized in this clause (b)).  For the avoidance of doubt, any Defaulted Receivable repurchased by an Originator pursuant to an Originator Sale Agreement shall be included in the calculation of Default Ratio.

“Defaulted Receivable” means, without duplication, a Portfolio Receivable (a) as to which any payment, or part thereof, remains unpaid for 91 or more days from the original due date for such Receivable, (b) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof, (c) which has been identified by the Master Servicer or relevant Originator as uncollectable in accordance with the applicable Credit and Collection Policies, or (d) which, in accordance with the applicable Credit and Collection Policies, has been or should have been written off as uncollectable.

“Deferred Purchase Price” means, for each Investment, an amount equal to the excess of (x) the aggregate Unpaid Balance of the Receivables purchased by the Administrative Agent (for the benefit of the Purchasers) hereunder as part of such Investment over (y) the amount of the Cash Purchase Price paid in connection with such Investment.

“Deferred RPA Purchase Price” has the meaning specified for “Deferred Purchase Price” in the applicable Originator Sale Agreement or Intermediate Transfer Agreement.

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (a) the aggregate Outstanding Balance of all Portfolio Receivables which are 61 to 90 days past due from the original due date as of the end of such Calculation Period by (b) the aggregate amount of sales (in U.S. Dollars or the Dollar Equivalent) giving rise to Portfolio Receivables that were generated during the third Calculation Period prior to the Calculation Period to which such Monthly Reporting Date relates (for example, if the applicable Monthly Reporting Date is in February, then the sales for the prior October are utilized in this clause (b)).

“Designated Master Trust Obligor” means, on any date of determination, Bunge Limited and any of its Subsidiaries that are designated by Bunge Limited as “Designated Obligors” under (and as defined in) the Pooling Agreement that are eligible to receive intercompany loans on such date from the proceeds of debt issued by any Investor Certificateholder under the Bunge Master Trust structure.

“Diluted Receivable” means any Portfolio Receivable or part thereof which is either (a) reduced, cancelled or adjusted as a result of (i) any defective, rejected or returned goods, merchandise or services or any failure by the relevant Originator to deliver any merchandise or goods or provide any services or otherwise to perform under any related Contract, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any rebate (including any volume rebate), administrative fee, discount, credit memo, refund, non-cash payment (other than payments by check), chargeback, allowance or any billing or other adjustment by the relevant Originator (except (x) any such change or cancellation made in settlement of such Receivable in accordance with the Credit and Collection Policies resulting from the financial inability of the Obligor to pay such Receivable and (y) any adjustments to correct manual errors on invoices that do not reduce the Unpaid Balance of such Receivable) or (iii) any set off or offset in respect of a claim by the relevant Obligor (in each case, whether such claim arises out of the same or a related transaction or an unrelated transaction); or (b) subject to any specific counterclaim or defense whatsoever (except the discharge in a proceeding under applicable Insolvency Law of the Obligor thereof).

“Dilution Horizon Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date equal to a fraction, the numerator of which is the higher of (A) the aggregate amount of all sales (in U.S. Dollars or the Dollar Equivalent) which gave rise to Portfolio Receivables that were generated during the Calculation Period to which such Monthly Reporting Date relates and (B) (i) if the Applicable S&P Rating is below “BBB-” (or withdrawn or suspended) and the Applicable Moody’s Rating is below “Baa3” (or withdrawn or suspended), the aggregate amount of the sales (in U.S. Dollars or the Dollar Equivalent) which gave rise to Portfolio Receivables that were generated during the number of Calculation Periods ending prior to such Monthly Reporting Date equal to the weighted average dilution lag from the most recent collateral audit plus 7 days divided by 30 days (expressed in preceding Calculation Periods of sales) (i.e., if the weighted average dilution lag is 60 days, the number of Calculation Periods would be 67/30 or 2.23 preceding Calculation Periods of sales), and (ii) in all other cases, the aggregate amount of the sales (in U.S. Dollars or the Dollar Equivalent) which gave rise to Portfolio Receivables that were generated during the number of Calculation Periods ending prior to such Monthly Reporting Date equal to the weighted average dilution lag from the most recent collateral audit divided by 30 days (expressed in preceding Calculation Periods of sales) and the denominator of which is the Net Eligible Receivables Balance as of the last day of the Calculation Period to which such Monthly Reporting Date relates

“Dilution Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (a) the aggregate amount (in U.S. Dollars or the Dollar Equivalent) of Portfolio Receivables which became Diluted Receivables (other than as a result of a Contractual Dilution) during that Calculation Period, by (b) the aggregate amount (in U.S. Dollars or the Dollar Equivalent) of all sales which gave rise to Portfolio Receivables that were generated during the Calculation Period prior to the calendar month to which such Monthly Reporting Date relates (for example, if the applicable Monthly Reporting Date is in February, then the sales for the prior December are utilized in this clause (b))  For the avoidance of doubt, any Diluted Receivable repurchased by an Originator pursuant to an Originator Sale Agreement shall be included in the calculation of Dilution Ratio.

“Dilution Reserve Ratio” means, as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

DRR = [(SF x ED) + [(DS-ED) x (DS/ED)]] x DHR

where:

DRR	=	Dilution Reserve Ratio;

SF	=	the Stress Factor;

ED	=	the Expected Dilution;

DS	=

the “Dilution Spike”, defined as the highest one-month rolling average Dilution Ratio that occurred during the period of twelve consecutive Calculation Periods ending immediately prior to such earlier Monthly Reporting Date; and

DHR	=	the Dilution Horizon Ratio.

“Discount Percentage” means, unless otherwise specified in the applicable Originator Sale Agreement or Intermediate Transfer Agreement, with respect to the purchase of any Receivable and any period, a percentage equal to 0.15% or any other percentage agreed to by the applicable buyer and seller under the applicable Originator Sale Agreement or Intermediate Transfer Agreement.

“Dollar Equivalent” means, at any time in relation to an amount denominated in a currency other than U.S. Dollars, the U.S. Dollar equivalent of such amount determined by reference to the Spot Rate determined as of the most recent Exchange Rate Determination Date pursuant to Section 2.16 (Conversion of currencies).

“DPP Collections” has the meaning specified in Section 2.6(b)(iv) (Collections prior to Facility Termination Date).

“Eligible Account Bank” means (a) with respect to accounts in the U.S., a depositary institution or trust company (which may include the Administrative Agent and its Affiliates) organized under the laws of the U.S. or any one of the States thereof or the District of Columbia; provided that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) unless the Purchaser Agents consent in writing otherwise, the short-term debt rating of such depositary institution or trust company have at least two of the three following ratings: at least A-1 by S&P, P-1 by Moody’s and F1 by Fitch and (iii) such depositary institution or trust company has a combined capital and surplus of at least $100,000,000, and (b) with respect to accounts outside the U.S., an entity (i) authorized to accept deposits in the relevant jurisdiction, (ii) unless the Purchaser Agents consent in writing otherwise, which have at least two of the three following short-term debt ratings: at least A-1 by S&P, P-1 by Moody’s and F1 by Fitch (provided that (A) in the case of Sparkasse, such bank shall be considered an Eligible Account Bank so long as it has short-term debt ratings of at least A-3 by S&P, P-3 by Moody’s or F3 by Fitch, and (B) in the case of Banco Comercial Portugues, such bank shall be considered an Eligible Account Bank so long as (x) it has short-term debt ratings of at least A-3 by S&P, P-3 by Moody’s and F3 by Fitch or (y) if it does not satisfy the rating requirements of the preceding clause (x) the Majority Committed Purchasers have not delivered written notice to the Master Servicer declaring that such bank should no longer be treated as an Eligible Account Bank and (iii) has a combined capital and surplus of at least $100,000,000.  If any account bank is downgraded or otherwise fails to satisfy the requirements set forth above (including any account bank which fails to satisfy such definition on the Closing Date), such account bank shall fail to constitute an “Eligible Account Bank” under the Transaction Documents on the 30th calendar day following the initial date of such failure (and the applicable Transaction Party shall transfer the applicable Collection Account(s) to an Eligible Account Bank and start to redirect Obligors to make payments to such new account within such 30 day period).

“Eligible Assignee” means, with respect to any Purchaser Group, any Person (i) that is a Purchaser Agent, a Program Manager, a Purchaser, a Program Support Provider or any Affiliate of any such Person that has a short-term debt rating of at least A-1 by S&P and P-1 by Moody’s, (ii) that is managed or sponsored by a Person described in clause (i) above and that has a short term debt rating of at least A-1 by S&P and P-1 by Moody’s (it being understood that any financing vehicle utilized by a Committed Purchaser shall not have to satisfy such rating requirement) or (iii) any other Person that has been approved by the Purchaser Agent for such Purchaser Group and consented to by the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Facility Termination Event or Portfolio Event has occurred and is continuing, consented to by the Master Servicer (such consent not to be unreasonably withheld or delayed).

“Eligible Obligor” means any Obligor (a) that is a resident of an Approved Obligor Jurisdiction, (b) that is not an Official Body (other than a Spanish Official Body or the U.S. federal government or any political subdivision or agency thereof) or an Affiliate of any Transaction Party, (c) that is not an individual or a sole trader (if such sole trader is considered an individual rather than a corporate entity for data protection purposes under applicable Law), (d) that is not an Excluded Obligor, (e) that is not the subject of an Event of Bankruptcy, and (f) with respect to which not more than 25% of the aggregate Outstanding Balance of the Receivables owing by such Obligor and its Affiliates are (i) Defaulted Receivables or (ii) Receivables as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivables.

“Eligible Receivable” means, at any time, any Receivable:

(a)                                  (i)                                     which has been originated by an Originator and validly sold and/or otherwise assigned (or purported to be sold and/or otherwise assigned) by such Originator to a Seller Party pursuant to (and in accordance in all material respects with) an Originator Sale Agreement, with the result that such Seller Party has good and marketable title thereto (together with the Collections and Related Security related thereto), free and clear of all Adverse Claims (other than Permitted Adverse Claims) (with respect to the Receivable of any Obligor which is the U.S. federal government or any political subdivision or agency thereof, subject to any limitation on the Seller’s or its assigns’ rights under the Federal Assignment of Claims Act); and

(ii)                                  if such Seller Party is not the Seller, which has been sold and/or otherwise assigned (or purported to be sold and/or otherwise assigned) by such Seller Party to the Seller, pursuant to (and in accordance in all material respects with) an Intermediate Transfer Agreement, with the result that the Seller is the sole beneficial owner of and has good and marketable title to such Receivable (together with the Collections and Related Security related thereto), in each case, free and clear of all Adverse Claims (other than Permitted Adverse Claims) (with respect to the Receivable of any Obligor which is the U.S. federal government or any political subdivision or agency thereof, subject to any limitation on the Seller’s or its assigns’ rights under the Federal Assignment of Claims Act); (it being understood that this clause (a) shall be interpreted as appropriate when the definition of “Eligible Receivables” is used in an Originator Sale Agreement or Intermediate Transfer Agreement (i.e., the sale effectuated by such agreement shall not be required to have been completed prior to such sale));

(b)                                 which does not arise from the sale of any inventory (or other materials used to render or process the goods related to such Receivable) that is subject to an Adverse Claim (other than any Permitted Adverse Claim) covering the proceeds of such inventory, if such Adverse Claim would extend to such Receivable in a legally effective manner or otherwise remain in effect with respect to such Receivable (including, without limitation, any Adverse Claim arising by operation of law in favor of producers or sellers of agricultural commodities, such as the United States Perishable Agricultural Commodities Act of 1930);

(c)                                  the Obligor of which is an Eligible Obligor;

(d)                                 which has been billed to the relevant Obligor and, according to the terms thereof and any Contract related thereto, is required to be paid in full (subject to any contractual rebate or discount) within 60 days from the original billing date therefor;

(e)                                  which is denominated and payable only in an Approved Currency;

(f)                                    which is not (i) a Defaulted Receivable at such time or (ii) a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable;

(g)                                 (i)                                     which arises pursuant to a Contract with respect to which the applicable Originator has performed all obligations required to be performed by it thereunder in order to have such Receivable become due and payable thereunder, including shipment of the goods or merchandise and/or the performance of the services purchased thereunder;

(ii)                                which does not arise from a consignment sale or sale pursuant to which the applicable Obligor has the right to return the goods for which it has become obligated to pay in the event it is unable to sell such goods and in respect of which the applicable Originator is obligated to refund to such Obligor any amount in respect of such returned goods; and

(iii)                               as to which the Originator is in compliance in all material respects with the terms of such Receivable and the related Contract;

(h)                                 which

(i)                                     if purchased with proceeds of Commercial Paper, would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933;

(ii)                                is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940; and

(iii)                             represents all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940;

(i)                                     which

(i)                                   in the case of a Receivable subject to the Laws of a State of the U.S., is an “account” or “payment intangible” within the meaning of Section 9 of the UCC;

(ii)                                  in the case of any Receivable that is not subject to the Laws of a State of the U.S., is a right to payment of a monetary obligation for (A) property that has been sold, assigned or otherwise transferred or (B) services rendered to an Obligor; and

(iii)                               in the case of any Receivable (including a Receivable subject to the Laws of a State of the U.S.), is not evidenced or otherwise payable by chattel paper, a promissory note, a bill of exchange or other instrument other than, in the case of a Receivable originated by a Spanish Originator, a check (cheque) or promissory note (pagaré) which is made payable not to the order (no a la orden) of such Spanish Originator;

(j)                                     which arises under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor except as such enforcement against such Obligor may be limited by any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), in each case, under all applicable Law, and is not subject to any litigation, dispute, offset in respect of a claim by the relevant Obligor, counterclaim or other defense other than unexpired volume or pricing discounts or rebates or other usual adjustments or dilutions incurred by the related Originator in the normal course of its business to which the Obligor thereon may be entitled (including, without limitation, any adjustments that are necessary to correct manual errors on invoices that do not reduce the Unpaid Balance of the applicable Receivable) or with the prior written consent of the Required Committed Purchasers;

(k)                                  which, together with the Contract related thereto, does not contravene any Laws applicable thereto which in any way renders such Receivable unenforceable or would otherwise impair in any material respect the collectability of such Receivable;

(l)                                     which has been underwritten in accordance with and otherwise satisfies in all material respects all applicable requirements of the applicable Originator’s Credit and Collection Policies;

(m)                               which was originated in the ordinary course of the applicable Originator’s business and represents the purchase price of goods or services sold by such Originator;

(n)                                 the Obligor of which has been directed to make all payments to a Collection Account at an Eligible Account Bank with respect to which a valid and enforceable Account Security Agreement is in effect;

(o)                                 which has not been compromised, altered, adjusted or modified for credit reasons nor is it subject to any downward adjustment for Tax, rebates or other reasons (including by the extension of time for payment or the granting of any discounts, allowances or credits), in each case, other than in the ordinary course of the applicable Originator’s business and as permitted or required by the Credit and Collection Policies (including, without limitation, any adjustments that are necessary to correct manual errors on invoices that do not reduce the Unpaid Balance of the applicable Receivable) or with the prior written consent of the Required Committed Purchasers (for the avoidance of doubt, however, no Receivable which has been re-aged shall constitute an Eligible Receivable);

(p)                                 (i)                                     the sale, assignment or other transfer of which (together with the Collections and Related Security related thereto) under the applicable Originator Sale Agreement to (or for the benefit of) a Seller Party;

(ii)                                  the sale, assignment or other transfer of which (together with the Collections and Related Security related thereto) to the Seller under an Intermediate Transfer Agreement;

(iii)                               the sale, assignment or other transfer (together with the Collections and Related Security related thereto) to the Administrative Agent, on behalf of the Purchasers, pursuant to this Agreement; and

(iv)                              the grant of a security interest, pledge or charge therein to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement or any Security Documents;

in each case, does not violate, conflict with or contravene any applicable Laws or any contractual or other restriction, limitation or encumbrance (including any restriction or limitation under the related Contract) and does not require the consent of or notice to the applicable Obligor or any other Person other than such consents as have been obtained and notices that have been given;

(q)                                 which, together with the Contract related thereto, has not been rewritten, varied, waived or extended or otherwise been re-invoiced and has not otherwise had its invoice date or due date changed, in each case, other than in the ordinary course of the applicable Originator’s business and as permitted or required by the Credit and Collection Policies (including, without limitation, any adjustments that are necessary to correct manual errors on invoices that do not reduce the Unpaid Balance of the applicable Receivable) or with the prior written consent of the Required Committed Purchasers (for the avoidance of doubt, however, no Receivable which has been re-aged shall constitute an Eligible Receivable);

(r)                                    with respect to which all of the Seller’s right, title and interest in such Receivable (together with the Related Security and Collections related thereto) is subject to a first priority security interest, charge or pledge created by this Agreement or the Security Documents under all applicable Law in favor of the Administrative Agent, on behalf of the Secured Parties, free and clear of all Adverse Claims (other than Permitted Adverse Claims);

(s)                                  which is governed by the laws of an Approved Contract Jurisdiction;

(t)                                    with respect to which the disclosure of information necessary to permit the Seller or its assigns to enforce such Receivable against the related Obligor (with respect to the Receivable of any Obligor which is the U.S. federal government or any political subdivision or agency thereof, subject to any limitation on the Seller’s or its assigns’ rights under the Federal Assignment of Claims Act), would not result in the breach of any Law, agreement (including the related Contract), judgment or other instrument by which the related Originator is bound;

(u)                                 (i)                                     each of (A) the Originator Sale Agreement under which such Receivable was sold to a Seller Party, and (B) if such Seller Party is other than the Seller, the Intermediate Transfer Agreement under which such Receivable was sold to the Seller, is in full force and effect;

(ii)                                  the applicable Originator of which has not been terminated as a “Seller” under the relevant Originator Sale Agreement; and

(iii)                               the Seller Termination Date has not occurred with respect to the applicable Originator; and

(v)                                 with respect to Receivables being the subject of the German RPA or any other Originator Sale Agreement governed by German law, is not subject to a current account agreement (kontokorrentgebundene Forderung) within the meaning of sec. 355 of the German Commercial Code (HGB).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Equity Holder” means Stichting Bunge Securitization.

“Equity Interests” of any Person means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Euro” means the lawful currency of the Participating Member States.

“Eurocurrency Rate” means, for any Tranche for any Tranche Period and any applicable Approved Currency, the rate determined by the Administrative Agent by reference to LIBOR, EURIBOR, CADLIBOR, BUBOR or equivalent for any other Approved Currency for deposits in the applicable Approved Currency of such Tranche appearing on the applicable page of the Telerate Service, Reuters or Bloomberg (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such currency in the London interbank market) (or, in the case of any Approved Currency for which the applicable rate is not published as such on such referenced page, on the relevant page of the applicable central bank or other commercially reasonable source determined by the Administrative Agent) at approximately 11:00 a.m., local time, on the Quotation Day, as the rate for deposits with a maturity comparable to such Tranche Period.  In the event that such rate is not available at such time for any reason, then the “Eurocurrency Rate” shall be the rate at which deposits (in an amount approximately equal to and in the currency of the amount in respect of which the Eurocurrency Rate is to be determined and for a maturity comparable to such Tranche Period) are offered by the principal London office of the Administrative Agent in immediately available funds to leading banks in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day.

“Eurocurrency Rate Reserve Percentage” means, for any Tranche Period in respect of which Yield is computed by reference to the Eurocurrency Rate, (a) in the case of a Tranche denominated in U.S. Dollars, the reserve percentage applicable two Business Days before the first day of such Tranche Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including eurocurrency liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Tranche Period and (b) with respect to a Tranche denominated in any applicable Approved Currency (other than U.S. Dollars), any applicable Statutory Reserves with respect to such currency.

“Eurocurrency Tranche” has the meaning specified in Section 2.12 (Illegality).

“Event of Bankruptcy” means (A) with respect to any Person, the occurrence of any of the following:

(a)                                  such Person shall voluntarily commence any case, proceeding or other action, or present a petition or make an application under any Insolvency Law:

(i)                                     relating to bankruptcy, insolvency, court protection, reorganisation or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganisation, arrangement, adjustment, winding-up, examination, liquidation, administration, administrative receivership, dissolution, court protection, composition, declaration or other similar relief with respect to it or any of its debts; or

(ii)                                  seeking the appointment of a liquidator, receiver, administrative receiver, examiner, security trustee, custodian, compulsory manager, administrator or other similar official for it or for all or any substantial part of its assets;

(b)                                 there shall be commenced, presented or made against such Person any case, proceeding or other action referred to in (a) above which is not dismissed by the relevant court, tribunal or authority within sixty (60) days after its commencement;

(c)                                  there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, sequestration, distress, expropriation, execution, distraint or similar process against all or any substantial part of its assets which is not dismissed within sixty (60) days after its commencement; or

(d)                                 a moratorium is declared in respect of any of its debt; and

(B) with respect to the German Originator (i) the commencement of insolvency proceedings (Eröffnung des Insolvenzverfahrens) pursuant to the provisions of the German Insolvency Code (Insolvenzordnung), or (ii) the ordering by the insolvency court of a general prohibition of disposal (allgemeines Verfügungsverbot) or the order by the insolvency court that the German Originator may only dispose of its assets with the consent of a preliminary insolvency administrator pursuant to Section 21 para. 2 No. 2 of the German Insolvency Code (Insolvenzordnung).

“Exchange Rate Determination Date” means two Business Days before each Reporting Date.

“Excluded Obligor” means any Obligor set forth on Schedule 9 (Excluded Obligors), as such Schedule may be amended from time to time in accordance herewith (and, for the avoidance of doubt, upon the addition of any Obligor to Schedule 9, only Receivables originated on or after such date of addition shall be excluded from the Portfolio Receivables under the Transaction Documents).  It being understood that upon any change to Schedule 9 any required corresponding change to the list of “Determined Debtors” or “Further Determined Debtors” (under and as defined in the Italian RPA) shall be made concurrently.

“Excluded Taxes” means (a) income taxes based on (or measured by) net income or net profits (or franchise taxes imposed in lieu of net income taxes) that are imposed on any Agent, Purchaser or other recipient of any payment to be made by or on account of any Transaction Party Obligation as a result of a present or former connection between such Agent, Purchaser or other recipient and the jurisdiction of the Official Body imposing such tax or any political subdivision or taxing authority thereof (other than any such connection arising solely from the Agent, Purchaser or other recipient having executed, delivered or performed its obligations or received a payment hereunder, or enforced, this Agreement), (b) any branch profits taxes that are imposed on any Agent, Purchaser or other recipient of any payment to be made by or on account of any Transaction Party Obligation by any jurisdiction described in clause (a) above, (c) any Tax imposed on an Agent or Purchaser to the extent such Tax is attributable to such Agent’s or Purchaser’s failure to comply with relevant requirements set forth in Section 2.15(e) (Indemnity for Taxes) (or analogous provision of any other Transaction Document), unless such failure is due to a Change in Law and (d) any withholding Tax that is imposed on amounts payable to (i) any Purchaser solely by reason of such Purchaser designating a new lending office, except to the extent that the Purchaser was entitled, immediately prior to the time of designation of a new lending office, to receive additional amounts from the Seller with respect to such withholding Tax pursuant to Section 2.15(a), or (ii) any Agent, Purchaser or other recipient which becomes a party to this Agreement after the Closing Date (other than an Eligible Assignee pursuant to a request by Seller under Section 2.20(b)), except to the extent that such Agent, Purchaser or other recipient (or an Assignor, if any) was entitled, immediately prior to the time of assignment or becoming a party to this Agreement, to receive additional amounts from the Seller with respect to such withholding Tax pursuant to Section 2.15(a).

“Expected Dilution” means, as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, the twelve month rolling average of the Dilution Ratios that occurred during the period of twelve consecutive Calculation Periods ending immediately prior to such earlier Monthly Reporting Date.

“Facility Account” means, as the context requires, all or any one of the Collection Accounts or the Seller Operating Accounts.

“Facility Event” means a Facility Termination Event or Potential Facility Termination Event.

“Facility Limit” means, at any time, the Aggregate Commitment then in effect.

“Facility Party” means any Transaction Party other than the Sub-Servicers, the Originators and the Intermediate Transferors.

“Facility Termination Date” means the earliest of (a) the Scheduled Commitment Facility Termination Date, (b) the date that the Facility Termination Date is declared or automatically occurs pursuant to Section 7.2 (Termination of Facility), (c) the date that the Facility Termination Date is declared by the Administrative Agent (acting at the direction of the Majority Committed Purchasers) following the occurrence of a Portfolio Event, and (d) any Settlement Date specified by the Performance Undertaking Provider on not less than sixty (60) days (or such shorter period as the Agents may agree) prior written notice to the Administrative Agent and the Purchaser Agents.

“Facility Termination Event” has the meaning specified in Section 7.1 (Facility Termination Events).

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. §3727 and 41 U.S.C. §15.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the Administrative Agent Fee Letter and the Purchaser Fee Letter.

“Fees” means the fees payable pursuant to any Fee Letter.

“Final Payout Date” means the date after the Facility Termination Date on which all the Transaction Party Obligations have been reduced to zero by payment in full in cash.

“Finance Charges” means, with respect to a Receivable, any finance, interest, late payment or similar charges owing by an Obligor in respect of such Receivable.

“Fitch” means Fitch, Inc.

“Floor Reserve Percentage” means, at any time, a percentage equal to the sum of (a) the Loss Reserve Floor and (b)(i) the Expected Dilution multiplied by (ii) the Dilution Horizon Ratio.

“Foreign Purchaser” shall mean any Purchaser that is organized under the laws of a jurisdiction other than that in which the Seller is located.

“Fundamental Change” means any amendment, waiver or consent which has the following effect:

(a)                                  reduces the Invested Amount in respect of, or Yield that is payable on account of, any Investment or Tranche or delays any scheduled date for payment thereof;

(b)                                 reduces the fees payable by the Seller to the Purchaser Agents, the Conduit Purchasers or the Committed Purchasers or delays the dates on which such fees are payable;

(c)                                  extends the Scheduled Commitment Facility Termination Date (except as provided in Section 2.20 (Extension of Scheduled Commitment Facility Termination Date));

(d)                                 releases any portion of the Collateral;

(e)                                  changes any of the provisions of the amendment or voting sections of a Transaction Document or the definition of “Required Committed Purchasers” and “Majority Committed Purchasers”;

(f)                                    amends any Facility Termination Event or Portfolio Event;

(g)                                 amends the definition of “CP Rate”, “Default Ratio”, “Approved Currency”, “Defaulted Receivable”, “Delinquent Receivable”, “Dilution Reserve Ratio”, “Floor Reserve Percentage”, “Eligible Receivable”, “Funding Base” (or any defined term directly or indirectly used therein to determine the Funding Base), “Loss Reserve Floor”, “Loss Reserve Ratio”, “Net Eligible Receivables Balance”, “Reserve Percentage”, “Stress Factor”, “Yield Reserve Ratio”, or increase any Concentration Amount or any Concentration Limit;

(h)                                 releases the Performance Undertaking Provider from its obligations under the Performance Undertaking; or

(i)                                     amends any provisions of a Transaction Document related to limited recourse, non-petition, governing law or the rights and obligations of the Administrative Agent to act on behalf of the Purchasers.

“Funding Base” means, as of any date, (a) the Net Eligible Receivables Balance multiplied by (b) a percentage equal to 100% minus the Reserve Percentage.

“GAAP” means, with respect to any Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by Law) or the consolidated group of which such Person is a member.

“German Account Security Agreement” has the meaning specified in the German RPA.

“German Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “German Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“German Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “German Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“German Originator” has the meaning assigned to the term “Seller” in the German RPA.

“German RPA” means the German Receivables Purchase Agreement, dated the Closing Date, among the German Originator(s), the German Seller Agent and the Seller.

“German Security Documents” means any account pledge agreement (including the German Account Security Agreement) and any other security agreement subject to the Laws of the Federal Republic of Germany entered into with the Administrative Agent in favor of the Secured Parties.

“German Seller Agent” has the meaning assigned to the term “Seller Agent” in the German RPA.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable guaranteeing person in good faith.

“Hedge Agreements” means all rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hungarian Account Security Agreements” has the meaning specified in the Hungarian RPA.

“Hungarian Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Hungarian Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Hungarian Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Hungarian Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.  It being understood and agreed that this agreement shall be entered into after the Closing Date but the form thereof has been agreed to by each Purchaser.

“Hungarian Intermediate Transfer Agreement” means the Hungarian Intermediate Transfer Agreement between the Hungarian Intermediate Transferor and the Seller.

“Hungarian Intermediate Transferor” means Rabobank International.

“Hungarian Originator” has the meaning assigned to the term “Seller” in the Hungarian RPA.

“Hungarian RPA” means the Hungarian Receivables Purchase Agreement among the Hungarian Originator(s), the Hungarian Seller Agent and the Hungarian Intermediate Transferor. It being understood and agreed that this agreement shall be entered into after the Closing Date but the form thereof has been agreed to by each Purchaser.

“Hungarian Seller Agent” has the meaning assigned to the term “Seller Agent” in the Hungarian RPA.

“Incremental Investment” means the initial purchase of the Portfolio on the Initial Purchase Date and each investment by the Purchasers in the Portfolio thereafter which increases the total outstanding Aggregate Invested Amount hereunder.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Adverse Claim on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (h) all Guarantee Obligations of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indemnified Amounts” has the meaning specified in Section 10 (Indemnities by the Seller).

“Indemnified Party” has the meaning specified in Section 10 (Indemnities by the Seller).

“Indemnified Taxes” mean Taxes other than Excluded Taxes and Other Taxes.

“Initial Purchase Date” mean the date of the initial Incremental Investment hereunder by the Purchasers.

“Insolvency Law” means any Law relating to bankruptcy, insolvency, administration, receivership, examination, administrative receivership, reorganisation, winding up or composition, moratorium or adjustment of debts or the rights of creditors generally (whether by way of voluntary arrangement or otherwise).

“Intermediate Transfer Agreements” means the Italian Intermediate Transfer Agreement, the Hungarian Intermediate Transfer Agreement and the U.S. Intermediate Transfer Agreement.

“Intermediate Transferors” means the Hungarian Intermediate Transferor, the Italian Intermediate Transferor and the U.S. Intermediate Transferor.

“Invested Amount” means, with respect to each Incremental Investment hereunder, the amount paid in cash to the Seller by the Purchasers hereunder in connection with such Incremental Investment (it being understood that Reinvestments and Settlement Date Investments shall not change the Invested Amount of any Purchaser unless a repayment of Investment or an increase in Investment occurs in connection with any such Settlement Date Investment), as such amount may be divided or combined in accordance with Section 2.10 (Tranches), in each case as reduced from time to time by amounts paid to the applicable Purchaser(s) holding such Tranche pursuant to Section 2.6 (Collections prior to Facility Termination Date) or Section 2.7 (Collections after Facility Termination Date), as applicable, on account of the Invested Amount in respect of such Tranche; provided that if such Invested Amount shall have been reduced by any payment and thereafter all or a portion of such payment is rescinded or must otherwise be returned for any reason, such Invested Amount shall be increased by the amount of such rescinded or returned payment, as though it had not been received by such Purchaser(s).

“Investment” means each Incremental Investment, Settlement Date Investment and Reinvestment.

“Investment Date” has the meaning specified in Section 2.2(a)(i) (Purchase procedures).

“Investment Request” has the meaning specified in Section 2.2(a)(i) (Purchase procedures).

“Investor Certificateholder” means the holder of record of, or the bearer of, any certificate issued by the Bunge Master Trust under the Pooling Agreement or any supplement thereto, including, without limitation, Bunge Asset Funding Corp., Bunge Finance Europe B.V. and Bunge Limited Finance Corp.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Italian Account Security Agreement” has the meaning specified in the Italian RPA.

“Italian Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Italian Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Italian Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Italian Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“Italian Intermediate Transfer Agreement” means the Italian Intermediate Transfer Agreement, dated the Closing Date, between the Italian Intermediate Transferor and the Seller.

“Italian Intermediate Transferor” means Rabobank International.

“Italian Originator” has the meaning assigned to the term “Seller” in the Italian RPA.

“Italian RPA” means the Italian Receivables Purchase Agreement, dated the Closing Date, among the Italian Originator(s), the Italian Seller Agent and the Italian Intermediate Transferor.

“Italian Seller Agent” has the meaning assigned to the term “Seller Agent” in the Italian RPA.

“Joinder Agreement” means an agreement substantially in the form of Exhibit C (Form of Joinder Agreement) pursuant to which a new Purchaser Group is established hereunder pursuant to Section 11.3(i) (New Purchaser Groups).

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Liquidation Fee” means for (a) any Tranche Period of a Conduit Purchaser for which Yield is computed by reference to the CP Rate and a reduction of the Invested Amount of the relevant Tranche is made for any reason or (b) any Tranche Period for which Yield is computed by reference to the Eurocurrency Rate and a reduction of the Invested Amount of the relevant Tranche is made for any reason, in each case, on any day other than the last day of such Tranche Period, the sum of (i) the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Tranche Period or any Applicable Margin) which would have accrued during such Tranche Period (or, in the case of clause (a) above, during the period until the maturity of the underlying commercial paper tranches) on the reductions of the Invested Amount of the Tranche relating to such Tranche Period had such reductions not occurred, exceeds (B) the income, if any, received by the Conduit Purchaser or the Committed Purchaser which holds such Tranche from the investment of the proceeds of such reductions of the Invested Amount, plus (ii) the amount of any costs or expenses incurred in connection with the termination or reduction of any related Currency Hedge Agreements.  A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Purchaser or Committed Purchaser to the Seller and shall be conclusive and binding for all purposes, absent manifest error.

“Liquidity Agreement” means each of the liquidity facility agreements entered into between each Conduit Purchaser and its related Committed Purchaser or other financial institution.

“Liquidity Banks” means each of the Committed Purchasers and other financial institutions providing Liquidity Funding to a Conduit Purchaser pursuant to a Liquidity Agreement.

“Liquidity Commitment” means, as to each Liquidity Bank, its commitment under its related Liquidity Agreement.

“Liquidity Funding” means a purchase or funding by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of the Aggregate Invested Amount from a Conduit Purchaser.

“Local Business Day” means, with respect to any Originator or Sub-Servicer, any day excluding Saturday, Sunday and any day on which banks in London, Amsterdam or New York or the jurisdiction under the Laws of which such Originator or Sub-Servicer is organized are authorized or required by law to close, and, when used with respect to the determination of any Yield Rate for any currency, any day which is also a day for trading by and between banks in deposits in such currency in the London, European or other applicable interbank market and, when used with respect to the determination of the CP Rate, any day which is also a day when The Depository Trust Company, Euroclear Bank S.A./N.V., as operator of the Euroclear system and Clearstream Banking, société anonyme, Luxembourg, as applicable, are open for trading.

“Local Currency” means any Approved Currency other than U.S. Dollars.

“Loss Horizon Ratio” means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the amount equal to (a) the aggregate amount of all sales (in U.S. Dollars or the Dollar Equivalent) which gave rise to Portfolio Receivables that were generated during the prior 4 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of less than or equal to 30 days) or 4.25 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of greater than 30 days but less than or equal to 36 days) divided by (b) the Net Eligible Receivables Balance as of the end of the Calculation Period immediately preceding such earlier Monthly Reporting Date.

“Loss Reserve Floor” means, at any time, the percentage not less than 10.0% and not greater than 15.0% specified by the Master Servicer in the most recent Portfolio Report.

“Loss Reserve Ratio” means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

LRR = SF x LR x LHR

where:

LRR	=	Loss Reserve Ratio;

SF	=	the Stress Factor;

LR	=

the “Loss Ratio”, defined as the highest three-month rolling average Default Ratio that occurred during the period of 12 consecutive Calculation Periods immediately preceding such earlier Monthly Reporting Date; and

LHR	=	the Loss Horizon Ratio.

“Majority Committed Purchasers” means Committed Purchasers representing more than 51% of the then outstanding Aggregate Commitment or, if the Aggregate Commitments have been reduced to zero, Committed Purchasers that represented more than 51% of the Aggregate Commitment immediately prior to such termination; provided that, subject to the terms of the relevant Program Support Agreement, so long as any Conduit Purchaser in any Purchaser Group holds any Investments hereunder, the Committed Purchasers in such Purchaser Group shall give any vote or direction hereunder only with the consent or at the direction of the related Purchaser Agent on behalf of such Conduit Purchaser.

“Mandatory Cost Rate” has the meaning specified in Schedule 7 (Mandatory Cost Rate).

“Master Servicer” means at any time the Person then authorized pursuant to Section 2.1 (Designation of Servicer; Power of Attorney) of the Servicing Agreement to administer and collect the Receivables.

“Material Adverse Effect” means, with respect to any event or circumstance or any Person, a material adverse effect, individually or in the aggregate with other events or circumstances, on: (a) the business, condition (financial or otherwise), prospects, operations or assets of a Transaction Party; (b) the ability of any Transaction Party to perform any of its obligations under any Transaction Document to which it is a party or the ability of any Secured Party to exercise any rights or remedies under any Transaction Document; (c) the legality, validity or enforceability of any Transaction Document to which any Transaction Party is a party; (d) the status, existence, perfection or priority of the rights, title and interest of the Seller, any Intermediate Transferor, the Administrative Agent or any Secured Party in and to the Portfolio Receivables, Collections or Related Security related thereto or any Facility Account or any other Collateral (taken as a whole); or (e) the validity, enforceability or collectibility (if applicable) of all or any material portion of the Portfolio Receivables, Collections or Related Security related thereto or any other Collateral.

“Monthly Report” means a report substantially in the form of, and containing the information described in, Exhibit A-1 (Form of Monthly Report) to the Servicing Agreement duly completed and furnished by the Master Servicer pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement and containing the certification of the Master Servicer.

“Monthly Reporting Date” means the fourth Business Day prior to each Settlement Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Eligible Receivables Balance” means at any time the Dollar Equivalent of an amount equal to:

(a)                                  the Total Eligible Receivables Balance at such time, minus

(c)                                  the Concentration Amount at such time.

“Obligor” means, with respect to any Receivable, each Person obligated to make payments  in respect of such Receivable pursuant to a Contract.

“Obligor Payables” means, with respect to any Obligor at any date of determination, the sum of the aggregate payables by the Transaction Parties to such Obligor at such time and the aggregate swap or hedge exposure of the Transaction Parties to such Obligor at such time.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Organizational Documents” of any Person means its memorandum and articles of association, articles or certificate of incorporation and by laws, limited liability agreement, partnership agreement or other comparable charter or organizational documents as amended from time to time.

“Originator” means any Canadian Originator, German Originator, Hungarian Originator, Italian Originator, Portuguese Originator, Spanish Originator or U.S. Originator.

“Originator Sale Agreement” means any of the Canadian RPA, the German RPA, the Hungarian RPA, the Italian RPA, the Portuguese RPA, the Spanish RPA and the U.S. RPA.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document, in each case, other than Excluded Taxes.

“Outstanding Balance” means, with respect to any Receivable at any time, the then outstanding principal amount thereof (in U.S. Dollars or the Dollar Equivalent), excluding any Finance Charges related thereto.

“Outstanding Receivables Report” means a report furnished by the Master Servicer pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement substantially in the form attached as Exhibit A-3 (Form of Outstanding Receivables Report) to the Servicing Agreement.

“Participant” has the meaning specified in Section 11.3(f) (Participations).

“Participating Member States” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Performance Undertaking” means the Performance and Indemnity Agreement, dated the Closing Date, issued by the Performance Undertaking Provider in favor of, among others, the Seller, the Administrative Agent and the Secured Parties.

“Performance Undertaking Provider” means Bunge Limited.

“Permitted Adverse Claim” means (a) any Adverse Claim created under the Security Documents or the other Transaction Documents, (b) any Adverse Claim in respect of taxes, assessments or other governmental charges or levies not yet due and payable or, in the case of any Transaction Party, the validity of which are being contested by such Transaction Party in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in conformity with GAAP by such Transaction Party, (c) any Adverse Claim in respect of any Receivable which will be released on or prior to the sale or transfer (or purported sale or transfer) of such Receivable under an Originator Sale Agreement, (d) with respect to any Facility Account, any Adverse Claim of the bank or other financial institution at which such Facility Account is maintained and that arose in the ordinary course of business between the relevant account holder and such bank or other financial institution solely pursuant to the related account agreement (i.e., account fees, returned checks, and similar amounts) and not from any other relationship between the relevant account holder and such bank or other financial institution, and (e) any Adverse Claim resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Person shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves for losses or other appropriate revisions are being maintained in accordance with GAAP.

“Permitted Investments” means, with respect to any Seller Operating Account, any of the following investments denominated and payable solely in the Approved Currency for which such Seller Operating Account is maintained:  (a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the central government of any Approved Originator Jurisdiction, (b) insured demand deposits, time deposits, term deposits and certificates of deposit of any Eligible Account Bank that is organized under the laws of an Approved Originator Jurisdiction, (c) repurchase obligations with a term of not more than 45 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) money market funds rated in the highest ratings category by each of Moody’s and S&P (which rating, in the case of S&P, shall be AAAm or AAAmg and shall not have the “r” symbol attached to such rating and, in the case of Moody’s “P-1” or “Aaa” and “MR1+”), (e) commercial paper of any corporation incorporated under the laws of an Approved Originator Jurisdiction or any political subdivision thereof, provided that such commercial paper is rated at least A-1 (and without any “r” symbol attached to any such rating) by S&P and at least Prime-1 by Moody’s, and (f) cash.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Official Body or any other entity.

“Pooling Agreement” means that certain Fifth Amended and Restated Pooling Agreement, dated as of June 28, 2004, among Bunge Funding Inc., Bunge Management Services, Inc. and The Bank of New York Mellon.

“Portfolio” has the meaning specified in Section 2.1(a) (The Purchases).

“Portfolio Event” means the occurrence of any of the following:

(a)                                  as at the end of any Calculation Period, the three-month rolling average Dilution Ratio exceeds 2.5%;

(b)                                 as at the end of any Calculation Period, the three-month rolling average Write-Off Ratio exceeds 1.0%;

(c)                                  as at the end of any Calculation Period, the three-month rolling average Delinquency Ratio exceeds 2.0%;

(d)                                 as of any Monthly Reporting Date, Days Sales Outstanding shall exceed 45 days; or

(e)                                  the occurrence of any event or circumstance which has a Material Adverse Effect on a Transaction Party.

“Portfolio Receivable” means any Receivable (other than a Receivable that has been repurchased or retransferred to an Originator or Intermediate Transferor pursuant to, and in accordance with, the Transaction Documents) (a) which has been sold and/or otherwise assigned (or purported to be sold and/or otherwise assigned) by an Originator to a Seller Party pursuant to an Originator Sale Agreement, and (b) if such Seller Party is other than the Seller, which has been sold or and/or otherwise assigned (or purported to be sold and/or otherwise assigned)  by such Seller Party to the Seller, in each case, pursuant to an Intermediate Transfer Agreement.  For the avoidance of doubt, any Receivable repurchased or retransferred to an Originator or Intermediate Transferor shall, in accordance with the relevant Transaction Document, be released from the lien of this Agreement and no longer included in the Collateral.

“Portfolio Report” means any Monthly Report or Weekly Report.

“Portuguese Account Security Agreement” has the meaning specified in the Portuguese RPA.

“Portuguese Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Portuguese Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Portuguese Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Portuguese Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“Portuguese Originator” has the meaning assigned to the term “Seller” in the Portuguese RPA.

“Portuguese RPA” means the Portuguese Receivables Purchase Agreement, dated the Closing Date, among the Portuguese Originator(s), the Portuguese Seller Agent, the Seller and the Administrative Agent.

“Portuguese Seller Agent” has the meaning assigned to the term “Seller Agent” in the Portuguese RPA.

“Potential Facility Termination Event” means an event that but for notice or lapse of time or both would constitute a Facility Termination Event or a Seller Termination Event.

“Potential Servicer Default” means an event that but for notice or lapse of time or both would constitute a Servicer Default.

“Prime Rate” means, with respect to any Tranche or other amount denominated in U.S. Dollars and any date, the rate of interest per annum equal to the “U.S. Prime Rate” as reported from time to time in the Money Rates Section of the Eastern Edition of The Wall Street Journal or, if The Wall Street Journal shall cease publication or cease publishing the “U.S. Prime Rate” on a regular basis, such other regularly published average prime rate applicable to commercial banks as is acceptable to the Administrative Agent in its discretion.

“Program Manager” means, with respect to a Conduit Purchaser, the Person (if any) identified on Schedule 1 (Purchaser Groups) as the “Program Manager” for such Conduit Purchaser.

“Program Support Agreement” means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Purchaser, the issuance of one or more surety bonds for which such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Program Support Provider of the Investments funded by such Conduit Purchaser (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser’s commercial paper program, together with any letter of credit, surety bond, swap or other instrument issued thereunder.

“Program Support Provider” means, with respect to any Conduit Purchaser, each Committed Purchaser with respect to such Conduit Purchaser and any other Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser or issuing a letter of credit, surety bond, swap or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.

“Pro Rata Share” means, for any Committed Purchaser in any Purchaser Group (a) the Commitment of such Committed Purchaser, divided by the sum of the Commitments of all Committed Purchasers in such Purchaser Group and (b) after the Commitments of all the Committed Purchasers in such Purchaser Group have been terminated, the outstanding Invested Amount (in U.S. Dollars or the Dollar Equivalent) of the Investments funded by such Committed Purchaser, divided by the outstanding Invested Amount (in U.S. Dollars or the Dollar Equivalent) of the Investments funded by all the Committed Purchasers in such Purchaser Group.

“Purchase Price” has the meaning specified in the applicable Originator Sale Agreement or Intermediate Transfer Agreement.

“Purchaser Agent” means, with respect to any Purchaser Group, the Person identified as the “Purchaser Agent” for such Purchaser Group on Schedule 1 together with any successor thereto in such capacity appointed pursuant to Section 9 (The Purchaser Agents) and any Person that becomes a Purchaser Agent for a new Purchaser Group pursuant to Section 11.3(i) (New Purchaser Groups).

“Purchaser Agent’s Account” means, with respect to any Purchaser Agent, the account of the Purchaser Agent identified on Schedule 1 (Purchaser Groups), or such other account as such Purchaser Agent may designate in writing to the Seller, the Master Servicer and the Administrative Agent.

“Purchaser Fee Letter” has the meaning specified in Section 2.4(b) (Yield and Fees).

“Purchaser Group” means a group consisting of one or more Conduit Purchasers, one or more Committed Purchasers and a Purchaser Agent for such Purchasers, as specified on Schedule 1 (Purchaser Groups) or in the Joinder Agreement pursuant to which such Purchaser Group is established pursuant to Section 11.3(i) (New Purchaser Groups).

“Purchaser Group Limit” means, with respect to any Purchaser Group, the aggregate Commitment(s) of the Committed Purchaser(s) in such Purchaser Group.

“Purchaser Group Percentage” means, for any Purchaser Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate Commitments of all Committed Purchasers in such Purchaser Group and the denominator of which is the Aggregate Commitment.

“Purchasers” means, collectively, the Committed Purchasers and the Conduit Purchasers.

“Quotation Day” means, with respect to any Investment and any Tranche Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Investment for delivery on the first day of such Tranche Period, as determined by the Administrative Agent.  If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Rabobank International” means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

“Rate Type” means the Adjusted Eurocurrency Rate, the Base Rate or the CP Rate.

“Rating Agencies” shall mean on any date of determination the rating agencies then rating Commercial Paper at the request of any Conduit Purchaser.

“Rating Agency Condition” means, with respect to any event or circumstance, that each Rating Agency then rating the Commercial Paper of any Conduit Purchaser shall have confirmed to such Conduit Purchaser that such event or circumstance will not cause its rating of such Conduit Purchaser’s Commercial Paper to be reduced or withdrawn.

“Receivable” means any indebtedness and other payment obligations of any Obligor resulting from the provision or sale of merchandise, goods or services by an Originator, including the right to payment of any interest or Finance Charges, value added taxes or sales taxes, late payment charges, delinquency charges, extension or collection fees.

“Records” means, with respect to any Receivable, all Contracts, purchase orders, invoices, customer lists, credit files and other agreements, documents, books, records (including records relating to billing and collection matters) and other media for the storage of information including tapes, disks, punch cards, computer software and databases (including such licenses, sublicenses and/or assignments of contracts as may be required for the use of services and computer software that relate to the servicing of the Receivables) and related property with respect to the Receivable, the Related Security or the related Obligors.

“Register” has the meaning specified in Section 11.3(d) (Register).

“Reinvestment” has the meaning specified in Section 2.6(a) (Collections prior to Facility Termination Date).

“Related Security” means, with respect to any Receivable, all of the applicable Originator’s, applicable Intermediate Transferor’s or Seller’s, as applicable, right, title and interest in, to and under:

(a)                                  all security interests, hypothecs, reservations of ownership, liens or other Adverse Claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements, registrations, hypothecs, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Receivable;

(b)                                 all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable  or otherwise (provided that it is understood and agreed that notwithstanding anything herein or in any other Transaction Document to the contrary (i) no Transaction Party shall be required to take any action to cause any such guarantee, insurance or other agreement or arrangement to be transferred to or for the benefit of, or otherwise assigned, to the Administrative Agent or any Purchaser to the extent any such transfer or assignment requires the consent of any Person (other than a Transaction Party) or is prohibited by applicable Law, and (ii) any amounts received by any Transaction Party in respect of, or otherwise in connection with, such guarantee, insurance or other agreement or arrangement shall constitute “Related Security” for all purposes of the

Transaction Documents, including any obligation of any Transaction Party under the Transaction Documents to promptly deposit amounts received in respect of Collections to a Facility Account);

(c)                                  all Records related to such Receivable;

(d)                                 any and all goods (including Returned Goods, if any) and documentation or title evidencing the shipment or storage of any goods, the sale of which by the applicable Originator gave rise to such Receivable;

(e)                                  all of the Seller’s and the applicable Intermediate Transferor’s right, title and interest in, to and under the Transaction Documents; and

(f)                                    all Collections and proceeds of the foregoing.

“Release” has the meaning specified in Section 2.6(e)(vi) (Collections prior to Facility Termination Date).

“Reporting Date” means any date on which a Portfolio Report is required to be delivered by the Master Servicer pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement.

“Required Committed Purchasers” means Committed Purchasers representing more than 66 2/3% of the then outstanding Aggregate Commitment or, if the Aggregate Commitments have been reduced to zero, Committed Purchasers that represented more than 66 2/3% of the Aggregate Commitment immediately prior to such termination; provided that, subject to the terms of the relevant Program Support Agreement, so long as any Conduit Purchaser in any Purchaser Group holds any Investments hereunder, the Committed Purchasers in such Purchaser Group shall give any vote or direction hereunder only with the consent or at the direction of the related Purchaser Agent on behalf of such Conduit Purchaser.

“Reserve Percentage” means the sum of (a) the greater of (i) the sum of (x) the Loss Reserve Ratio and (y) the Dilution Reserve Ratio, and (ii) the Floor Reserve Percentage; and (b) the Yield Reserve Ratio.

“Responsible Officer” means, with respect to any Transaction Party, the president, any vice president, a secretary, a director, any duly authorized officer, the chief financial officer, the treasurer, the comptroller, the assistant comptroller, the assistant treasurer, assistant secretary or, to the extent any of the foregoing are not recognized in a jurisdiction, the equivalent thereof in such jurisdiction, of such Transaction Party, or any other officer of such Transaction Party customarily performing functions similar to those  performed by any of the above designated officers.

“Restricted Payments” has the meaning specified in Section 5.1(n) (Distributions, etc.).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed

Collection has been received with respect to the full Unpaid Balance of the related Receivables.

“RIBA Advance” means any amount paid by an Italian Originator to an Italian Collection Account Bank in respect of any amount credited by such Italian Collection Account Bank to an Italian Collection Account in respect of a payment to be made by an Obligor of a Portfolio Receivable via the RIBA system and in respect of which such Obligor subsequently defaulted in the making such of payment via the RIBA system.

“RIBA Dilution” means any reduction in the funds on deposit in any Italian Collection Account by an Italian Collection Account Bank in respect of any amount credited or otherwise advanced by such bank or financial institution in respect of a payment to be made by an Obligor of a Portfolio Receivable via the RIBA system and in respect of which such Obligor subsequently defaulted in the making of such payment via the RIBA system.

“Rule 17g-5” means Rule 17g-5 under the U.S. Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC Business.

“Scheduled Commitment Facility Termination Date” means, with respect to any Committed Purchaser, the day falling 364 days after the Closing Date as the same may be extended from time to time pursuant to Section 2.20 (Extension of Scheduled Commitment Facility Termination Date); provided that the Scheduled Commitment Facility Termination Date may not be extended beyond June 1, 2016 without the consent of each Purchaser Agent.

“Secured Parties” means, collectively, the Purchasers, each Agent and each other Indemnified Party.

“Security Documents” means each Account Security Agreement and each other security agreement, deed of charge or other analogous agreement executed or delivered from time to time by the Seller or any Transaction Party pursuant to, or in connection with, the transactions contemplated by the Transaction Documents.

“Seller” means Bunge Securitization B.V., a private limited liability company organized under the laws of the Netherlands.

“Seller Event” means a “Seller Event” under, and as defined in, any Originator Sale Agreement.

“Seller Operating Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Seller Operating Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Seller Operating Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Seller Operating Account Bank”, as such Schedule may be amended from time to time in accordance herewith.

“Seller Party” means the Seller or any Intermediate Transferor.

“Seller Payout Date” means a “Seller Payout Date” under, and as defined in, any Originator Sale Agreement.

“Seller Termination Date” means the “Termination Date” under, and as defined in, any Originator Sale Agreement.

“Seller Termination Event” means a “Seller Termination Event” under, and as defined in, any Originator Sale Agreement.

“Servicer Default” has the meaning specified in Section 2.9 (Servicer Default) of the Servicing Agreement.

“Servicer Parties” means, collectively, the Master Servicer and the Sub-Servicers.

“Servicing Agreement” means the Servicing Agreement, dated the Closing Date among the Master Servicer, the Seller, the Italian Intermediate Transferor, the Originators and the Administrative Agent.

“Servicing Fee” has the meaning specified in Section 2.10 (Servicing Fee) of the Servicing Agreement.

“Servicing Fee Percentage” means 0.50% per annum or, following a Servicer Default and the appointment of a successor Master Servicer pursuant to, and in accordance with, the Transaction Documents, such other rate per annum as may be reasonably agreed by such successor Master Servicer and the Administrative Agent (with the prior written consent of the Required Committed Purchasers).

“Settlement Date” means the sixteenth (16th) day of each calendar month or, if such day is not a Business Day, the immediately following Business Day; provided, however, that (i) at any time Weekly Reports are required to be delivered by the Master Servicer, the Settlement Date shall be the fourth Business Day following the required date of delivery of the Weekly Report under the Servicing Agreement and (ii) on and after the occurrence of the Facility Termination Date, the Settlement Date shall be each Business Day specified by the Administrative Agent in its sole discretion.

“Settlement Date Investment” means each Investment on a Settlement Date made by the Purchasers to refinance the Aggregate Invested Amount maturing on such Settlement Date in accordance with Section 2.1(d).

“Solvent” means (a) with respect to any German Originator, that such entity is neither unable to pay its debts as they fall due (Zahlungsunfähigkeit), nor is over indebted (Überschuldung), nor is threatened with insolvency (drohende Zahlungsunfähigkeit) nor has commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in §§ 17 to 19 (inclusive) of the German Insolvency Code (Insolvenzordnung), and (b) with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spanish Account Security Agreement” has the meaning specified in the Spanish RPA.

“Spanish Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Spanish Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“Spanish Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Spanish Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“Spanish Originator” has the meaning assigned to the term “Seller” in the Spanish RPA.

“Spanish RPA” means the Spanish Receivables Purchase Agreement, dated the Closing Date, among the Spanish Originator(s), the Spanish Seller Agent, the Seller and the Administrative Agent.

“Spanish Seller Agent” has the meaning assigned to the term “Seller Agent” in the Spanish RPA.

“Specified Deemed Collection Sections” means Section 2.8 (Deemed Collections; application of payments) of this Agreement and Section 2.13 (Deemed Collections) of the Servicing Agreement.

“Specified Seller Termination Event” means any Seller Termination Event other than the one described in Section 7.1(h) of the applicable Originator Sale Agreement.

“Spot Rate” means on any day, for the purpose of determining the Dollar Equivalent of any Local Currency, the rate at which such Local Currency may be exchanged into Dollars, at the end of the day London time, on such day on the Bloomberg or Reuters screen (Reuters Identification Code (RIC): FXBENCH) for such currency.  In the event that such rate does not appear on either the Bloomberg or Reuters screen, the Spot Rate shall be determined by reference to the euro foreign exchange reference rate displayed on the appropriate page of the website of the European Central Bank (the URL of such page as at the date of this Agreement being http://www.ecb.int/stats/exchange/eurofxref/html/index.en.html); provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Statutory Reserves” means, with respect to any Committed Purchaser and any Investment made in any currency (other than U.S. Dollars), any currency, maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Bank of England, the Financial Services Authority, the European Central Bank or other Official Body for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, in each case expressed as a percentage of the Invested Amount in respect of such Investment, as determined by the Administrative Agent.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Stress Factor” means 2.25.

“Structuring Agent” means Rabobank International.

“Sub-Servicer” has the meaning specified in Section 2.5 (Sub-Servicers) of the Servicing Agreement.

“Subordinated Lender” has the meaning specified in the Subordinated Loan Agreement.

“Subordinated Loan” has the meaning specified in the Subordinated Loan Agreement.

“Subordinated Loan Agreement” means the Subordinated Loan Agreement, dated the date hereof, between the Seller, the Administrative Agent, the Master Servicer and the Subordinated Lender.

“Subordinated Loan Investment Request” has the meaning specified in the Subordinated Loan Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system number two.

“TARGET Day” means any day on which TARGET2 (or any replacement infrastructure) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings or other charges of any nature whatsoever imposed by any Official Body.

“Total Eligible Receivables Balance” means at any time the Dollar Equivalent of an amount equal to:

(a)                                  the aggregate Outstanding Balance of Portfolio Receivables that qualify as Eligible Receivables at such time, minus

(b)                                 the Credit Note Reduction at such time, minus

(c)                                  if the Applicable S&P Rating is below “BBB-” (or withdrawn or suspended) and the Applicable Moody’s Rating is below “Baa3” (or withdrawn or suspended), the aggregate Obligor Payables at such time, minus

(d)                                 the Accrual Reserve at such time.

“Tranche” has the meaning specified in Section 2.10 (Tranches).

“Tranche Period” means, with respect to any Tranche (a) initially the period commencing on (and including) the applicable Investment Date and ending on (and excluding) the next Settlement Date and (b) thereafter, each successive period commencing on (and including) the last day of the immediately preceding Tranche Period for such Tranche and ending on (and excluding) the next succeeding Settlement Date; provided that:

(i)                                     any Tranche Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided that if Yield in respect of such Tranche Period is computed by reference to the Adjusted Eurocurrency Rate, and such Tranche Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Tranche Period shall end on the next preceding Business Day);

(ii)                                  in the case of any Tranche Period of one day (A) if such Tranche Period is the initial Tranche Period for a Tranche, such Tranche Period shall be the applicable Investment Date, (B) any subsequently occurring Tranche Period which is one day shall, if the immediately preceding Tranche Period is more than one day, be the last day of such immediately preceding Tranche Period and, if the immediately preceding Tranche Period is one day, be the day next following such immediately preceding Tranche Period and (C) if such Tranche

Period occurs on a day immediately preceding a day which is not a Business Day, such Tranche Period shall be extended to the next succeeding Business Day;

(iii)                               in the case of any Tranche Period for any Tranche which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Tranche Period shall end on the Facility Termination Date and the duration of each Tranche Period which commences on or after the Facility Termination Date shall be as selected by the applicable Purchaser Agent; and

(iv)                              any Tranche Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of the Purchaser Agent, at any time, in which case the Tranche allocated to such terminated Tranche Period shall be allocated to a new Tranche Period commencing on (and including) the date of such termination and ending on (but excluding) the next Settlement Date, and shall accrue Yield at the Alternate Rate.

“Transaction Documents” means this Agreement, the Bank Release Agreements, the Intermediate Transfer Agreements, the Originator Sale Agreements, the Servicing Agreement, the Security Documents, the Performance Undertaking, the Subordinated Loan Agreement, the Fee Letters and all other instruments, documents and agreements executed and/or delivered pursuant to or in connection therewith.

“Transaction Parties” means, collectively, the Seller, each Originator, the Performance Undertaking Provider, the U.S. Intermediate Transferor, the Master Servicer (so long as it is an Originator or an Affiliate thereof), each Sub-Servicer (so long as it is an Originator or an Affiliate thereof) and any Subordinated Lender.

“Transaction Party Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller or any other Transaction Party in any capacity to the Secured Parties arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include the Aggregate Invested Amount, Yield accrued and to accrue to maturity with respect to all Tranche Periods at such time, Fees, and all other amounts owed and payable (whether or not due and payable) by the Seller or any other Transaction Party under or in connection with this Agreement or any other Transaction Document (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding (including any Event of Bankruptcy) with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Transaction SPV” means the Seller and the U.S. Intermediate Transferor.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncollectible” means a Portfolio Receivable which is not collectible because of the financial inability of the relevant Obligor to pay such Portfolio Receivable.

“Unpaid Balance” means, with respect to any Receivable at any time, the unpaid amount of such Receivable at such time, excluding any Finance Charges.

“U.S.” means the United States of America.

“U.S. Account Security Agreement” has the meaning specified in the U.S. RPA.

“U.S. Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “U.S. Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.

“U.S. Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “U.S. Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.

“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.

“U.S. Intermediate Transfer Agreement” means the U.S. Intermediate Transfer Agreement, dated the Closing Date, between the U.S. Intermediate Transferor and the Seller.

“U.S. Intermediate Transferor” means Bunge North America Capital, Inc., a Delaware corporation.

“U.S. Originator” has the meaning assigned to the term “Seller” in the U.S. RPA.

“U.S. RPA” means the U.S. Receivables Purchase Agreement, dated the Closing Date, among the U.S. Originator(s), the U.S. Seller Agent and the U.S. Intermediate Transferor.

“U.S. Seller Agent” has the meaning assigned to the term “Seller Agent” in the U.S. RPA.

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weekly Report” means a report furnished by the Master Servicer pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement substantially in the form attached as Exhibit A-2 (Form of Weekly Report) to the Servicing Agreement.

“Write-Off Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (a) the aggregate amount (in U.S. Dollars or the Dollar Equivalent) of Portfolio Receivables which were written-off as Uncollectible during that Calculation Period, by (b) the Outstanding Balance of Receivables as of the last day of the Calculation Period prior to such immediately preceding Calculation Period.

“Yield” means, for any Tranche and any Tranche Period, the sum of:

(a) for each day during such Tranche Period, the result of the following:

plus

(b) the Liquidation Fee, if any, for such Tranche for such Tranche Period where:

YR                                =                         the Yield Rate for such Tranche for such day;

IA                                  =                         the aggregate Invested Amount of such Tranche on such day;

Y                                        =                         (a) in the case of a Tranche denominated in U.S. Dollars accruing interest at the Base Rate, 365 or 366, as applicable, and (b) in the case of any other Tranche, 360 (or, in the event the practice of the relevant interbank market differs, in accordance with such market practice);

provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable Law; and provided, further, that Yield for any Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Rate” means, with respect to any Tranche for any day, (a) if such Tranche is funded on such day by a Conduit Purchaser through the issuance of Commercial Paper or a Committed Purchaser which is refinanced, directly or indirectly, through the issuance of Commercial Paper, the CP Rate plus the Applicable Margin and (b) otherwise, the Alternate Rate; provided that, and notwithstanding anything herein to the contrary, at all times that a Facility Termination Event has occurred and is continuing or following the declaration of the Facility Termination Date following the occurrence of a Portfolio Event, the Yield Rate for all Tranches shall be a rate per annum equal to the Default Rate.

“Yield Reserve Ratio” means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

YRR = SF x AR x (DSO/360)

where:

YRR                        =                 Yield Reserve Ratio;

SF                                  =                 the Stress Factor;

AR                              =                 the sum of (i) the “Applicable Rate”, defined as the sum of (a) the one-month rate calculated as the weighted average Eurocurrency Rate weighted by the Eurocurrency Tranche sizes as of such Monthly Reporting Date plus (b) the Applicable Margin for Tranches funded with reference to the Eurocurrency Rate, and (ii) the Servicing Fee Percentage; and

DSO                       =                 the Days Sales Outstanding.

1.2                                 Other terms

All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (d) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Law refer to that Law as amended or re-enacted from time to time and include any successor Law; (g) references to any agreement refer to that agreement as from time to time amended, supplemented or novated or as the terms of such agreement are waived or modified in accordance with its terms; (h) references to any Person include that Person’s successors and permitted assigns; (i) references to “set-off” shall include analogous rights under applicable Law, (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) where in any Transaction Document there is an obligation to “perfect” a transfer, assignment, charge or other transaction, that shall be construed as an obligation to take all steps necessary in all relevant jurisdictions to make such transfer or other transaction valid as between the transferring parties and any creditor or hypothetical creditor of the transferor, including in any applicable insolvency proceedings.

1.3                                 Computation of time periods

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

2.                                       AMOUNTS AND TERMS OF THE PURCHASES

2.1                                 The Purchases

(a)                                  On the terms and subject to the conditions hereof, the Seller hereby agrees to sell and assign and hereby sells, assigns and transfers to the Administrative Agent (on behalf of the Purchasers), and the Administrative Agent (on behalf of the Purchasers) hereby agrees to purchase and accept and hereby purchases and accepts from the Seller, all Portfolio Receivables, together with all Related Security and Collections and all proceeds of or payments in respect of any and all of the foregoing, in each case existing on the date of the initial Incremental Investment hereunder or thereafter arising and acquired by the Seller from time to time prior to the Facility Termination Date (in the aggregate, the “Portfolio”).  The Administrative Agent shall hold the Portfolio on behalf of the Purchasers in each Purchaser Group in accordance with the respective portions of the Portfolio funded by that Purchaser Group from time to time.  For the avoidance of doubt, the Administrative Agent shall have no right, title or interest in the Portfolio other than to hold the Portfolio for the benefit of each individual Purchaser in accordance to such Purchaser’s pro rata share, calculated as such Purchaser’s Invested Amount as a percentage of the Aggregate Invested Amount.  The assignment and transfer is made to the Administrative Agent (on behalf of the Purchasers) solely as an administrative convenience.

(b)                                 On the terms and subject to the conditions hereof (including Section 3 (Conditions of Purchases)), on the Initial Purchase Date and thereafter from time to time prior to the Facility Termination Date, each Conduit Purchaser may in its sole discretion and each Committed Purchaser shall, if the Conduit Purchaser in its related Purchaser Group elects not to do so, make Incremental Investments in the Portfolio to purchase Receivables and all Related Security and Collections, in an amount in any Approved Currency specified by the Seller (or the Master Servicer on behalf of the Seller) in accordance with Section 2.2(a), for each Purchaser Group, equal to its Purchaser Group Percentage of each Incremental Investment requested by the Seller pursuant to Section 2.2 (Purchase procedures); provided that, after giving effect to such Incremental Investments:

(i)                                     the aggregate Invested Amount for any Purchaser Group shall not exceed its Purchaser Group Limit; and

(ii)                                  the Aggregate Invested Amount shall not exceed the lesser of (A) the Facility Limit and (B) the Funding Base.

(c)                                  The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Administrative Agent, any Purchaser Agent or any Purchaser, of any obligation of the Seller, any Originator, the Master Servicer or any other Person under or in connection with the Portfolio, all of which shall remain the obligations and liabilities of the Seller and the Master Servicer, as applicable.

(d)                                 The Seller, the Agents and the Purchasers intend that the sale, assignment and transfer of the Portfolio to the Administrative Agent (on behalf of the Purchasers) hereunder shall be treated as a sale for all purposes, other than tax purposes as further described below.  If, notwithstanding the intent of the parties, such sale, assignment and transfer of the Portfolio to the Administrative Agent (on behalf of the Purchasers) is not treated as a sale for all purposes, other than tax purposes as further described below, such sale, assignment and transfer of the Portfolio shall be treated as the grant of, and the Seller hereby does grant, a security interest in all right, title and interest of the Seller in, to and under (i) the Portfolio, (ii) all Transaction Documents, all Related Security and all Account Security Agreements, (iii) all other Collateral and (iv) all accounts, general intangibles, chattel paper, instruments, securities, financial assets, investment property, commercial tort claims, deposit accounts, documents, goods and letter-of-credit rights, supporting obligations, securities entitlements (in each case as defined in the UCC) and any and all other personal property and assets of any type or nature in which it has an interest, and all proceeds of the foregoing, in each case, to secure the payment and performance of the Seller’s obligations to the Administrative Agent (on behalf of the Purchasers) and the other Secured Parties hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law.  For all federal, and applicable state and local, income and franchise tax purposes, the Seller and the Agents agree, and each Purchaser by acquiring an Investment agrees, to treat and report each Investment as indebtedness issued by the Seller.  The parties hereto agree that each Investment shall be due and payable to the holder thereof on each Settlement Date.  Each Conduit Purchaser that is a U.S. Person, or that otherwise is subject to U.S. federal income taxation on a net basis, which is funding all or any portion of its Investment by the issuance of Commercial Paper in an Approved Currency other than U.S. Dollars shall match fund such Commercial Paper (and any related hedging arrangements) to correspond to each Tranche Period.

On each Settlement Date prior to the Facility Termination Date (upon the terms and subject to the conditions hereof), each Conduit Purchaser may make a Settlement Date Investment in respect of its then-current outstanding Investment (and, to the extent such Conduit Purchaser decides not to make a Settlement Date Investment, its related Committed Purchasers shall make such Settlement Date Investment) in an amount equal to (and in repayment of) all then-current outstanding Investments (it being understood and agreed by the parties hereto that each such Settlement Date Investment shall constitute a new Investment by the relevant Purchaser hereunder).  If the Aggregate Invested Amount is to decrease on a Settlement Date, each Settlement Date Investment made by the Purchasers on such date shall be reduced by their respective pro rata shares of the reduced Aggregate Invested Amount (and the reduction in the Aggregate Invested Amount shall be paid to the applicable Purchasers in the relevant Approved Currency in accordance with Section 2.6(f) hereof).  If the Aggregate Invested Amount is to increase on a Settlement Date, each Settlement Date Investment by the Purchasers made on such date shall be increased by their respective pro rata shares of the increased Aggregate Invested Amount (i.e., through an Incremental Investment in accordance with the terms hereof).  The Settlement Date Investments, any reductions in the Aggregate Invested Amount and any Incremental Investment shall all be set forth in a single Investment Request with respect to each Settlement Date, which Investment Request shall be delivered for each Settlement Date, regardless of whether the Aggregate Invested Amount is changing on such Settlement Date.

(e)                                  If there is more than one Committed Purchaser in a Purchaser Group, each such Committed Purchaser shall purchase its Pro Rata Share of such Purchaser Group’s Purchaser Group Percentage of each Investment, to the extent not purchased by the related Conduit Purchaser.  In the event that one or more of such Committed Purchasers in any such Purchaser Group fails to purchase such Pro Rata Share as required hereunder, each of the other non-defaulting Committed Purchasers in such Purchaser Group shall purchase their Pro Rata Share (calculated without giving effect to such defaulting Committed Purchaser’s Commitment) of such Purchase Group’s Purchaser Group Percentage of such Investment subject to the other terms and conditions hereof (including Section 2.2(c)(iii) (Committed Purchaser’s Commitment)).

(f)                                    Each Incremental Investment in the Portfolio hereunder shall be in a minimum Invested Amount equal to such amount as will ensure that after giving effect to such Incremental Investment (A) no Purchaser Group’s Purchaser Group Percentage of the Aggregate Invested Amount (including the Dollar Equivalent of all Investments to be made on the applicable Investment Date in each Approved Currency) would be less than $10,000,000 and (B) each Purchaser Group’s Purchaser Group Percentage of the Aggregate Invested Amount would be an integral multiple of $100,000 or, in the case of any Investment denominated in a Local Currency, 100,000 units of such Local Currency.

2.2                                 Purchase procedures

(a)                                  Investment Request.

(i)                                     The Seller shall request an Incremental Investment hereunder by submitting (or causing the Master Servicer to execute and submit on behalf of the Seller) to the Administrative Agent a written notice, substantially in the form of Exhibit B (Form of Investment Request) (each, an “Investment Request”), prior to the end of day (London time) on any Monthly Reporting Date (and the Administrative Agent shall forward such Investment Request to each Purchaser Agent by 12:00 noon (London time) on the following Business Day), requesting an Incremental Investment on the immediately following Settlement Date (each, an “Investment Date”), or such other times agreed upon by the Seller, the Master Servicer and the Agents.

(ii)                                  Each Investment Request shall, among other things (A) specify (I) the desired Approved Currencies for the requested Incremental Investment, determined in accordance with Section 2.2(e), (II) for each such Approved Currency, the amount of the requested Incremental Investment and the Spot Rate used in determining the Dollar

Equivalent thereof, and (III) the Aggregate Invested Amount after giving effect to such Incremental Investment and (B) certify that, after giving effect to the proposed Incremental Investment, the Aggregate Invested Amount shall not exceed the lesser of (x) the Facility Limit and (y) the Funding Base.  Each Investment Request shall be irrevocable and binding on the Seller.

(b)                                 Conduit Purchaser Acceptance or Rejection.

Each Purchaser Agent will promptly notify its related Conduit Purchasers of its receipt of any Investment Request.  If a Conduit Purchaser rejects an Investment Request, the related Purchaser Agent shall promptly notify the related Committed Purchasers of such rejection.

(c)                                  Committed Purchaser’s Commitment.

(i)                                     If a Conduit Purchaser rejects an Investment Request, any Incremental Investment requested by the Seller in such Investment Request that would otherwise be made by such Conduit Purchaser shall be made by the related Committed Purchasers in its Purchaser Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Incremental Investment.

(ii)                                  The obligations of any Committed Purchaser to make Incremental Investments hereunder are several from the obligations of any other Committed Purchasers (whether or not in the same Purchaser Group).  The failure of any Committed Purchaser to make Incremental Investments hereunder shall not release the obligations of any other Committed Purchaser (whether or not in the same Purchaser Group) to make Incremental Investments hereunder, but no Committed Purchaser shall be responsible for the failure of any other Committed Purchaser to make any Incremental Investment hereunder other than as described in Section 2.1(e) (The Purchases).

(iii)                               Notwithstanding anything herein to the contrary, a Committed Purchaser shall not be obligated to fund any Incremental Investment at any time on or after the Facility Termination Date, at any time a Facility Event exists or would exist after making such Incremental Investment, or if, after giving effect thereto, the Dollar Equivalent of the aggregate outstanding Invested Amount of the Incremental Investment funded by such Committed Purchaser hereunder would exceed an amount equal to (A) such Committed Purchaser’s Commitment less (B) the Dollar Equivalent of such Committed Purchaser’s ratable share of the aggregate outstanding Invested Amount held by the Conduit Purchaser in such Committed Purchaser’s Purchaser Group.

(d)                                 Disbursement of Funds.

On each Investment Date, each applicable Purchaser shall remit its share of the aggregate amount of the Incremental Investment requested by the Seller as determined above to the applicable Seller Operating Account specified therefor by (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies by wire transfer of same day funds.  Upon receipt of such funds by such deadline, the Administrative Agent shall remit such funds by (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies to the account specified by the Seller (or the Master Servicer on its behalf) in the relevant Investment Request by wire transfer of same day funds (it being understood that if funds are not deposited by the applicable Purchasers by (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies, the Administrative Agent may (but shall have no obligation to) remit such funds by (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies.  To the extent (i) the Administrative Agent remits any funds at the direction of the Seller or Master Servicer and any applicable Purchaser shall fail to remit its share of the aggregate amount of the Incremental Investment requested by the Seller as determined above within the timeframe set forth above, (ii) the Administrative Agent fails to remit any funds as required by the timeframe set forth above or as required by the timeframe set forth in Section 2.9(a) or (iii) any Purchaser shall fail to remit its share of any Incremental Advance by the timeframe set forth above, interest thereon shall be payable by the applicable late Person and accrue for the benefit of the applicable recipient on such amounts at the Default Rate.

(e)                                  Denomination of Investments.

Each Incremental Investment made by the Purchasers hereunder shall be denominated in an Approved Currency.  Notwithstanding anything herein or in any other Transaction Document to the contrary, the Seller shall not request any Incremental Investment, and the Purchasers shall not be obligated to make any such Incremental Investment, hereunder if, after giving effect thereto, the Dollar Equivalent of the aggregate Invested Amounts of the Investments held by the Purchasers in each Approved Currency would exceed the product of (A) the Currency Percentage for such Approved Currency set forth in the most recent Portfolio Report delivered under the Servicing Agreement (plus or minus 1.0%) and (B) the Net Eligible Receivables Balance. Notwithstanding the foregoing, the Seller may request an Incremental Investment denominated in Dollars or Euros, regardless of the Currency Percentage for such currency, if each Purchaser Agent has consented thereto and hedging agreements or hedging reserves satisfactory to the Purchaser Agents have been implemented with respect thereto.

(f)                                    Redenomination of Local Currencies.

(i)                                     Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of yield expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of yield in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Investment in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Investment, at the end of the then current Tranche Period.

(ii)                                  Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (A) without limiting the liability of the Seller for any amount due under this Agreement and (B) without increasing any Commitment of any Committed Purchaser, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Investments denominated in Euro.

2.3                                 Use of proceeds

The Seller shall use the proceeds of the Investments only to (a) pay the Purchase Price for Receivables, pursuant to and in accordance with the terms of the Originator Sale Agreements and Intermediate Transfer Agreements, (b) refinance Investments denominated in one Approved Currency with Investments denominated in another Approved Currency for the purpose of satisfying the requirements set forth in Section 2.2(e) (Denomination of Investments) and (c) pay transaction fees, costs and expenses incurred in connection with the consummation of the transactions contemplated by the Transaction Documents (with such fees, costs and expenses reflected in the applicable Discount deducted under the applicable Originator Sale Agreements) provided that, notwithstanding anything herein or in any other Transaction Document to the contrary, the Seller shall not use all or any portion of the proceeds of any Incremental Investment to pay the Purchase Price for any Receivable (i) to the extent Weekly Reports are then required to be delivered pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement, if a Weekly Report has not been delivered on such day pursuant to and in accordance with such Section 2.3, or (ii) that was originated by an Originator with respect to which a Seller Event has occurred and is continuing.

2.4                                 Yield and Fees

(a)                                  On each Settlement Date and in accordance with the requirements of Section 2.9(a), the Seller shall pay (in immediately available funds in the currency of such Tranche) to the Administrative Agent (for transfer by the Administrative Agent to the relevant Purchaser Agent, for the account of the Purchasers in such Purchaser Agent’s Purchaser Group), all Yield that is due and owing on such Settlement Date (i.e., for all Tranche Periods ending on such Settlement Date) with respect to all outstanding Tranches.

(b)                                 The Seller shall pay to the Administrative Agent (for transfer to the applicable recipient) certain Fees in the amounts and on the dates set forth in (i) the fee agreement of even date herewith between the Seller, the Performance Undertaking Provider and the Administrative Agent (the “Administrative Agent Fee Letter”) and (ii) the fee agreement of even date herewith between the Seller, the Performance Undertaking Provider, the Administrative Agent and the Purchaser Agents (the “Purchaser Fee Letter”).

(c)                                  On the second (2nd) Business Day immediately before each Reporting Date each Purchaser Agent shall furnish the Seller and the Master Servicer with an invoice setting forth the amount of the Yield and Fees that are due and owing on the immediately succeeding Settlement Date for such Tranche Period with respect to the Tranches held by the Purchaser(s) in such Purchaser Agent’s Purchaser Group.  To the extent necessary, such Yield shall be calculated using an estimate of the Yield Rate for the remaining days in such Tranche Period; provided that such Yield shall be adjusted as follows: if the Purchaser Agent shall have used an estimate of the Yield Rate with respect to the preceding Tranche Period, the Purchaser Agent shall compute the actual Yield Rate and Yield for such Tranche Period and (i) if the actual Yield so computed is greater than the estimated Yield calculated for such preceding Tranche Period, the Yield calculated pursuant to the preceding sentence for the current Tranche Period shall be increased by the amount of such difference, and (ii) if the actual Yield so computed is less than the estimated Yield for such preceding Tranche Period, the Yield calculated pursuant to the preceding sentence for the current Tranche Period shall be decreased by the amount of such difference.

2.5                                 Payments

The Seller:

(a)                                  shall, immediately upon acceleration of the Transaction Party Obligations pursuant to Section 7.2 (Termination of Facility), repay all outstanding amounts payable hereunder in accordance with the priority of payments set forth in Section 2.7 (Collections after Facility Termination Date);

(b)                                 shall, if on any date the Aggregate Invested Amount exceeds the lesser of (i) the Facility Limit and (ii) the Funding Base as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement, pay such amounts on such date (which payment shall be effected by making a deposit to the applicable Seller Operating Account for application in accordance with Section 2.6 (Collections prior to Facility Termination Date) or Section 2.7 (Collections after Facility Termination Date), as applicable) in an amount sufficient to cause the Aggregate Invested Amount to be less than or equal to the lesser of (x) the Facility Limit and (y) the Funding Base; and

(c)                                  from and after the Facility Termination Date, shall make payments out of Collections available for such purpose pursuant to Section 2.7 (Collections after Facility Termination Date).

2.6                                 Collections prior to Facility Termination Date

(a)                                  If at any time any Collections are received by the Master Servicer prior to the Facility Termination Date and are available for reinvestment pursuant to Sections 2.6(e)(vi) and 2.6(j)(ii), the Seller hereby requests and each Purchaser hereby agrees to make, subject to the terms and conditions set forth in the Agreement (including Section 3.2), simultaneously with such receipt, a reinvestment (each, a “Reinvestment”) in additional Receivables acquired by the Seller with the Collections received by the Master Servicer such that after giving effect to such Reinvestment, the Aggregate Invested Amount immediately after such receipt and corresponding Reinvestment shall be equal to an amount up to the Aggregate Invested Amount immediately prior to such receipt.  Collections received by the Master Servicer prior to the Facility Termination Date in excess of amounts to be reinvested shall be applied in accordance with Section 2.6(e).  Prior to the Facility Termination Date, Collections for such Reinvestment or application pursuant to Section 2.6(e) may be transferred by the Master Servicer directly from the Collection Accounts to an account designated by the Master Servicer and applied to pay the Purchase Price, Deferred RPA Purchase Price or Advanced Purchase Price for Receivables under the Originator Sale Agreements and Intermediate Transfer Agreements or for the payment of other amounts described in Section 2.6(e).

(b)                                 (i)                                     Prior to the Final Payout Date, until the Aggregate DPP has been paid in full, the Subordinated Lender, pursuant to the Subordinated Loan Agreement, shall make available to the Seller a Subordinated Loan in an amount equal to the Aggregate DPP determined in accordance with Section 2.19(a) (Proceeds of Subordinated Loans).  Each amount allocated and paid to reduce the Subordinated Loan hereunder shall constitute a payment of a corresponding amount of the Aggregate DPP hereunder.

(ii)                                  Prior to the Final Payout Date, the Aggregate DPP shall only be paid to the extent funds are available for such purpose pursuant to Section 2.6(j)(iii) or Section 2.7(d) On each Business Day on and after the Final Payout Date until the date the Aggregate DPP is paid in full, the Master Servicer, on behalf of the Administrative Agent, shall pay to the Seller, in repayment of the Aggregate DPP, all Collections thereafter received less any accrued and unpaid Servicing Fee, which shall be retained by the Master Servicer.

(iii)                               The Aggregate DPP shall be payable solely from Collections available therefor at the times and in the manner provided herein.

(iv)                              Each of the parties hereto hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, all Collections which are allocated to the payment of any Deferred Purchase Price (and the Aggregate DPP) in accordance with the terms of this Agreement (the “DPP Collections”) (A) shall be set aside and held in trust by the Master Servicer for the benefit of the Seller and shall be paid by the Master Servicer only to the Seller (or as the Seller otherwise directs) in accordance with the terms of this Section 2.6 (Collections prior to Facility Termination Date) and Section 2.7 (Collections after Facility Termination Date), and (B) shall not constitute an asset of the Administrative Agent or the Purchasers or be available to satisfy the claims of any of their respective creditors.  In the event that the Administrative Agent or any Purchaser receives any payment or distribution hereunder out of the DPP Collections which, pursuant to the terms hereof, should be allocated to the payment of the Deferred Purchase Price, such party shall, and the Purchasers hereby direct and authorize the Administrative Agent to, pay such amount to the Seller in repayment of the Deferred Purchase Price.

(c)                                  Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the Purchaser Agents, the Purchasers and the Administrative Agent shall not, and shall not be obligated (whether on behalf of the Purchaser Agent, a Purchaser or otherwise) to, pay any amount to the Seller as a Reinvestment or in respect of any portion of the Aggregate DPP, except to the extent of Collections on Receivables available for distribution to the Seller in accordance with this Agreement.  In addition, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, any obligations of the Conduit Purchasers under this Agreement and all other Transaction Documents shall be payable by such Conduit Purchaser solely to the extent of funds received from the Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Person’s matured and maturing commercial paper or other senior indebtedness (it being acknowledged and agreed by the Conduit Purchasers that the DPP Collections shall only be applied to repay the Aggregate DPP and shall not be applied to pay such Person’s matured and maturing commercial paper or other senior indebtedness).  Any amount which the Administrative Agent, a Purchaser Agent or a Purchaser is not obligated to pay pursuant to the two preceding sentences shall not constitute a claim (as defined in § 101 of the U.S. Bankruptcy Code) against, or corporate obligation of, the Administrative Agent, the Purchaser Agent or Purchaser, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to the Seller pursuant to the terms hereof.

(d)                                 On each Business Day prior to the Facility Termination Date, the Seller shall (and shall cause the Master Servicer to) cause:

(i)                                     all Collections and other amounts in respect of the Portfolio Receivables, the Related Security or the Collateral to be deposited directly into a Collection Account; and

(ii)                                  all Collections otherwise received directly by any Transaction Party in respect of the Portfolio Receivables, the Related Security or the Collateral to be deposited into a Collection Account no later than the second (2nd) Business Day immediately following the day on which such amounts were received and identified;

(e)                                  On each Business Day prior to the Facility Termination Date, subject to the provisions of Section 11.1, the Seller shall (and shall cause the Master Servicer to) cause all Collections received in the Collection Accounts (including, if applicable, any investment earnings received with respect to funds on deposit in such Collection Accounts) to be applied to the following items (as determined by the Master Servicer in its discretion):

(i)                                     to be retained in one or more Collection Accounts for the benefit of the Master Servicer, an amount equal to the aggregate Servicing Fee that will be due and owing on the following Settlement Date;

(ii)                                  for deposit to the Seller Operating Account for the benefit of the relevant Persons, an amount equal to the aggregate Yield and Fees that will be due and owing on the following Settlement Date;

(iii)                               to pay operating costs, expenses, Agreed Annual Income and taxes of the Seller then due and payable, as instructed by the Seller; provided that the aggregate amount so paid during any calendar year shall not exceed EUR 100,000;

(iv)                              pay to the Master Servicer, for the benefit of the applicable Italian Originators, an amount equal to any unreimbursed RIBA Advances;

(v)                                 if as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement the Aggregate Invested Amount exceeds the lesser of (A) the Facility Limit and (B) the Funding Base, for deposit to the applicable Seller Operating Account an amount necessary to cause the Aggregate Invested Amount to be less than or equal to the lesser of (x) the Facility Limit and (y) the Funding Base, as applicable; and

(vi)                              to remit any remaining Collections to the Seller for application in accordance with Section 2.6(j) below (any such remittance, a “Release”); provided that, if the conditions precedent for such Release set forth in Section 3.2 (Conditions precedent to all Incremental Investments, Reinvestments and Releases) are not satisfied, the Seller shall (and shall cause the Master Servicer to) cause any such remaining Collections to be retained in the applicable Seller Operating Accounts and shall apply such Collections in accordance with this Section 2.6 or Section 2.7 (Collections after Facility Termination Date) on the next Business Day.

(f)                                    On each Settlement Date, the Seller shall (and shall cause the Master Servicer to) pay the following amounts in the following order of priority from amounts on deposit in the Seller Operating Accounts:

(i)                                     to the Administrative Agent (for the benefit of the relevant Purchasers) all Yield that is due and owing on such Settlement Date;

(ii)                                  to the Administrative Agent (for the benefit of the relevant Purchasers), the Fees that are due and owing on such Settlement Date;

(iii)                               to the Master Servicer, the Servicing Fee that is due and owing on such Settlement Date;

(iv)                              to the Administrative Agent (for the benefit of the relevant Purchasers) an amount in reduction of the Aggregate Invested Amount (ratably in accordance with the Dollar Equivalent of the outstanding Invested Amounts of each) equal to the excess of the Aggregate Invested Amount over the lesser of (A) the Facility Limit and (B) the Funding Base; and

(v)                                 if any Transaction Party Obligations (other than any amount described in Sections 2.6(f)(i) and (ii)) are then due and payable by the Seller to any Secured Party, pay to each such Secured Party (ratably in accordance with the amounts owing to each) the Transaction Party Obligations so due and payable (in the currency in which such Transaction Party Obligations are payable).

(g)                                 To the extent practicable, the Master Servicer shall cause all Collections applied pursuant to Section 2.6(e) in respect of any Transaction Party Obligations to be denominated in the same currency in which such Transaction Party Obligations are payable.  To the extent that Transaction Party Obligations payable or to become payable in any currency exceed the amount of Collections in that currency and available for such payment, and Collections in any other currency are available for such payment, the Master Servicer shall allocate such other Collections to the payment of such Transaction Party Obligations, and on the relevant payment date the Master Servicer shall cause such other Collections to be converted into the relevant currency of payment in accordance with Section 2.16 (Conversion of Currencies) and shall apply the amounts so converted to the making of such payment.

(h)                                 In the event any deposit is made to a Seller Operating Account pursuant to Section 2.6(e)(v), the amount of such deposit shall be allocated among all Purchaser Groups ratably in proportion to the aggregate Invested Amount in respect of the Investments held by each and distributed on the next Settlement Date for application to the repayment of the Investments held by such Purchaser Group.  Notwithstanding the foregoing, if on any Business Day after such deposit is made and prior to the distribution of such deposit pursuant to this Section 2.6(h), the Master Servicer delivers a Portfolio Report with more recent data indicating that the Aggregate Invested Amount is less than or equal to the lesser of (i) the Facility Limit and (ii) the Funding Base, the Seller may (or may cause the Master Servicer to) withdraw the Collections so deposited for application in accordance with Section 2.6(e)(v) to the extent that, after giving effect to such withdrawal and application, the Aggregate Invested Amount is less than or equal to the lesser of (i) the Facility Limit and (ii) the Funding Base.

(i)                                     [Reserved.]

(j)                                     Any Collections remitted to the Seller pursuant to Section 2.6(e)(vi) shall be applied by the Master Servicer, on behalf of the Seller:

(i)                                     first, if so requested by the Master Servicer (acting on behalf of the Seller), to pay or prepay (or set aside for the payment or prepayment of) Investments or other Transaction Party Obligations that are then due and payable;

(ii)                                  second, to pay the Purchase Price, Deferred RPA Purchase Price or Advanced Purchase Price for Receivables pursuant to (and in accordance with) the Originator Sale Agreements or Intermediate Transfer Agreements, as the case may be (provided that, notwithstanding anything herein or in any other Transaction Document to the contrary, the Seller shall not use all or any portion of the proceeds of any Release to pay the purchase price for any Receivable that was originated by an Originator with respect to which a Seller Termination Event has occurred and is continuing); and

(iii)                               third, solely if such date is a Settlement Date, (A) prior to the Final Payout Date, only if no Facility Event or Portfolio Event then exists, or (B) after the Final Payout Date has occurred, to make payments pursuant to the Subordinated Loan Agreement (such amount to be allocated among the Subordinated Lenders ratably in accordance with the proportion of such amounts owing to each such Person).

2.7                                 Collections after Facility Termination Date

(a)                                  On the Facility Termination Date, and on each Business Day thereafter until the Final Payout Date, the Seller shall (and shall cause the Master Servicer to) cause:

(i)                                     all Collections and other amounts in respect of the Portfolio Receivables, the Related Security or the Collateral to be deposited directly into a Collection Account and then transferred to a Seller Operating Account, no later than the second (2nd) Business Day immediately following the day on which such amounts were deposited into such Collection Accounts; and

(ii)                                  all Collections and other amounts in respect of the Portfolio Receivables, the Related Security or the Collateral otherwise received by any Transaction Party to be deposited into a Collection Account no later than the second (2nd) Business Day immediately following the day on which such amounts were received and identified and then transferred to a Seller Operating Account, no later than the second (2nd) Business Day immediately following the day on which such amounts were deposited into such Collection Accounts.

(b)                                 On each Settlement Date to occur on or after the Facility Termination Date, the Seller (or the Administrative Agent acting on behalf of the Seller) shall cause all funds on deposit in the Seller Operating Accounts from time to time, including any investment earnings received with respect to such funds, (collectively, “Seller Operating Account Funds”), to be distributed in the following order of priority:

(i)                                     first, to pay, on a pro rata basis in no order of priority amongst themselves:

(A)                              to the Administrative Agent an amount equal to any unreimbursed Transaction Party Obligations then owing to the Administrative Agent in respect of costs and expenses incurred in connection with the enforcement of any Transaction Document or the collection of any amounts due thereunder; and

(B)                                all operating costs, expenses, Agreed Annual Income and taxes of the Seller then due and payable, as instructed by the Seller; provided that the aggregate amount so paid during any calendar year pursuant to this Section 2.7(b)(i)(B), when combined with the aggregate amount paid during such calendar year pursuant to Section 2.6(e)(iii), shall not exceed EUR 100,000;

(C)                                pay to the Master Servicer, for the benefit of the applicable Italian Originators, an amount equal to any unreimbursed RIBA Advances;

(ii)                                  second, if the Master Servicer is a Person other than a Transaction Party or an Affiliate thereof, to pay to such Master Servicer the Servicing Fee then due and payable;

(iii)                               third, to pay to the Administrative Agent (for the benefit of the relevant Purchaser) an amount equal to the aggregate Yield and Fees then due and payable to each such Person (ratably in accordance with the proportion of such amounts owing to each such Person);

(iv)                              fourth, to pay to the Administrative Agent (for the benefit of the relevant Purchaser) an amount equal to the Aggregate Invested Amount (ratably in accordance with the Dollar Equivalent of the outstanding Invested Amounts held by each);

(v)                                 fifth, if any Transaction Party Obligations (other than any amount described in Sections 2.7(b)(i) to (iv) above) are then due and payable to any Secured Party, to pay to each such Secured Party (ratably in accordance with the amounts owing to each) the Transaction Party Obligations so due and payable;

(vi)                              sixth, to pay all operating costs, expenses, Agreed Annual Income and taxes of the Seller then due and payable and not paid pursuant to Section 2.7(b)(i)(B) above, as instructed by the Seller;

(vii)                           seventh, if the Master Servicer is a Transaction Party or an Affiliate thereof, pay to the Master Servicer the Servicing Fee then due and payable; and

(viii)                        eighth, after all Transaction Party Obligations are paid in full, pay to the Seller any remaining Collections for application in accordance with Section 2.7(d).

(c)                                  To the extent practicable, the Seller (or the Administrative Agent acting on behalf of the Seller) shall apply Seller Operating Account Funds denominated in a currency to the payment of amounts payable pursuant to Section 2.7(b) in the same currency.  To the extent that aggregate amounts payable or to become payable in any currency exceed the amount of Seller Operating Account Funds denominated in that currency and available for such payment, and Seller Operating Account Funds denominated in any other currency are available for such payment, the Seller shall allocate such other Seller Operating Account Funds to the payment of such amount, and on the relevant payment date the Seller (or the Administrative Agent acting on behalf of the Seller) shall cause such other Seller Operating Account Funds to be converted into the relevant currency of payment using commercially reasonable methods and shall apply the amounts so converted to the making of such payment.

(d)                                 Any Collections remitted to the Seller pursuant to Section 2.7(b)(viii) shall be applied by the Master Servicer, on behalf of the Seller, to make payments pursuant to the Subordinated Loan Agreement (such amount to be allocated among the Subordinated Lenders ratably in accordance with the proportion of such amounts owing to each such Person).

2.8                                 Deemed Collections; application of payments

(a)                                  Each of the parties hereto agrees that, unless otherwise required by contract or applicable Law or clearly indicated by facts or circumstances or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections from an Obligor shall be applied in the order of maturity of the Receivables of such Obligor starting with the Receivable of such Obligor having the earliest maturity date (whether or not such Receivables are Portfolio Receivables).

(b)                                 If and to the extent the Administrative Agent, any Purchaser Agent, any Purchaser or any Indemnified Party shall be required for any reason to pay over to an Obligor, any Transaction Party or any other Person (other than in accordance herewith) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent, such Purchaser Agent, such Purchaser or such Indemnified Party, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(c)                                  If on any day a Portfolio Receivable or any part thereof becomes a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Portfolio Receivable in the amount of such Diluted Receivable or part thereof.

(d)                                 If on any day it is determined that any of the representations or warranties in Section 4.1 (Representations and warranties of the Seller) was untrue with respect to a Portfolio Receivable, the Seller shall be deemed to have received on such day a Collection of such Portfolio Receivable in an amount equal to the Unpaid Balance thereof.

(e)                                  If on any day a RIBA Dilution occurs, the Seller shall be deemed to have received on such day a Collection in the amount of such RIBA Dilution.

(f)                                    Not later than the Settlement Date related to the Calculation Period in which such Collection is deemed to have been received pursuant to this Section 2.8 (and if a Facility Event or Portfolio Event has occurred and is continuing, not later than the second (2nd) Local Business Day after a Responsible Officer of the Master Servicer is notified in writing or otherwise becomes aware that the Seller has been deemed pursuant to this Section 2.8 to have received a Deemed Collection), the Seller shall deposit in a Seller Operating Account, in same day funds, the amount of such Deemed Collection; provided that prior to the occurrence of a Facility Event or Portfolio Event the amount so payable by the Seller shall not exceed the amount (if any) required (after giving effect to any Deemed Collection to be paid by any other Transaction Party on such day) in order to cause the Aggregate Invested Amount to be less than or equal to the lesser of (x) Facility Limit and (y) the Funding Base.  Any such amount shall be applied as a Collection in accordance with Sections 2.6 (Collections prior to Facility Termination Date) or 2.7 (Collections after Facility Termination Date), as applicable.

2.9                                 Payments and computations, etc.

(a)                                  All amounts to be paid by the Seller or the Master Servicer to the Administrative Agent, any Purchaser Agent, any Purchaser or any other Secured Party shall be paid no later than (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies on the day when due in immediately available funds (without counterclaim, setoff, deduction, defense, abatement, suspension or deferment) to the applicable Seller Operating Account (or other account specified by the Administrative Agent from time to time).  It is understood and agreed that payments by the Seller to the Purchaser or Purchaser Agents shall be made by the Seller depositing such payments into the applicable Seller Operating Account and the Administrative Agent remitting such amounts from such accounts to the applicable Purchasers or Purchaser Agents.  The Administrative Agent shall forward any amounts received by the Administrative Agent for the benefit of any other Person (including without limitation under Sections 2.6(f) and 2.7) to the applicable Person by (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies in immediately available funds.  All amounts to be deposited by the Seller or the Master Servicer into any Facility Account or any other account shall be deposited in immediately available funds no later than (i) 4:00 p.m. (London time) for amounts in U.S. Dollars and CAD or (ii) 3:00 p.m. (London time) for amounts in other Approved Currencies on the date when due.

(b)                                 The Seller shall (and shall cause the Master Servicer to), to the extent permitted by Law, pay interest on any amount not paid or deposited by it when due hereunder (after as well as before judgment), at an interest rate per annum equal to the Default Rate, payable on demand.

(c)                                  All computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the date of payment) elapsed, except that (i) computations of interest and Yield accruing at the Base Rate with respect to any amount denominated in U.S. Dollars shall be made on the basis of a year of 365 days (or 366, as applicable), and (ii) in any case where the practice of the relevant interbank market differs, computations of interest and Yield shall be made in accordance with that market practice.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.  Any computations by the Administrative Agent or any Purchaser Agent of amounts payable by the Seller hereunder shall be binding upon the Seller absent manifest error.

(d)                                 All payments required to be made hereunder to any Purchaser, any Purchaser Agent, any Indemnified Party or any other Secured Party shall be made by paying such amount to the applicable account specified by the Administrative Agent from time to time (and the Administrative Agent, in turn, shall transfer such amounts to the applicable Purchaser Agent’s Account) in accordance with this Section 2.9.  Upon receipt of funds, the Purchaser Agent shall pay such funds to the related Person owed such funds in accordance with the records maintained by the Purchaser Agent.  If the applicable Purchaser Agent shall have paid to any Purchaser, the Purchaser Agent, any Indemnified Party or any other Secured Party any funds that (i) must be returned for any reason (including any Event of Bankruptcy) or (ii) exceeds that which such Person was entitled to receive, such amount shall be promptly repaid to the Purchaser Agent by such Person.

(e)                                  All payments of Invested Amounts and Yield in respect of any Tranche shall be made in the same Approved Currency as the Approved Currency in which such Tranche is denominated.  All other payments to be made by the Master Servicer or the Seller hereunder shall be made solely in Dollars or Euros (as specified in the applicable invoice or request for payment) or in any other Approved Currency subject to an agreement between the relevant parties of the applicable exchange rate.

(f)                                    It is understood and agreed that if a Purchaser is required to deposit funds into a Seller Operating Account on a particular date and is also scheduled to receive payment from such Seller Operating Account on such date in the same currency, such Purchaser may net such payments if such Purchaser has given prior notice of such netting to the Administrative Agent.

2.10                           Tranches

Each Investment made by the Purchasers in the same Purchaser Group on any Investment Date shall be allocated to one or more Tranche Periods as set forth in the definition of such term with one or more Rate Types as selected by the applicable Purchaser Agent.  Any portion of an Investment having one Tranche Period and one Rate Type and denominated in the same Approved Currency is referred to herein as a “Tranche”.  Either the Master Servicer (acting on behalf of the Seller) or (following a Facility Termination Event or Portfolio Event) the Purchaser Agent for each Purchaser Group may, upon notice to the other party received at least four Business Days prior to the last day of any Tranche Period in the case of the Seller giving notice, or up to the last day of such Tranche Period in the case of the Purchaser Agent giving notice, either (a) divide any Tranche originating on such last day or having a Tranche Period ending on such last day into two or more Tranches having an aggregate Invested Amount equal to the Invested Amount of such divided Tranche or (b) combine any two or more Tranches originating on such last day or having Tranche Periods ending on such last day into a single Tranche having an Invested Amount equal to the aggregate of the Invested Amount of such Tranches; provided that no Tranche owned by any Conduit Purchaser may be combined with a Tranche owned by any other Purchaser, a Tranche held by the Committed Purchasers in any Purchaser Group may not be combined with any Tranche held by the Committed Purchasers in any other Purchaser Group and a Tranche denominated in one Approved Currency may not be combined with a Tranche denominated in another Approved Currency.

2.11                           Breakage costs

(a)                                  The Seller shall indemnify the Purchasers, the Agents and any related Program Support Provider against any loss, cost or expense incurred by the Purchasers, the Agents or such Program Support Providers, either directly or indirectly, as a result of the failure by the Seller to make any Investment for any reason on the date specified by the Seller pursuant to, and in accordance with, Section 2.2 (Purchase procedures), including any loss, cost, loss of profit or expense incurred by any Agent, any Purchaser or any Program Support Provider by reason of the liquidation or reemployment of funds acquired by the Purchasers (including funds obtained by issuing Commercial Paper, obtaining deposits as loans from third parties and reemployment of funds) to fund such Investment and any costs incurred in connection with the termination or reduction of any related Currency Hedge Agreements.  Such indemnification may include an amount equal to the Liquidation Fee.

(b)                                 The Seller further agrees to pay all Liquidation Fees associated with a reduction of the Invested Amount in respect of any Tranche at any time.

(c)                                  A certificate as to any loss, expense or Liquidation Fees payable pursuant to this Section 2.11 submitted by any Purchaser, through its Purchaser Agent, to the Seller shall be conclusive in the absence of manifest error.

2.12                           Illegality

Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Law or in the interpretation or application thereof by any relevant Official Body shall make it unlawful, or any Official Body asserts it is unlawful, for any Purchaser to make or maintain Tranches for which Yield is calculated by reference to the Adjusted Eurocurrency Rate (each a “Eurocurrency Tranche”) as contemplated by this Agreement or to obtain in the interbank Eurocurrency market the funds with which to make or maintain any such Eurocurrency Tranche (a) such Purchaser shall promptly notify the Administrative Agent, its Purchaser Agent, the Master Servicer and the Seller thereof, (b) the obligation of such Purchaser to fund or maintain Eurocurrency Tranches or continue Eurocurrency Tranches as such shall forthwith be cancelled and (c) such Purchaser’s Tranches then outstanding as Eurocurrency Tranches, if any, shall be converted on the last day of the Tranche Period for such Tranches or within such earlier period as required by Law into a Tranche that accrues Yield based on the Base Rate (each a “Base Rate Tranche”).

2.13                           Inability to determine Eurocurrency Rate

If prior to the commencement of any Tranche Period for a Eurocurrency Tranche:

(a)                                  the applicable Purchaser Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining on a timely basis the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Tranche Period; or

(b)                                 the applicable Purchaser Agent determines that the Adjusted Eurocurrency Rate or the Eurocurrency Rate, as applicable, for such Tranche Period will not adequately and fairly reflect the cost to the applicable Purchasers of making or maintaining the related Tranche for such Tranche Period;

then, such Purchaser Agent shall give notice thereof to the Seller, the Master Servicer and each other Purchaser Agent by telephone or facsimile as promptly as practicable thereafter and, until the circumstances giving rise to such notice no longer exist any affected Eurocurrency Tranche shall as of the last day of the Tranche Period applicable thereto be converted to or continued as a Base Rate Tranche.

2.14                           Indemnity for reserves and expenses

(a)                                  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate or those for which payment has been made pursuant to Section 2.17 (Mandatory Costs)); or

(ii)                                  impose on any Indemnified Party (or on the U.S. market for certificates of deposit or the London interbank market) any other condition or expense affecting or with respect to this Agreement, any Program Support Agreement or any other Transaction Document or Eurocurrency Tranches made or maintained by such Indemnified Party (except those for which payment has been made pursuant to Section 2.17 (Mandatory Costs) or Section 2.15 (Indemnity for Taxes)) or the maintenance or financing of the Investments hereunder, directly or indirectly, or under any Program Support Agreement;

and the result of any of the foregoing shall be to increase the cost to such Indemnified Party of making or maintaining any Tranche (or of maintaining its obligation to fund any such Tranche or its obligations under any Program Support Agreement) by an amount that such Indemnified Party deems to be material or to reduce the amount of any sum received or receivable by such

Indemnified Party hereunder (whether of principal, yield or otherwise), then on the tenth (10th) day immediately following notification thereof pursuant to Section 2.14(d) the Seller will pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional costs incurred or reduction suffered.  Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(b)                                 If any Indemnified Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Indemnified Party’s capital or on the capital of such Indemnified Party’s holding company, if any, as a consequence of this Agreement, any Program Support Agreement or the Investments made or acquired by such Indemnified Party, to a level below that which such Indemnified Party or holding company could have achieved but for such Change in Law (taking into consideration such Indemnified Party’s policies and the policies of such Indemnified Party’s holding company with respect to capital adequacy) by an amount that such Indemnified Party deems to be material, then on the tenth (10th) day immediately following notification thereof pursuant to Section 2.14(d) the Seller will pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party or such Indemnified Party’s holding company for any such reduction suffered; provided, that the Seller shall not be required to compensate an Indemnified Party pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Indemnified Party notifies the Seller and the Master Servicer of such Indemnified Party’s intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(c)                                  A certificate of an Indemnified Party setting forth the amount or amounts necessary to compensate such Indemnified Party or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.14 shall be delivered to the Seller and the Master Servicer and shall be conclusive absent manifest error.

(d)                                 Promptly after any Indemnified Party has determined that it will make a request for compensation pursuant to this Section 2.14, such Indemnified Party shall notify the Seller and the Master Servicer of such determination.  Except as otherwise provided in clause (b) of this Section 2.14, failure or delay on the part of any Indemnified Party to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Indemnified Party’s right to demand such compensation.

(e)                                  Notwithstanding anything in this Section 2.14 to the contrary, the Seller shall not be required to pay to any Indemnified Party any amount pursuant to this Section 2.14 to the extent (i) such amount has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this

Agreement or any other Transaction Document or (ii) such amounts constitute Excluded Taxes.

2.15                           Indemnity for Taxes

(a)                                  Any and all payments by or on account of any obligation of the Seller hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Seller shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the recipient of such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

(b)                                 In addition, the Seller shall pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

(c)                                  The Seller shall indemnify each Indemnified Party within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Indemnified Party on or with respect to the sale, assignment and transfer of the Portfolio Receivables under this Agreement, any Investment and any payment by or on account of any obligation of the Seller hereunder or where payment of any Indemnified Taxes or Other Taxes is otherwise made by an Indemnified Party pursuant to or in connection with this Agreement (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body (other than those resulting from the Indemnified Party’s gross negligence, fraud or wilful misconduct).  A certificate (along with a copy of the applicable documents from the relevant Official Body) as to the amount of such payment or liability delivered to the Seller by an Indemnified Party, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Purchaser, shall be conclusive absent manifest error.  In connection with any request for compensation pursuant to this Section 2.15(c), the relevant Indemnified Party shall deliver to the Master Servicer a receipt (or other evidence reasonably satisfactory to the Master Servicer) of such payment or liability with respect to which such request relates.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Seller to an Official Body, the Seller shall deliver to the related Purchaser Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Purchaser Agent.  Simultaneously with the delivery to a Purchaser Agent of any receipt, return or other evidence pursuant to this Section 2.15(d), the Seller shall deliver a copy of the same to the Master Servicer.

(e)	(i)

Upon the reasonable request of the Seller, any Foreign Purchaser that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Seller is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Seller (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable Law (and, so far is practicable, within the time or times required by applicable Law) as will permit such payments to be made without withholding or at a reduced rate; provided, that such Foreign Purchaser is legally able to complete, execute and deliver such documentation and such documentation has not already been provided by the Foreign Purchaser pursuant to Section 2.15(e)(ii) hereof.

(ii)

Each Purchaser shall deliver to the Seller (with a copy to the Administrative Agent) either (A) in the case of a Purchaser that is not a “U.S. Person” as defined in section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a properly completed and executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI, as appropriate, claiming to the effect a zero percent rate of U.S. federal income tax withholding on interest income, or (B) in the case of a Purchaser that is a “U.S. Person” as defined in Code section 7701(a)(30), a properly completed and executed IRS Form W-9 certifying that it is not subject to backup withholding.

Such IRS forms shall be delivered by each applicable Purchaser on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement. In addition, each Purchaser shall deliver such applicable IRS forms no later than the end of the third calendar year following the year in which the most recently submitted IRS forms were delivered and upon the obsolescence or invalidity of any previously delivered IRS form resulting from a related change in factual circumstances of Purchaser; provided, however, that notwithstanding any other provision in this Section 2.15(e), a Purchaser shall not be required to deliver any such subsequent IRS form pursuant to this paragraph that such Purchaser is not legally able to complete, execute and deliver.

(f)

If an Indemnified Party determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Indemnified Party and without interest (other than any interest paid by the relevant Official Body with respect to such refund net of any applicable Taxes payable in respect of such interest); provided that the Seller, upon the request of such Indemnified Party, agrees to repay the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant

Official Body) to such Indemnified Party in the event such Indemnified Party is required to repay such refund to such Official Body.  This Section 2.15 shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

(g)                                 Notwithstanding anything in this Section 2.15 to the contrary, the Seller shall not be required to pay to any Indemnified Party any amount pursuant to this Section 2.15 to the extent (i) such amount has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (ii) such amounts constitute Excluded Taxes.

(h)                                 Each Purchaser shall, at such times as the Administrative Agent may request, take reasonable steps to obtain and deliver to the Administrative Agent a valid certificate issued by the appropriate taxation authority in that Purchaser’s jurisdiction of incorporation certifying that Purchaser is resident for taxation purposes in that jurisdiction (including certification of residence, where applicable, for the purposes of a double taxation treaty).

(i)                                     Each of the Seller, the Administrative Agent and each Purchaser shall provide a certified copy of a certificate of tax residence to the Master Servicer from their respective jurisdictions at closing and on an annual basis thereafter.

2.16                           Conversion of currencies

(a)                                  If, on any day a payment is due and payable hereunder or under any other Transaction Document, it is necessary for funds in one currency to be converted into another currency in order to make any payment required to be made pursuant to Sections 2.6 (Collections prior to Facility Termination Date) or 2.7 (Collections after Facility Termination Date), as applicable, the Seller shall (and shall cause the Master Servicer to) solicit offer quotations from at least two foreign exchange dealers reasonably acceptable to the Administrative Agent for effecting such exchange and shall select the quotation which provides for the best exchange rate.  The Seller shall (and shall cause the Master Servicer to) effect such exchange (or, if applicable, shall instruct the Administrative Agent to effect such exchange) as soon thereafter as is reasonably practicable but in no event later than two Business Days thereafter.

(b)                                 On each Exchange Rate Determination Date, the Seller shall (and shall cause the Master Servicer to) determine the Spot Rate for each Local Currency (based on the relevant exchange rate appearing on any Reuters World Currency Page or applicable Bloomberg BGN FX Page for such currency as set forth in the definition of Spot Rate) and give notice thereof to the Administrative Agent.  In the event the Spot Rate for such Local Currency cannot be determined by the Master Servicer because the relevant exchange rate does not appear on any Reuters World Currency Page or applicable Bloomberg BGN FX Page for such currency as set forth in the definition of Spot Rate, then the Spot Rate shall be determined by the Administrative Agent and notified to the Seller and the Master Servicer in accordance with such definition.

(c)                                  Whenever any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in a Local Currency shall be converted to Dollars using the Spot Rate determined for the Exchange Rate Determination Date immediately preceding the date of such calculation.

2.17                           Mandatory costs

(a)                                  In order to compensate each Committed Purchaser for the cost of its compliance (if any) with the requirements of the European Central Bank (or, in each case, any other authority which replaces all or any of its functions), each such Committed Purchaser may (only to the extent not reflected in the Statutory Reserves and the Eurocurrency Rate Reserve Percentage) require the Seller to pay, contemporaneously with each payment of Yield on each of such Investments, additional yield on such Investment at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule 7 (Mandatory Cost Rate).

(b)                                 Any additional yield owed pursuant to Section 2.17(a) shall be determined by the applicable Committed Purchaser, which determination shall be conclusive absent manifest error, and notified to the Seller (with a copy to the Administrative Agent) at least five (5) Business Days before each date on which Yield is payable for the applicable Investment, and such additional yield so notified to the Seller by such Purchaser shall be payable to the related Purchaser Agent for the account of such Purchaser on each date on which Yield is payable for such Investment.

2.18                           Mitigation obligations

If an event occurs as a result of which any Indemnified Party requests compensation under Section 2.11 (Breakage costs), Section 2.14 (Indemnity for reserves and expenses) or 2.17 (Mandatory costs), or if any cancellation occurs under Section 2.12 (Illegality) or if the Seller is required to pay any additional amount to any Indemnified Party or any Official Body for the account of any Indemnified Party pursuant to Section 2.15 (Indemnity for Taxes), then such Indemnified Party shall notify the Seller of such event and, subject to the prior written consent of the Performance Undertaking Provider (such consent not to be unreasonably withheld), use reasonable efforts to mitigate or avoid the effects of such event, if, in the reasonable judgment of such Indemnified Party, such efforts (a) would eliminate or reduce the amounts payable pursuant to such Sections in the future and (b) would not subject such Indemnified Party or any of its Affiliates to any unreimbursed cost or expense (taking into account any reimbursement made by any Transaction Party pursuant to a Transaction Document) and would not (in the reasonable opinion of such Indemnified Party) otherwise be disadvantageous to such Indemnified Party or any of its Affiliates.  For the avoidance of doubt, the Seller hereby agrees to pay all reasonable costs and expenses incurred by any Indemnified Party in connection with any action taken by such Indemnified Party pursuant to, or in connection with, this Section 2.18.

2.19                           Proceeds of Subordinated Loans

(a)                                  On the Initial Purchase Date, the Seller shall request a Subordinated Loan in an amount equal to the excess of (i) the aggregate Unpaid Balance of the Receivables to be purchased by the Seller pursuant to the Originator Sale Agreements and the Intermediate Transfer Agreements, over (ii) the aggregate cash payment made by the Purchasers to the Seller on the Initial Purchase Date in respect of such Receivables.  On any date of purchase of Receivables by the Seller, if the Seller does not have sufficient available funds to pay the full Purchase Price thereof and the Deferred RPA Purchase Price amounts with respect to the related Originator would exceed an amount equal to 10% of the Unpaid Balance of Portfolio Receivables that qualify as Eligible Receivables set forth in the most recently delivered Portfolio Report with respect to such Originator, the Seller shall request a Subordinated Loan in the amount of any shortfall.  In addition, on or prior to each Monthly Reporting Date the Master Servicer shall (i) determine the aggregate Deferred RPA Purchase Price amounts payable by the Seller and (ii) perform a true-up of Investments hereunder for the related Calculation Period to determine the permitted portion of the Unpaid Balance of Receivables funded by Purchasers (for Investments and Reinvestments) during such Calculation Period and if it is determined that the portion of the Unpaid Balance of Receivables purchased by the Seller and funded by the Purchasers exceeds the amount permitted hereunder (i.e., the extent to which the Aggregate Invested Amount exceeds the Funding Base after giving effect to such payment, without taking into account any reductions to the Funding Base that result from Uncollectible Acquired Receivables during such Calculation Period), the Seller shall request a Subordinated Loan on the related Settlement Date in an amount equal to the sum (without duplication) of the Deferred RPA Purchase Price amounts payable by the Seller and the excess described in clause (ii) above (the proceeds of such latter portion of the Subordinated Loan to be deposited into the applicable Seller Operating Account and included in amounts distributed on such Settlement Date pursuant to Section 2.6(f) or 2.7(b), as applicable).

(b)                                 If (i) on any day, the Seller has insufficient funds to pay the full Purchase Price of Receivables to be purchased on such day pursuant to, and in accordance with the terms and conditions of, the Originator Sale Agreements and the Intermediate Transfer Agreements or (ii) on any Settlement Date, the Seller has insufficient funds to pay amounts payable on such Settlement Date pursuant to Section 2.6(f)(i) through (iii) or 2.7(b)(i) through (iii) (solely for the first Settlement Date on which amounts are distributed pursuant to Section 2.7 and not to exceed the amount applied to the Purchase Price of Receivables during the related Calculation Period), as applicable, the Seller shall request a Subordinated Loan on such day in amount equal to such insufficiency.

2.20                           Extension of Scheduled Commitment Facility Termination Date

(a)                                  The Seller (or the Master Servicer on its behalf) may advise the Administrative Agent and each Purchaser Agent in writing of its desire to extend the Scheduled Commitment Facility Termination Date for an additional period not exceeding 364 days, provided such request is made not more than ninety (90) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Commitment Facility Termination Date.  Each Purchaser Agent shall promptly notify each Purchaser in its related Purchaser Group of any such request and each such Purchaser shall notify its related Purchaser Agent, the Administrative Agent, the Master Servicer and the Seller of its decision to accept or decline the request for such extension no later than thirty (30) days prior to the then current Scheduled Commitment Facility Termination Date (it being understood that each Purchaser may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its Purchaser Agent, the Administrative Agent, the Master Servicer and the Seller shall be deemed an election not to extend by such Purchaser).  In the event that all Committed Purchasers agree to extend the Scheduled Commitment Facility Termination Date, the Seller, the Administrative Agent, the Purchasers and the applicable Purchaser Agents shall enter into such documents as such Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Purchasers, the Purchaser Agents and the Administrative Agent (including reasonable attorneys’ fees) shall be paid by the Seller or the Master Servicer.

(b)                                 No Committed Purchaser shall be obligated to agree to extend the Scheduled Commitment Facility Termination Date.  If any Committed Purchaser does not agree to extend, the Seller may (i) require such Committed Purchaser and its related Conduit Purchaser to assign its interest hereunder to an Eligible Assignee identified by the Seller (or the Master Servicer on its behalf) or (ii) if no Facility Event or Portfolio Event has occurred and is continuing, apply Collections to repay in full (to the extent not assigned in clause (i)) the Investment, Yield and other amounts owing to such Committed Purchaser and related Conduit Purchaser on a non-pro rata basis and terminate in full any unassigned commitment of such Committed Purchaser.

3.                                       CONDITIONS OF PURCHASES

3.1                                 Conditions precedent to initial Incremental Investment

The effectiveness of the Commitments and the initial Incremental Investment under this Agreement is each subject to the conditions precedent that:

(a)                                  to the extent required by the program documents governing any Conduit Purchaser’s Commercial Paper Program or Commercial Paper Program of any conduit refinancing directly or indirectly a Committed Purchaser, each Rating Agency shall have confirmed that the execution and delivery of this Agreement by such Conduit Purchaser will not result in the reduction or withdrawal of the then-current ratings of such Conduit Purchaser’s Commercial Paper below A-1 by S&P and P-1 by Moody’s;

(b)                                 the results of a review and audit of the collection, operating and reporting systems, Credit and Collection Policies and historical receivables information which accounts for 70% of the Originators’ portfolio are reasonably satisfactory to the Administrative Agent and the Purchaser Agents and a satisfactory written agreed upon procedures report as to such matters is delivered by a Person satisfactory to the Administrative Agent and the Purchaser Agents on or before the Closing Date;

(c)                                  consummation of the transactions contemplated herein shall have occurred or shall occur simultaneously with the initial purchase by the Seller Parties under the applicable Originator Sale Agreements; and

(d)                                 the Administrative Agent and each Purchaser Agent shall have received on or before the date of such Incremental Investment all of the instruments, documents, agreements, certificates and opinions specified on Schedule 4 (Condition Precedent Documents), each (unless otherwise indicated) dated on or about the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

3.2                                 Conditions precedent to all Incremental Investments, Reinvestments and Releases

Each Incremental Investment (including the initial Incremental Investment), each Reinvestment and each Release hereunder shall be subject to the further conditions precedent that on the date of such Incremental Investment, Reinvestment or Release the following statements shall be true (and acceptance of the proceeds of any such Incremental Investment, Reinvestment or Release shall be deemed a representation and warranty by the Seller that such statements are then true by reference to the facts and circumstances existing on the date of such Incremental Investment, Reinvestment or Release):

(i)                                     In the case of an Incremental Investment, the making of such Incremental Investment does not violate any provisions of Section 2.1 (The Purchases);

(ii)                                  In the case of an Incremental Investment,  Reinvestment or Release, the Seller has delivered an Investment Request, appropriately completed, within the time period required by Section 2.2 (Purchase procedures);

(iii)                               In the case of any Investment, Reinvestment or Release, (i) the Master Servicer has delivered the Monthly Report for the most recent Calculation Period in accordance with the Servicing Agreement and (ii) to the extent Weekly Reports are then required to be delivered pursuant to Section 2.3 (Reporting requirements) of the Servicing Agreement, the Master Servicer shall have delivered a Weekly Report pursuant to and in accordance with such Section on the date of such Investment, Reinvestment or Release;

(iv)                              The Facility Termination Date has not occurred and, in the case of Incremental Investments, no event exists, or would result from such Incremental Investment, that constitutes a Facility Event or Portfolio Event;

(v)                                 All Fees required to be paid on or prior to the date of such Incremental Investment, Reinvestment or Release in accordance with the Fee

Letters and all fees and expenses described in Section 11.4 (Costs and expenses) to the extent then due and payable shall have been paid in full in accordance with the terms thereof;

(vi)                              No portion of the proceeds of such Incremental Investment, Reinvestment or Release will be used by the Seller to pay the purchase price for any Receivable that was originated by an Originator with respect to which a Seller Termination Event has occurred and is continuing;

(vii)                           After giving effect to such Incremental Investment, Reinvestment or Release and the use of the proceeds thereof in accordance with Section 2.3 (Use of proceeds) the Aggregate Invested Amount does not exceed the lesser of (I) the Facility Limit and (II) the Funding Base; and

(viii)                        Any Subordinated Loan requested on the date of such Incremental Investment, Reinvestment or Release shall have been (or shall simultaneously with such Incremental Investment, Reinvestment or Release be) made by a Subordinated Lender.

4.                                       REPRESENTATIONS AND WARRANTIES

4.1                                 Representations and warranties of the Seller

The Seller hereby represents and warrants to the Agents and the Purchasers that, on the Closing Date and as of the date of each Investment, each Reinvestment and each Release hereunder and as of each Reporting Date:

(a)                                  It (i) is a private limited liability company duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business in every other jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect, and (iii) has all corporate or other organizational power and authority required to perform its obligations under the Transaction Documents to which it is a party and to carry on its business in each jurisdiction in which its business is now conducted unless the failure to have such power and authority would not have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party, including the Seller’s use of the proceeds of Investments (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) are in its interest and it will receive a corporate benefit as a result of the transactions contemplated hereby and thereby and the value of the consideration obtained by it under the transactions contemplated hereby and thereby constitutes fair market value, (iv) do not contravene or constitute a default under (A) its Organizational Documents, (B) any applicable Law, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property except in each case where any such contravention or default would not have a Material Adverse Effect and (v) do not result in or require the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims) upon or with respect to any of its properties.  Each Transaction Document to which the Seller is a party has been duly executed and delivered by the Seller.

(c)                                  No authorization, approval, license, consent, qualification or other action by, and no notice to or filing or registration with, any Official Body or official thereof or any third party is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Documents to which it is a party or any other document to be delivered by it hereunder or thereunder, except for the actions taken or referred to in Schedule 4 (Conditions precedent documents) all of which have been (or on or before the Closing Date will have been) duly made or taken, as the case may be, and are in full force and effect and except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing or notice would not have a Material Adverse Effect.

(d)                                 Each of this Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to any limitation on the enforceability thereof against the Seller arising from the application of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e)                                  There are no actions, suits, investigations by an Official Body, litigation or proceedings at law or in equity or by or before any Official Body or in arbitration now pending against or affecting the Seller or its Subsidiaries or any of its businesses, properties or revenues (i) which involve or question the validity of this Agreement or any other Transaction Document to which it is a party or any of the transactions contemplated hereby or thereby (excluding any litigation or proceeding against any Obligor) or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Seller is not in default or violation of any order, judgment or decree of any Official Body or arbitrator which could reasonably be expected to have a Material Adverse Effect.

(f)                                    No event has occurred and is continuing, or would result from any Investment or application of the proceeds therefrom, which constitutes a Facility Event or Portfolio Event which has not been (i) notified to the relevant parties pursuant to, and in accordance with, the Transaction Documents or (ii) remedied or waived, in each case, in accordance with the Transaction Documents.

(g)                                 No proceeds of any Investment will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(h)                                 Each Receivable treated as or represented to be a Portfolio Receivable is owned by the Seller, free and clear of any Adverse Claim (other than Permitted Adverse Claims).  The Administrative Agent, for the benefit of the Secured Parties, has a valid and perfected first priority charge, security interest or pledge, ranking ahead of any other charge, security interest or pledge and the interest of any other creditor of any Transaction Party (other than Permitted Adverse Claims) in the Seller Operating Accounts and all other Collateral, in each case, free and clear of any Adverse Claim (other than Permitted Adverse Claims).  No effective financing statement or other instrument similar in effect is filed in any recording office listing any Transaction Party as debtor, covering any Receivable, Related Security or other Collateral, or any interest therein or proceeds thereof, other than in respect of a Permitted Adverse Claim.

(i)                                     (i) Each Portfolio Report and Outstanding Receivables Report is complete and accurate in all material respects as of its date, (ii) all other information, data, exhibits, documents, books, records and reports (“Information”) furnished by or on behalf of the Seller in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is complete and accurate in all material respects as of its date and no such Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information provided by or on behalf of the Seller, the Seller represents only that such information was prepared in good faith by management of the Seller on the basis of assumptions believed by such management to be reasonable as of the time made, and (iii) all financial statements which have been furnished by or on behalf of the Seller (A) have been prepared in accordance with GAAP consistently applied (except as approved by the external auditors and as disclosed therein, if any) and (B) fairly present, in all material aspects, the financial condition of the Seller and, if applicable, its consolidated Subsidiaries as of the dates set forth therein and the results of any operations of the Seller for the periods ended on such dates.

(j)                                     It has (i) timely filed or caused to be filed all material Tax returns required to be filed and (ii) paid or made adequate provision for the payment of all material Taxes, assessments and other governmental charges due and payable by it, except any such Taxes, assessments or other governmental charges that are being contested in good faith by appropriate proceedings and for which the Seller has set aside in its books and records reserves in accordance with GAAP as reasonably determined by the Seller.

(k)                                  The Seller has its registered office, its center of main interests and its principal place of business in the Netherlands.  The Seller has no other place of business in any other jurisdiction.

(l)                                     (i) The names and addresses of all the Seller Operating Account Banks together with the account numbers of the Seller Operating Accounts at such Seller Operating Account Banks are as specified in Schedule 5 (Facility Accounts and Account Banks), as such Schedule 5 (Facility Accounts and Account Banks) may be updated from time to time pursuant to Section 5.1(g) (Change in payment instructions to Obligors).  (ii)  Only Collections and other amounts payable in respect of Portfolio Receivables are deposited into the Seller Operating Accounts.

(m)                               Since its formation, the Seller has not used any company name, tradename or doing-business-as name other than the name in which it has executed this Agreement.

(n)                                 The Seller was formed on March 9, 2011 under the Laws of the Netherlands and the Seller did not engage in any business activities prior to such date.  The Seller has no Subsidiaries.

(o)                                 The Seller is not an “investment company” as defined in, or is exempt from all provisions of, the Investment Company Act of 1940.

(p)                                 The Seller is Solvent.

(q)                                 With respect to each Receivable treated as or represented to be a Portfolio Receivable, the applicable Seller Party purchased such Receivable from the applicable Originator in accordance with the terms of the applicable Originator Sale Agreement in exchange for payment (made by the applicable Seller Party to such Originator in accordance with the provisions of the applicable Originator Sale Agreement) of cash, in an amount which constituted fair market value.  Each such purchase referred to above shall not have been made for or on account of an antecedent debt owed by the applicable Originator to the applicable Seller Party, or by any Intermediate Transfer to the Seller, as the case may be, and no such sale, acquisition or other transaction is or may be voidable or subject to avoidance under any section of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(r)                                    The Seller has no operations or employees in the U.S.

(s)                                  Each of the representation and warranties of the Seller contained in the Transaction Documents (other than this Agreement), is complete and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Administrative Agent and the Secured Parties as if the same were set forth in full herein.

(t)                                    There have been no material changes to the Credit and Collection Policies since the Closing Date which have not been (i) notified to the Agents pursuant to, and in accordance with, the Transaction Documents or (ii) permitted in accordance with the Transaction Documents.

(u)                                 It is not required to account to any Official Body for any value added or other substantially similar Tax in respect of the assignment by it of any Receivable or any Related Security related thereto and no withholding or other Tax is deductible or payable on any payment made by an Obligor with respect to any Receivable or any Related Security related thereto.

5.                                       COVENANTS

5.1                                 Covenants of the Seller

Until the Final Payout Date:

(a)                                  Compliance with laws, etc.

The Seller will comply in all material respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges, except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

(b)                                 Offices, records and books of account

The Seller will keep its records concerning the Receivables at (i) the address of the Seller specified in Section 11.2 (Notices, etc.) as of the date of this Agreement or (ii) upon fifteen (15) days prior written notice to the Administrative Agent and the Purchaser Agents, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent or any Purchaser Agent to protect and perfect its security interest in the Collateral have been taken and completed.  The Seller also will maintain and implement, or cause the Master Servicer to maintain and implement, administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the loss or destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

(c)                                  Notice of Seller’s interest

In the event that the Seller shall sell, hold in trust or otherwise transfer any interest in any Receivable, any Related Security or any other Collateral (other than as contemplated by the Transaction Documents), the Seller shall inform the counterparty that it has entered into a securitization program arranged by Rabobank International under which it has securitized certain of its Receivables.

(d)                                 Sales, Liens, etc.

The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Adverse Claims) upon or with respect to, the Portfolio Receivables, any Seller Operating Account, any other Collateral or any other asset of the Seller, or assign any right to receive income in respect thereof and the Seller shall not issue any Equity Interest to any other Person other than the Equity Holder or permit any such Equity Interests to be subject to any Adverse Claim, except as otherwise expressly provided for in the Transaction Documents.  Nothing in this Section 5.1(d) shall prevent the Seller from making Restricted Payments otherwise permitted under Section 5.1(n).

(e)                                  Extension or amendment of Portfolio Receivables and Contracts

Except as provided in Section 2.2(c) (Duties of the Master Servicer) of the Servicing Agreement, the Seller will not (i) extend, amend or otherwise modify the terms of any Portfolio Receivable or any Related Security, or (ii) amend, modify or waive any term or condition of any Contract related thereto except (i) in accordance with the applicable Credit and Collection Policies, (ii) as required by Law or (iii) otherwise in a manner that would not have a Material Adverse Effect or materially adversely affect the interests or remedies of the Secured Parties.

(f)                                    Change in Business

The Seller will not make any change to the character of its business.

(g)                                 Change in payment instructions to Obligors

The Seller will not add or terminate any Seller Operating Account from those listed in Schedule 5 (Facility Accounts and Facility Account Banks), or make any change in any instruction to Obligors regarding payments to be made in respect of the Receivables which would adversely affect the likelihood that Obligors will make payments directly to the relevant Collection Account or payments to be made to any Seller Operating Account unless the Administrative Agent and each Purchaser Agent shall have received at least fifteen (15) days prior written notice of such addition, termination or change (including an updated Schedule 5 (Facility Accounts and Facility Account Banks)) and a fully executed Security Document with respect to each new Seller Operating Account has been delivered to the Administrative Agent.  Each Seller Operating Account shall be maintained at all times in the name of the Seller and at a bank or other financial institution with at least two of the three following ratings: at least A-1 by S&P, P-1 by Moody’s and F1 by Fitch.

(h)                                 Deposits to Seller Operating Accounts

If the Seller shall receive any Collections directly, the Seller shall (or will cause the Master Servicer to) promptly (and in any event within two (2) Business Days) cause such Collections to be deposited into a Seller Operating Account or Collection Account.  The Seller will not permit and will (and will cause the Servicer Parties to) prevent funds which do not constitute Collections of Receivables or the proceeds of Incremental Investments or Subordinated Loans under the Subordinated Loan Agreement from being deposited into any Seller Operating Account.

(i)                                     Further Assurances; Change in Name or Jurisdiction of Organisation, etc.

(i)                                     The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that the Administrative Agent may reasonably request, to (A) perfect, protect or more fully evidence the Administrative Agent’s security interest in the Seller Operating Accounts and the other Collateral, (B) enable the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents or the Administrative Agent to exercise and enforce their respective rights and remedies under this Agreement or (C) ensure that the transactions contemplated hereunder and under the other applicable Transaction Documents are treated as true sales.  Without limiting the foregoing, the Seller will at its expense, within ten (10) Business Days request of the Administrative Agent, duly execute, file, or serve in or on the appropriate filing office, Official Body or other Person in each jurisdiction necessary all registrations, notices, financing or continuation statements, or amendments thereto, and such other instruments and other documents, that may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence the Administrative Agent’s security interest in the Seller Operating Accounts and the other Collateral.  The Seller authorizes the Administrative Agent to file financing or continuation statements or similar instruments, and amendments thereto and assignments thereof, relating to the Seller Operating Accounts and the other Collateral for the purpose of evidencing or protecting its security interest in connection therewith without the signature of the Seller.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by Law.

(ii)                                  The Seller will at all times be incorporated under the laws of Netherlands and will not take any action to change its jurisdiction of organisation.

(iii)                               The Seller will not change its name, identity, corporate structure, location, registered office, its centre of main interests, its principal place of management or tax identification number or make any other change which could render any financing statement or similar instrument filed in connection with any Transaction Document seriously misleading or otherwise ineffective under applicable Law, unless the Administrative Agent shall have received at least fifteen (15) days advance written notice of such change prior to the effectiveness thereof and all action by the Seller necessary or appropriate to perfect or maintain the perfection of the Administrative Agent’s security interest in the Seller Operating Accounts and the other Collateral (including the filing of all financing statements or similar instruments and the taking of such other action as the Administrative Agent may request in connection with such change) shall have been duly taken.

(j)	Separateness

The Seller shall:

	(i)	maintain corporate records and books of account separate from those of any other Transaction Party;

	(ii)	ensure that the resolutions, agreements and other instruments underlying the transactions described in the Transaction Documents shall be continuously maintained as official records;

	(iii)	maintain an arm’s-length relationship with each other Transaction Party and not hold itself out as being liable for any Indebtedness of any other Transaction Party;

	(iv)	keep its assets and its liabilities wholly separate from those of each other Transaction Party;

(v)

not mislead third parties by conducting or appearing to conduct business on behalf of any other Transaction Party or expressly or impliedly representing or suggesting that the Seller is liable or responsible for any Indebtedness of any other Transaction Party or that the assets of the Seller are available to pay the creditors of any other Transaction Party;

	(vi)	not hold any other Transaction Party out to third parties as other than an entity with assets and liabilities distinct from the Seller;

	(vii)	not hold itself out to be responsible for any decisions or actions relating to any other Transaction Party.

	(viii)	take such other actions as are necessary on its part to ensure that all corporate procedures required by its Organizational Documents are duly and validly taken;

	(ix)	keep correct and complete records and books of account and corporate minutes;

	(x)	not act in any manner that could foreseeably mislead others with respect to the separate identity of each other Transaction Party;

	(xi)	at all times limit its transactions with each other Transaction Party only to those expressly permitted hereunder or under any other Transaction Document; and

(xii)

take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken by it in order to (I) ensure that the assumptions and factual recitations set forth in any true sale opinion or non-consolidating opinion issued in connection with the Transaction Documents remain true and correct in all material respects with respect to it and the other Transaction Party and (II) comply in all material respects with those procedures described in such provisions which are applicable to it.

(k)                                  Transaction Documents

Except as permitted under Section 11.14 (Limitation on the addition and termination of Originators) or as otherwise expressly permitted by the Transaction Documents, the Seller will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Transaction Document or grant any other consent or other indulgence under any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Required Committed Purchasers (such consent not to be unreasonably withheld); provided that the consent of each Committed Purchaser shall be required for any such amendment, waiver, modification, consent or other indulgence that would have a Fundamental Change.  The Seller will perform in all material respects all of its obligations under the Transaction Documents and will enforce its rights under the Transaction Documents in accordance with their respective terms.  The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Secured Parties as assignees of Seller) under the Transaction Documents as the Administrative Agent or the Required Committed Purchasers may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in any Transaction Document.

(l)                                     Nature of Business; No Subsidiaries; Change in Credit and Collection Policies

The Seller will not engage in any business other than the ownership, collection and financing of Receivables, Related Security and Collections originated by the Originators pursuant to and in accordance with terms of the Transaction Documents.  The Seller will not create or form any Subsidiary.  The Seller will not amend, modify, change or repeal any of its Organizational Documents without the prior written consent of each Agent.  The Seller will not make any material change in the Credit and Collection Policies except (i) as required by Law or (ii) with the prior written consent of each Purchaser Agent (such consent not to be unreasonably withheld).  The Seller will not have any employees.

(m)                               Mergers, etc.

Except to the extent expressly permitted by the Transaction Documents, the Seller will not liquidate or dissolve or merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

(n)                                 Distributions, etc.

The Seller will not (i) except as otherwise required by applicable Law, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Equity Interests in the Seller, or return any capital to its members or other Equity Holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests or other equity of the Seller or any warrants, rights or options to acquire any membership interests or other equity of the Seller, now or hereafter outstanding, (ii) prepay, purchase or redeem any Indebtedness (other than expressly in accordance with the Transaction Documents), (iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any of its Affiliates (the amounts described in Sections 5.1(n)(i) to (iv) being referred to as “Restricted Payments”); provided that the Seller may (x) purchase Receivables and any Related Security and Collections related thereto, and (y) pay amounts owing in respect of the Subordinated Loans, in each case, pursuant to and in accordance with the terms and conditions of the Transaction Documents, including Section 2.6 (Collections prior to Facility Termination Date), Section 2.7 (Collections after Facility Termination Date) and Section 3 (Conditions of Purchases).

(o)                                 Indebtedness

The Seller will not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, funded or unfunded, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of other obligations pursuant to, and, as expressly set forth in, the Transaction Documents or (iv) the incurrence of operating expenses in the ordinary course of business in an amount not to exceed EUR 100,000 at any time outstanding.

(p)                                 Taxes

The Seller will file all material tax returns and reports required by Law to be filed by it and will within the time period required by applicable Law or regulation pay all material Taxes and governmental charges at any time due and payable by it (including, without limitation, all Taxes payable by the Seller in connection with the Portfolio Receivables and Related Security), except to the extent such Taxes or governmental charges are being contested in good faith by appropriate proceedings and the Seller has set aside in its books adequate reserves in accordance with GAAP as reasonably determined by the Seller.

(q)                                 Enforcement

The Seller on its behalf, and on behalf of the Secured Parties, shall (or shall cause the Master Servicer Parties to) promptly require compliance with all covenants and obligations in its favor of the Intermediate Transferors contained in the Intermediate Transfer Agreements and all covenants and obligations in its favor of the Originators under the Originator Sale Agreements.  The Seller shall also deliver consents, approvals, acknowledgements, directions, notices, waivers and take such further actions thereunder as may be directed by the Administrative Agent.  The Seller (or the Seller Agent or Master Servicer on its behalf) shall track all funds paid to each Originator as Advanced Purchase Prices and shall at no time permit the transfer of Advanced Purchase Price payments (which have not been applied to the Purchase Price of Receivables that qualify as Eligible Receivables) to exceed 10% of the Unpaid Balance of Portfolio Receivables that qualify as Eligible Receivables set forth in the most recently delivered Portfolio Report with respect to the applicable Originator.  In addition, the Seller (or the Seller Agent or Master Servicer on its behalf) shall track all Deferred RPA Purchase Price amounts payable to Originators and shall at no time permit the Deferred RPA Purchase Price amounts to exceed 10% of the Unpaid Balance of Portfolio Receivables that qualify as Eligible Receivables set forth in the most recently delivered Portfolio Report with respect to the applicable Originator.

(r)                                    Seller Operating Accounts

The Seller will cause all Seller Operating Accounts to be subject at all times to a Security Document and all Collection Accounts to be subject at all times to an Account Security Agreement.

(s)                                  Change in accountants or accounting policies

The Seller shall promptly notify the Administrative Agent of (i) any change in its auditors or (ii) any material change in its accounting policies to the extent such change in accounting policies could reasonably be expected to have a Material Adverse Effect.

(t)                                    Power of Attorney

The Seller will not revoke or attempt to revoke any power of attorney granted by it in connection with the transactions contemplated by the Transaction Documents (unless such revocation results from mandatory application of applicable Law).

(u)                                 Negotiable Instruments

Unless delivered to the Administrative Agent, the Seller shall not take any action to cause any Portfolio Receivable not evidenced by a negotiable instrument upon origination to become evidenced by a negotiable instrument, except in connection with the enforcement or collection of a Defaulted Receivable.

(v)                                 Delivery of Audited Financial Statements

The Seller shall deliver to the Administrative Agent, within 120 days after the close of each of its fiscal years starting from its fiscal year ending December 31, 2011, a copy of its audited financial statements prepared by its accountants in accordance with GAAP and that are provided to the

Performance Undertaking Provider in connection with the preparation of the Performance Undertaking Provider’s consolidated annual audited financial statements.

(w)                               Licenses, etc.

The Seller shall maintain in full force and effect all licenses, approvals, authorizations, consents, registrations and notifications which are at any time required in connection with the performance of its duties and obligations hereunder and under the other Transaction Documents, except to the extent the failure to do so would not have a Material Adverse Effect.

(x)                                   Credit and Collection Policies

The Seller shall comply in all material respects with the applicable Credit and Collection Policies.

5.2                                 Inspections; annual agreed upon procedures audit

Until the Final Payout Date:

(a)                                  The Seller will, at the expense of the Seller (subject to the proviso to this Section 5.2(a)), from time to time during regular business hours as requested by the Administrative Agent and/or any Purchaser Agent upon five (5) Business Days prior notice, permit the Administrative Agent, any Purchaser Agent, or their respective agents or representatives (including independent accountants, which may not be the Seller’s or the Master Servicer’s independent accountants) (i) to conduct audits of the Receivables, the Related Security, the other Collateral and the related books and records, including the Contracts, and collections systems of the Seller;  (ii) to examine and make copies of and abstracts from all documents, purchase orders, invoices, agreements, books, records and other information (including computer programs, tapes, discs, punch cards, data processing software, storage media and related property and rights) relating to Receivables, the Related Security and the other Collateral, including, the related Contracts to the extent necessary to preserve the Secured Parties’ rights, and verify the Transaction Parties’ compliance with their obligations, under the Transaction Documents and (iii) to visit the offices and properties of the Seller for the purpose of examining such materials described in Sections 5.2(a)(i) and (ii), and to discuss matters relating to Receivables, the Related Security and the other Collateral or the Seller’s performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters; provided that, unless a Facility Event or Portfolio Event has occurred, only one such examination and visit in any calendar year shall be at the expense of the Seller.

(b)                                 On or before the 30th day before each anniversary of the Closing Date, or at any time upon the occurrence and during the continuance of a Facility Event or Portfolio Event, upon the request of the Administrative Agent and/or any Purchaser Agent, the Seller shall, and shall cause each Servicer Party to, cause a firm of nationally recognized independent accountants or collateral auditors, in either case acceptable to the Administrative Agent (who may also render other services to the Seller, the Servicer Parties or their Affiliates) to furnish a report (addressed to the Administrative Agent and each Purchaser Agent) to the Administrative Agent and each Purchaser Agent (each such report, an “Accountants’ Letter”) in a form acceptable to the Administrative Agent and each Purchaser Agent, to the effect that they have performed certain procedures as reasonably requested by the Administrative Agent and the Purchaser Agents (which, unless otherwise agreed by the Administrative Agent and the Purchaser Agents, shall include the procedures identified on Schedule 6 (Agreed upon Procedures)) and examined certain documents and records relating to the Receivables and the servicing thereof and have compared the information contained in certain of the Portfolio Reports and Outstanding Receivables Reports delivered pursuant to the Transaction Documents for the preceding twelve (12) calendar month period with such documents and records and that, on the basis of such procedures, have noted no material instances where the amounts set forth in such Portfolio Reports and Outstanding Receivables Reports are not in agreement with the Master Servicer documents and records, except for such exceptions as shall be set forth in such report.  The cost of any Accountants’ Letter shall be paid by the Master Servicer out of its own funds.  For the avoidance of doubt, the Seller shall only be responsible for the costs of one such annual review and any such annual review per Servicer Party requested by the Administrative Agent and/or the Purchaser Agents upon the occurrence and during the continuance of a Facility Event or Portfolio Event.

6.                                       ADMINISTRATION AND COLLECTION OF RECEIVABLES

6.1                                 Designation of Master Servicer

The servicing, administration and collection of the Portfolio Receivables shall be conducted by the Master Servicer so designated under the Servicing Agreement from time to time.  If the Applicable S&P Rating is below “BBB-” (or withdrawn or suspended) and the Applicable Moody’s Rating is below “Baa3” (or withdrawn or suspended), then the Administrative Agent (at the direction of any Purchaser) may appoint a back-up servicer reasonably acceptable to the Administrative Agent hereunder and under the other Transaction Documents at the reasonable expense of the Master Servicer.  Such back-up servicer must agree to commence servicing within five Business Days of receipt of notice to succeed the Master Servicer.  The Master Servicer shall cooperate with such appointment and take all actions reasonably requested by the Administrative Agent or any Purchaser Agent in connection therewith.  The back-up servicer shall be appointed within 3 calendar months of such downgrade (but, for the avoidance of doubt, any failure to appoint a back-up servicer within such timeframe shall not constitute a Facility Termination Event).

6.2                                 Certain Rights of the Administrative Agent

(a)                                  The Administrative Agent may (and if so directed by the Majority Committed Purchasers, shall), at any time following the occurrence and during the continuation of a Facility Event or Portfolio Event, have each Seller Operating Account transferred into the name of the Administrative Agent for the benefit of the Secured Parties and/or assume exclusive control of the Seller Operating

Accounts and Collection Accounts and, in each case, take such actions to effect such transfer or assumption as it may determine to be necessary or appropriate (including delivering the notices attached to the applicable Security Documents).

(b)                                 At any time following the occurrence and during the continuation of a Facility Termination Event:

(i)                                     At the Administrative Agent’s request (acting at the request of the Majority Committed Purchasers) and at the Seller’s expense, the Seller shall, or shall cause each Servicer Party to (and if any Servicer Party shall fail to do so within two (2) Local Business Days, the Administrative Agent may) (i) notify each Obligor of Portfolio Receivables of the transfer, sale, trust, assignation and assignment of the Portfolio Receivables and the Related Security with respect thereto pursuant to the Transaction Documents and of the applicable Purchaser’s ownership of the Portfolio Receivables and the Related Security with respect thereto, (ii) direct such Obligors that payments under any Portfolio Receivable or any Related Security with respect thereto be made directly to the Administrative Agent or its designee and (iii) execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required (x) to convey or perfect the relevant Purchaser’s title in the Portfolio Receivables and Related Security, or (y) to be taken so that the obligations or other indebtedness of such Obligors in respect of any Portfolio Receivables and any Related Security with respect thereto may no longer be legally satisfied by payment to the applicable Originator or any of its Affiliates.

(ii)                                  At the Administrative Agent’s request (acting at the request of the Majority Committed Purchasers) and at the Seller’s expense, the Seller shall, or shall cause each Servicer Party to (A) assemble all of the Contracts, documents, instruments and other records (including computer tapes and disks) that evidence or relate to the applicable Portfolio Receivables, or that are otherwise necessary or desirable to collect the applicable Portfolio Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Portfolio Receivables in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(c)                                  The Seller authorizes the Administrative Agent, following the occurrence and during the continuation of a Facility Termination Event, to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Portfolio Receivables, including (i) endorsing the Seller’s or any other Transaction Party’s name on checks and other instruments representing

Collections, and (ii) enforcing the Receivables and the Related Security and the Security Agreements and other Transaction Documents, including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Administrative Agent (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Seller or any other Transaction Party in respect of, the Receivables and the Related Security and the other Transaction Documents.

6.3                                 Performance of obligations

(a)                                  If the Master Servicer or the Seller fails to perform any of its obligations under this Agreement or any other Transaction Document and a Servicer Default or Facility Termination Event has occurred and is continuing with respect to the Master Servicer or the Seller, as applicable, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent’s costs and expenses reasonably incurred in connection therewith shall be payable by the Master Servicer or the Seller, as applicable.

(b)                                 The Seller shall, and shall cause the Master Servicer to, perform their respective obligations, and exercise their respective rights, under the Contracts and the Transaction Documents to the same extent as if the Portfolio Receivables had not been sold and transferred pursuant hereto.  The exercise by the Administrative Agent on behalf of the Secured Parties of their rights under this Agreement shall not release the Master Servicer or the Seller from any of their duties or obligations with respect to any Contracts or Transaction Documents.  None of the Administrative Agent, the Purchasers or the Purchaser Agents shall have any obligation or liability with respect to any Transaction Documents or Contracts, nor shall any of them be obligated to perform the obligations of any Transaction Party under any Transaction Document or Contract.

(c)                                  The Administrative Agent’s rights and powers under this Section 6 and under the Servicing Agreement shall not subject the Administrative Agent to any liability if any action taken by it proves to be inadequate or invalid nor shall such powers confer any obligation whatsoever upon the Administrative Agent.

7.                                       TERMINATION EVENTS

7.1                                 Facility Termination Events

If any of the following events (each a “Facility Termination Event”) shall occur and be continuing:

(a)                                  any Facility Party shall fail to make any payment or deposit required to be made by it hereunder or under any other Transaction Document to which it is a party when due hereunder or thereunder and such failure remains unremedied for two (2) Business Days from the earlier to occur of (i) the date upon which a Responsible Offer of such Facility Party obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Facility Party by the Administrative Agent or any Purchaser Agent;

(b)                                 any representation, warranty, certification or statement made by any Facility Party in this Agreement or any other Transaction Document to which such Facility Party is a party shall prove to have been incorrect in any material respect when made or deemed made (other than any breach of a representation, warranty, certification or statement solely relating to a Portfolio Receivable for which the entire Deemed Collection amount required to be paid under the applicable Specified Deemed Collection Section has been paid) and such Facility Party shall have failed to remedy such circumstances in a manner such that such representation, warranty, certification or statement is true and correct in all material respects within thirty (30) days after a Responsible Officer of such Facility Party obtained knowledge or received notice thereof;

(c)                                  other than as addressed in Section 7.1(a), any Facility Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document to which such Facility Party is a party in any material respect and such Facility Party shall have failed to remedy such failure within thirty (30) days after a Responsible Officer of such Facility Party obtained knowledge or received notice thereof;

(d)                                 Bunge Limited, any Investor Certificateholder or any Designated Master Trust Obligor shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that (A) a default, event or condition described in clause (i), (ii) or (iii) above shall not at any time constitute a Facility Termination Event unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) through (iii) above shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which together exceeds in the aggregate $50,000,000; and (B) clause (iii) shall be deemed inapplicable if the occurrence of such event or condition referred to above gives rise to an obligation to make mandatory prepayment without further demand of any person on terms agreed prior to the occurrence of such event or condition;

(e)                                  an Event of Bankruptcy shall occur with respect to any Transaction Party;

(f)                                    the Administrative Agent, on behalf of the Secured Parties, shall, for any reason, fail or cease to have a valid and perfected first priority charge, security interest or pledge in the Collateral prior to all other interests;

(g)                                 a Servicer Default shall occur and be continuing;

(h)                                 any Change of Control shall occur;

(i)                                     the Aggregate Invested Amount exceeds the Funding Base as determined by reference to the most recent Portfolio Report delivered under the Servicing Agreement and such circumstance remains unremedied for two (2) Business Days;

(j)                                     the failure by any Transaction Party to pay one or more final judgments requiring that Transaction Party to pay a sum or sums of money aggregating in excess of $50,000,000 or the Dollar Equivalent thereof in any other currency, which judgments are not discharged or effectively vacated, discharged, bonded, waived or stayed (including by appeal within thirty (30) days from entry thereof) for a period of thirty (30) consecutive days (unless fully covered by insurance as to which the relevant insurance company has acknowledged coverage), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any such Transaction Party to enforce any such judgment;

(k)                                  the failure by the Seller to pay one or more final judgments requiring the Seller to pay a sum or sums of money aggregating in excess of $50,000 or the Dollar Equivalent thereof in any other currency which judgments are not discharged or effectively waived or stayed (including by appeal provided that the Seller is not required to make any payment or payments in respect of such judgment pending appeal) for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Seller to enforce any such judgment;

(l)                                     except in the case of a termination expressly permitted under Section 11.14 (Limitation on the addition and termination of Originators), any Transaction Document or any material provision thereof shall cease, for any reason, to be in full force and effect, or any Transaction Party shall so assert in writing or any Transaction Party shall otherwise seek to terminate or disaffirm its material obligations under any such Transaction Document;

(m)                               the Subordinated Lender fails for any reason (including as the result of the failure to meet any condition precedent) to make a Subordinated Loan under the Subordinated Loan Agreement following delivery by the Seller of a Subordinated Loan Investment Request and such failure remains unremedied for two (2) Business Days; or

(n)                                 an “Event of Default” occurs under and as defined in the Subordinated Loan Agreement and the Subordinated Lender’s commitment to make further Subordinated Loans thereunder shall be cancelled.

then, and in any such event, the Administrative Agent shall, at the direction of the Majority Committed Purchasers, declare the Facility Termination Date to have occurred upon notice to the Seller (in which case the Facility Termination Date shall be deemed to have occurred); provided that automatically upon the occurrence of any event (without any requirement for the giving of notice) described in Section 7.1(e), the Facility Termination Date shall occur.  Upon any such declaration or upon such automatic termination, the Purchasers, the Purchaser Agents and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under applicable Law, which rights and remedies shall be cumulative.  Each Committed Purchaser agrees to provide written notice to the Administrative Agent within three (3) Business Days of receipt of notice of the occurrence of a Facility Termination Event or Portfolio Event of both (1) whether it desires to declare the Facility Termination Date and (2) whether it desires to waive such the Facility Termination Event or Portfolio Event; provided, that any failure to respond shall be deemed to be (x) a decision not to declare the Facility Termination Date (although any such decision not to declare may be switched to a decision to declare the Facility Termination Date at any time thereafter in such Committed Purchaser’s discretion) and (y) a decision not to waive such Facility Termination Event or Portfolio Event.

7.2                                 Termination of Facility

If the Facility Termination Date occurs following the occurrence of any Facility Termination Event, Reinvestments shall immediately terminate without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.

8.                                       THE ADMINISTRATIVE AGENT

8.1                                 Authorization and Action

(a)                                  The Administrative Agent shall:

(i)                                     hold, administer and realize any Collateral that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Secured Parties;

(ii)                                  hold, administer, and realize any Collateral that is pledged (Verpfändung) or otherwise transferred to the Administrative Agent creating or evidencing an accessory security right (akzessorische Sicherheit) for the benefit of the Secured Parties;

(iii)                               the Administrative Agent shall promptly forward to any Purchaser Agent the original or a copy of any document or report which is delivered to the Administrative Agent by any Transaction Party in

connection with any Transaction Document (including, (i) in the case of any document or report specifically required to be delivered to the Administrative Agent by 12:00 noon (London time) on any Business Day, by the end of such Business Day of receipt and (ii) in the case of each other document or report, by 12:00 noon (London time) on the following Business Day); and

(iv)                              upon receipt of the specified direction of all Purchasers, the Majority Committed Purchasers or the Required Committed Purchasers, as applicable, take any action which the Transaction Documents specify must be taken by the Administrative Agent upon receipt of such direction.  It is understood and agreed that any Purchaser or Purchaser Agent shall have the ability to request a vote on any matter requiring Purchaser or Purchaser Agent consent hereunder at any time, in which event the Administrative Agent shall promptly solicit such vote.

(b)                                 Each Secured Party hereby ratifies and approves all acts and declarations done by the Administrative Agent on such Secured Parties’ behalf before the execution of this Agreement.

(c)                                  Each of the parties to this Agreement agrees that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trust expressed to be created by this Agreement, the relationship of the Secured Parties to the Administrative Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement.

(d)                                 Each of the Secured Parties hereby authorizes and grants power of attorney (Vollmacht) to the Administrative Agent to:

(i)                                     accept as its representative (Stellvertreter) any pledge or other creation of any accessory Collateral granted to it in relation to the German Security Documents and to execute and amend for and on its behalf all German Security Documents to which it is a party, and any other agreements related to the Collateral;

(ii)                                  execute on behalf of itself and the Secured Parties where relevant and without the need for any further referral to, or authority from, the Secured Parties or any other person all necessary releases of any Collateral created under any of the German Security Documents;

(iii)                               realize the Collateral in accordance with the German Security Documents;

(iv)                              make and receive all declarations and statements which are necessary or desirable in connection with the Collateral or any of the German Security Documents; and

(v)                                 undertake all other necessary actions and measures.

(e)                                  The Administrative Agent is exempt from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or similar restrictions under any applicable law.

(f)                                    The Administrative Agent has the power to grant sub-power of attorney (including the release from the restrictions of section 181 of the German Civil Code).  A Secured Party which, due to its statutes, is not able to grant an exemption from the restrictions of section 181 of the German Civil Code will notify the Administrative Agent accordingly.  Upon demand of the Administrative Agent, such Secured Party will grant a certain power of attorney to the Administrative Agent in order to enable the Administrative Agent to act on the Secured Party’s behalf in accordance with the Transaction Documents in a way the Administrative Agent deems appropriate to maintain the Secured Party’s rights.

(g)                                 Each Purchaser and Purchaser Agent hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and the other Transaction Documents, together with such powers as are reasonably incidental thereto.  Without limiting the foregoing, the Administrative Agent is empowered and authorized, on behalf of the Secured Parties, to hold and administer the Collateral as trustee for the benefit of the Secured Parties under the Security Documents.

(h)                                 Without limiting the foregoing, the Administrative Agent and the Seller hereby undertake to enter into an acknowledgment deed, substantially in the form attached hereto as Exhibit D, bearing certain date at law (data certa) with the Italian Originator and the Italian Collection Account Banks, in order to acknowledge that pursuant to Clause 2.1 of this Agreement any right, title and interest arising from the Italian Account Security (including those transferred by the Italian Intermediate Transferor to the Seller under the Italian Intermediate Transfer Agreement) has been transferred by the Seller to the Administrative Agent (on behalf of the Purchasers), including the right to exercise all the Seller’s rights and powers under the Italian Account Security Agreement.

(i)                                     The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent.  The Administrative Agent does not assume, nor shall it be deemed to have assumed, any duty of care or obligation to, or relationship of trust or agency with, any Transaction Party, the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents or any other Secured Party, except as expressly set out in the Transaction Documents.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Law.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.2                                 Liability of Agent

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with the Transaction Documents (including the Administrative Agent’s servicing, administering or collecting Receivables as Servicer pursuant to Section 6 (Administration and Collection of Receivables)), in the absence of its or their own gross negligence or wilful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                  may consult with legal counsel (including counsel for the Seller or any Transaction Party), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)                                 makes no warranty or representation to any Purchaser Agent, Conduit Purchaser, Committed Purchaser or other Secured Party (whether written or oral) and shall not be responsible to any Purchaser Agent, Conduit Purchaser, Committed Purchaser or other Secured Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document;

(c)                                  shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party or to verify the accuracy of any Portfolio Report, Outstanding Receivables Report or any other information received under the Transaction Document;

(d)                                 shall not be responsible to any Purchaser Agent, Conduit Purchaser, Committed Purchaser or other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document; and

(e)                                  shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

8.3                                 Rabobank International and Affiliates

The obligation of Rabobank International to fund its pro rata share of Incremental Investments under this Agreement may be satisfied by Rabobank International or any of its Affiliates.  With respect to any Incremental Investment or interest therein owned by it, Rabobank International shall have the same rights and powers under this Agreement as any Committed Purchaser and may exercise the same as though it were not the Administrative Agent.  Rabobank International and any of its Affiliates may generally engage in any kind of business with the Transaction Parties or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Transaction Parties or any Obligor or any of their respective Affiliates, all as if Rabobank International were not the Administrative Agent and without any duty to account therefor to the Purchaser Agents, the Conduit Purchasers, the Committed Purchasers or other Secured Parties.

8.4                                 Indemnification of Administrative Agent

Whether or not the transactions contemplated hereby are consummated, each Committed Purchaser severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Transaction Parties), ratably based on the Commitment of such Committed Purchaser (or, if the Commitments have terminated, ratably according to the respective Commitment of such Committed Purchaser immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document, provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, fraud or willful misconduct; provided, that no action taken in accordance with the direction of the Required Committed Purchasers shall be deemed to constitute gross negligence, fraud or willful misconduct for purposes of this Section 8.4.  Without limitation of the foregoing, to the extent not previously reimbursed by a Transaction Party or the priority of payments hereunder, each Committed Purchaser shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees pre-approved by the Purchasers (which approval shall not be unreasonably withheld)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Seller.  The undertaking in this Section 8.4 shall survive payment on the Final Payout Date and the resignation or replacement of the Administrative Agent.

8.5                                 Delegation of Duties

The Administrative Agent may execute any of its duties through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.6                                 Action or inaction by Administrative Agent

The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchaser Agents, the Required Committed Purchasers, or the Majority Committed Purchasers, as the case may be, and assurance of its indemnification by the Committed Purchasers, as it deems appropriate.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Required Committed Purchasers, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Purchasers, Committed Purchasers and Purchaser Agents.  Unless any action to be taken by the Administrative Agent under a Transaction Document (a) specifically requires the advice or concurrence of the Purchaser Agents or (b) specifically provides that it be taken by the Administrative Agent alone or without any advice or concurrence of the Purchaser Agents, then the Administrative Agent may (and shall, to the extent required hereunder) take action based upon the advice or concurrence of the Required Committed Purchasers.

8.7                                 Notice of Facility Events; Action by Administrative Agent

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Facility Event or Portfolio Event or any other default or termination event under the Transaction Documents, as the case may be, unless the Administrative Agent has received notice from any Purchaser Agent, any Purchaser or any Transaction Party stating that a Facility Event or Portfolio Event has occurred hereunder or thereunder and describing such termination event or default.  If the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Purchaser Agents whereupon the Purchaser Agents shall promptly give notice thereof to their respective Conduit Purchaser(s) and Committed Purchasers.  The Administrative Agent shall take such action concerning a Facility Event or Portfolio Event or any other matter hereunder as may be directed by the Required Committed Purchasers (subject to the other provisions of this Section 8), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Purchasers (unless specifically required by the terms of the applicable Transaction Document to await instruction from all Purchasers, the Majority Committed Purchasers or the Required Committed Purchasers, as applicable).

8.8                                 Non-Reliance on Administrative Agent and Other Parties

Each Purchaser Agent and each Purchaser expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent.  Each Purchaser represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent, any Purchaser Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Transaction Party and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Purchaser Agent or any Purchaser, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Agent or Purchaser with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

8.9                                 Successor Administrative Agent

The Administrative Agent may, upon at least thirty days notice to the Seller, the Master Servicer and the Purchaser Agents, resign as Administrative Agent.  In addition, if either (i) the Administrative Agent has defaulted in the performance of its obligations under the Transaction Documents or (ii) the Administrative Agent is no longer Solvent, the Administrative Agent may be removed by the Purchaser Agents representing the Majority Committed Purchasers upon 30 days prior notice in the case of clause (i) above or immediately in the case of clause (ii) above.  Except as provided below, such resignation or removal shall not become effective until a successor Administrative Agent is appointed by the Purchaser Agents (with the consent of the Master Servicer, such consent not to be unreasonably withheld or delayed) and has accepted such appointment.  If no successor Administrative Agent shall have been appointed within 90 days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may appoint a successor Administrative Agent, which successor Administrative Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or a Subsidiary of such an institution and shall be acceptable to the Master Servicer (such acceptance not to be unreasonably withheld or delayed).  If no successor Administrative Agent shall have been appointed within 120 days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may petition a court of competent jurisdiction to appoint a successor Administrative Agent, which successor Administrative Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s, and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or a Subsidiary of such an institution.  Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties and obligations under the Transaction Documents.  After any retiring Administrative Agent’s resignation hereunder, the provisions of Section 2.6 (Indemnities) of the Servicing Agreement and Section 10 (Indemnities by the Seller) and this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

8.10                           Consent to agreed upon procedures

Each of the Purchasers and the Purchaser Agents, by becoming a party to this Agreement, authorizes the Administrative Agent (a) to execute on its behalf a letter agreement with respect to the limited engagement of, and consenting to the agreed upon procedures to be performed by, a firm of nationally recognized independent accountants or collateral auditors, in either case acceptable to the Administrative Agent in connection with the transactions contemplated by the Transaction Documents so long as such procedures are consistent with Section 5.2 (Inspections; annual agreed upon procedures audit); and (b) to approve additional agreed upon procedures.

9.                                       THE PURCHASER AGENTS

9.1                                 Authorization and action

Each Conduit Purchaser and each Committed Purchaser which belongs to the same Purchaser Group hereby appoints and authorizes the Purchaser Agent for such Purchaser Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Purchaser Agent by the terms hereof and the other Transaction Documents, together with such powers as are reasonably incidental thereto.  No Purchaser Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Purchaser Agent.  No Purchaser Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with any Transaction Party, Conduit Purchaser or Committed Purchaser except as otherwise expressly agreed by such Purchaser Agent.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Purchaser Agent ever be required to take any action which exposes such Purchaser Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Law.

9.2                                 Purchaser Agent’s reliance, etc.

No Purchaser Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Purchaser Agent under or in connection with this Agreement or the other Transaction Documents in the absence of its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, a Purchaser Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Seller, any Transaction Party), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Conduit Purchaser or Committed Purchaser (whether written or oral) and shall not be responsible to any Conduit Purchaser or Committed Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or any other Person or to inspect the property (including the books and records) of any Transaction Party or to verify the accuracy of any Portfolio Report, Outstanding Receivables Report or any other information received under the Transaction Document; (d) shall not be responsible to any Conduit Purchaser or any Committed Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

9.3                                 Purchaser Agent and Affiliates

With respect to any Investment or interests therein owned by it, each Purchaser Agent shall have the same rights and powers under this Agreement as any Committed Purchaser and may exercise the same as though it were not a Purchaser Agent.  The Purchaser Agent and any of its Affiliates may generally engage in any kind of business with any Transaction Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or any Obligor or any of their respective Affiliates, all as if such Purchaser Agent were not a Purchaser Agent and without any duty to account therefore to any Conduit Purchasers or Committed Purchasers.

9.4                                 Indemnification of Purchaser Agents

Each Committed Purchaser in any Purchaser Group severally agrees to indemnify the Purchaser Agent for such Purchaser Group (to the extent not reimbursed by the Transaction Parties), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Purchaser Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Purchaser Agent under this Agreement or any other Transaction Document; provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Purchaser Agent’s gross negligence or willful misconduct.

9.5                                 Delegation of Duties

Each Purchaser Agent may execute any of its duties through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Purchaser Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.6                                 Action or inaction by Purchaser Agent

Each Purchaser Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Conduit Purchasers and Committed Purchasers in its Purchaser Group and assurance of its indemnification by the Committed Purchasers in its Purchaser Group, as it deems appropriate.  Each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the

Committed Purchasers in its Purchaser Group representing a majority of the Commitments in such Purchaser Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Conduit Purchasers and Committed Purchasers in its Purchaser Group.

9.7                                 Notice of Events of Termination

No Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any Facility Event or Portfolio Event or and other default or termination event under the Transaction Documents unless such Purchaser Agent has received notice from the Administrative Agent, any Conduit Purchaser or Committed Purchaser, any Servicer Party or the Seller stating that a Facility Event or Portfolio Event or default or termination event under the Transaction Documents, as the case may be, has occurred hereunder or thereunder and describing such termination event or default.  If a Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Conduit Purchasers and Committed Purchasers in its Purchaser Group and to the Administrative Agent (but only if such notice received by such Purchaser Agent was not sent by the Administrative Agent).  A Purchaser Agent may take such action concerning a Facility Event or Portfolio Event as may be directed by Committed Purchasers in its Purchaser Group representing a majority of the Commitments in such Purchaser Group (subject to the other provisions of this Section 9), but until such Purchaser Agent receives such directions, such Purchaser Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Purchaser Agent deems advisable and in the best interests of the Conduit Purchasers and Committed Purchasers in its Purchaser Group.

9.8                                 Non-reliance on Purchaser Agent and other Parties

Except to the extent otherwise agreed to in writing between a Conduit Purchaser and its Purchaser Agent, each Conduit Purchaser and Committed Purchaser expressly acknowledges that neither the Purchaser Agent for its Purchaser Group nor any of such Purchaser Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Purchaser Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by such Purchaser Agent.  Each Conduit Purchaser and Committed Purchaser represents and warrants to the Purchaser Agent for its Purchaser Group that, independently and without reliance upon such Purchaser Agent, any other Purchaser Agent, the Administrative Agent or any other Conduit Purchaser or Committed Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items expressly required to be delivered under any Transaction Document by a Purchaser Agent to any Conduit Purchaser or Committed Purchaser in its Purchaser Group, no Purchaser Agent shall not have any duty or responsibility to provide any Conduit Purchaser or Committed Purchaser in its Purchaser Group with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of such Purchaser Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

9.9                                 Successor Purchaser Agent

Any Purchaser Agent may, upon at least 30 days notice to the Administrative Agent, the Seller, the Master Servicer and the Conduit Purchasers and Committed Purchasers in its Purchaser Group, resign as the Purchaser Agent for its Purchaser Group.  Except as provided below, such resignation shall not become effective until a successor Purchaser Agent has been, with the consent of the Master Servicer (such consent not to be unreasonably withheld), appointed in the manner prescribed by the relevant Program Support Agreements or, in the absence of any provisions in such Program Support Agreements providing for the appointment of a successor Purchaser Agent, until a successor Purchaser Agent is appointed by the Conduit Purchaser(s) in such Purchaser Group (with the consent of the Committed Purchasers representing a majority of the Commitments in such Purchaser Group) and has accepted such appointment.  If no successor Purchaser Agent shall have been so appointed within 30 days after the departing Purchaser Agent’s giving of notice of resignation, then the departing Purchaser Agent may appoint a successor Purchaser Agent for such Purchaser Group, which successor Purchaser Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution.  Upon such acceptance of its appointment as Purchaser Agent for such Purchaser Group hereunder by a successor Purchaser Agent, such successor Purchaser Agent shall succeed to and become vested with all the rights and duties of the retiring Purchaser Agent, and the retiring Purchaser Agent shall be discharged from any further duties and obligations under the Transaction Documents.  After any retiring Purchaser Agent’s resignation hereunder, the provisions of Section 2.6 (Indemnities) of the Servicing Agreement and Section 10 (Indemnities by the Seller) and this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Purchaser Agent.

9.10                           Reliance on Purchaser Agent

Unless otherwise advised in writing by a Purchaser Agent or by any Conduit Purchaser or Committed Purchaser in such Purchaser Agent’s Purchaser Group, each party to this Agreement may assume that (a) such Purchaser Agent is acting for the benefit and on behalf of each of the Conduit Purchasers and Committed Purchasers in its Purchaser Group, as well as for the benefit of each assignee or other transferee from any such Person and (b) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Conduit Purchasers and Committed Purchasers in its Purchaser Group.

10.                                 INDEMNITIES BY THE SELLER

Without limiting any other rights that the Administrative Agent, the Purchaser Agent, the Conduit Purchasers (including any related financing conduit if any such Conduit Purchaser funds itself through another issuing entity), the Committed Purchasers, the Program Support Providers, any Program Manager or any of their respective officers, directors, agents, employees, controlling Persons or Affiliates of any of the foregoing (each, an “Indemnified Party”) may have hereunder, under any other Transaction Document or under applicable Law, the Seller hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including interest, penalties, amounts paid in settlement and reasonable internal and external attorneys’ fees and expenses (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any Indemnified Party (including in connection with or relating to:

(i)  any investigation, litigation or lawsuit (actual or threatened) or order, consent decree, judgment, claim or other action of whatever sort (including the preparation of any defense with respect thereto), in each case, in any way arising out of, resulting from or related to this Agreement or any other Transaction Document, the funding or maintenance or financing, either directly or indirectly, by any Indemnified Party of the Investments made hereunder or the use of the proceeds thereof or in respect of any Collateral or any Facility Account or the enforcement, servicing, administration or collection thereof, or any other transaction contemplated hereby or thereby;

(ii)  the occurrence of any Facility Event, Portfolio Event, Seller Event or Servicer Default;

(iii)  the failure to vest in the Seller ownership of the Portfolio Receivables, the Related Security with respect thereto and other Collateral free of any Adverse Claims;

(iv)  the failure to vest in the Administrative Agent a first priority perfected ownership or security interest prior to all other interests in all of the Portfolio Receivables, the Related Security with respect thereto, the Facility Accounts and other Collateral, free and clear of any Adverse Claim;

(v)  any dispute, claim, setoff or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Receivable or from any breach or alleged breach of any provision of the Receivables or any Contracts related thereto restricting assignment of any Receivables; or

(vi)  the commingling by any Transaction Party of Collections of Portfolio Receivables at any time with any other funds, the payment of any Collections into an account other than a Facility Account, or any failure of a bank or other financial institution at which a Facility Account is maintained to remit any amounts held in the Facility Accounts or any related lock-boxes pursuant to applicable instructions whether by reason of the exercise of setoff rights or otherwise;

excluding, however (a) Indemnified Amounts to the extent that such Indemnified Amounts resulted from the negligence, fraud or wilful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement or any other Transaction Document) for Uncollectible Portfolio Receivables and Related Security with respect thereto, (c) any Excluded Taxes, and (d) any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document.

11.                                 MISCELLANEOUS

11.1                           Amendments, etc.

No failure on the part of the Purchaser Agents, the Conduit Purchasers, the Committed Purchasers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  No amendment or waiver of any provision of this Agreement or consent to any departure by any Transaction Party therefrom shall be effective unless in writing signed by the Administrative Agent, with the prior written consent of each Purchaser Agent (and, in the case of any amendment, also signed by the Seller, the Master Servicer and the Performance Undertaking Provider), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, notwithstanding the foregoing, the Majority Committed Purchasers may waive any Portfolio Event or Facility Termination Event; and provided, further, that (i) no amendment, waiver or consent shall increase the Commitment of any Committed Purchaser unless in writing and signed by such Committed Purchaser and the relevant Purchaser Agent and (ii) no amendment, waiver or consent shall alter the duties of any Purchaser Agent in any material respect without the consent of such Purchaser Agent.  Following the occurrence of a Portfolio Event or Facility Termination Event and either (i) any waiver of such Portfolio Event or Facility Termination Event (as described above or in Section 7.1) or (ii) the failure of the Committed Purchasers to declare the Facility Termination Date where one or more Committed Purchasers have voted in favour of such declaration, any Committed Purchaser (and its related Conduit Purchaser) which voted against such waiver or in favour of the declaration of the Facility Termination Date may notify the Seller, the Master Servicer and the Administrative Agent in writing that it did not consent to such waiver and has opted for an early exit from this facility.  If the Administrative Agent is one of the Committed Purchasers exiting the facility, (i) one of the waiving Committed Purchasers (or its related Purchaser Agent) shall be immediately appointed as the successor Administrative Agent by the waiving Committed Purchasers (without the consent of the Seller or the Master Servicer or the necessity of satisfying any of the other requirements of Section 8.9) and (ii) all necessary steps shall be taken to transition all rights, obligations, security interests, charges, etc. to the successor Administrative Agent as a condition to such exit by the predecessor Administrative Agent.  Following delivery of such notice, and for so long as the Facility Termination Date has not occurred, the Seller may draw on the non-exiting Purchasers to the extent of any unused Commitments and availability hereunder (and subject to the conditions set forth in Section 3.2) to repay the Invested Amounts of each exiting Purchaser and/or shall allocate all Collections received (after paying amounts required under Sections 2.6(e)(i)-(v)) on a non-pro rata basis to the repayment of such Committed Purchaser (and its related Conduit Purchaser), in each case, until the Invested Amount of each exiting Purchaser has been reduced to zero (instead of reinvesting such amounts) (it being understood that if there are several exiting Purchasers, the allocation of Collections shall be paid on a pro rata basis across all exiting Purchasers).  In addition, the Commitment of any exiting Committed Purchaser shall be reduced to zero and no further Investments shall be made by such Committed Purchaser (or its related Conduit Purchaser).  For purposes of any voting by the Purchasers during the exiting process of a Committed Purchaser, such

Committed Purchaser (and its related Conduit Purchaser) shall be permitted to vote based on their then-current Invested Amount.

11.2                           Notices, etc.

All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information).

11.3                           Assignability

(a)                                  General

This Agreement and each Purchaser’s rights and obligations hereunder shall be assignable by such Purchaser and its successors and permitted assigns to any Eligible Assignee subject to Sections 11.3(b) and (c).  Each assignor of an Investment or any interest therein shall notify the Administrative Agent and the Seller of any such assignment.  Each assignor of an Investment or any interest therein may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Transaction Parties, including the Collateral, furnished to such assignor by or on behalf of any Transaction Party or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Transaction Parties received by it from any of the foregoing entities in a manner consistent with Section 11.6(b) (Confidentiality).

Notwithstanding the foregoing, the provisions and procedures set forth in this clause 11.3 (Assignability) shall not apply to any assignment made by a Committed Purchaser for the sole purpose of refinancing such Committed Purchaser’s Invested Amount using, in this respect, any entity within its group or managed by its Purchaser Agent.  In such a case, a Committed Purchaser may assign any of its rights with respect to such Invested Amount to such entities without any restriction.

(b)                                 Assignments by Conduit Purchasers

Each Conduit Purchaser may pledge or otherwise grant security interests in all or any portion of the Investments to a security trustee in connection with its commercial paper program without prior notice to or consent from any other party or any other condition or restriction of any kind.  Each Conduit Purchaser may assign or otherwise transfer all or any portion of the Investments to any Conduit Assignee or Program Support Provider with respect to such Conduit Purchaser without prior notice to or consent from any other party or any other condition or restriction of any kind.  Without limiting the generality of the foregoing, each Conduit Purchaser may, from time to time assign all or any portion of its interest in the Investments and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to an Eligible Assignee.  Upon such assignment by a Conduit Purchaser to a Conduit Assignee, (i) unless a new Purchaser Group is being established pursuant to Section 11.3(i), the Purchaser Agent for such Conduit Purchaser will act as the Purchaser Agent for such Conduit Assignee hereunder, (ii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and its liquidity support provider(s) and credit support provider(s) and other related parties (including all of its Program Support Providers) shall have the benefit of all the rights and protections provided to such Conduit Purchaser and its related Committed Purchasers herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee), (iii) such Conduit Assignee shall assume all of such Conduit Purchaser’s obligations hereunder or under any other Transaction Document (whenever created, whether before or after such assignment) with respect to the assigned portion of the Investments held by such Conduit Purchaser and such Conduit Purchaser shall be released from all such obligations, (iv) all distributions to such Conduit Purchaser hereunder with respect to the assigned portion of the Investments shall be made to such Conduit Assignee, (v) the definition of the term “CP Rate” shall be determined on the basis of the interest rate or discount applicable to Commercial Paper issued by such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) rather than such assigning Conduit Purchaser, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing and (vii) if requested by the Administrative Agent or the Purchaser Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents (including amendments to this Agreement) and take such other actions as the Administrative Agent or such Purchaser Agent may reasonably request to evidence and give effect to the foregoing.

(c)                                  Assignment by Committed Purchasers

Each Committed Purchaser may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and any Investments or interests therein owned by it); provided that:

(i)                                     each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(ii)                                  the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $125,000,000 (in U.S. Dollars or the Dollar Equivalent) and (B) all of the assigning Committed Purchaser’s Commitment; and

(iii)                               the parties to each such assignment shall execute and deliver to the Administrative Agent, for its recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $5,000 (which fee shall not be payable with respect to any assignment by a Committed Purchaser of a type described in the last sentence of Section 11.3(a)).  The Seller shall have no responsibility for such fee.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Committed Purchaser thereunder and (y) the assigning Committed Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Committed Purchaser’s rights and obligations under this Agreement, such Committed Purchaser shall cease to be a party hereto).  In addition, any Committed Purchaser or any of its Affiliates may assign any of its rights (including rights to payment of any Invested Amount and Yield) under this Agreement to any U.S. Federal Reserve Bank or European Central Bank without notice to or consent of any Transaction Party, any other Committed Purchaser or Conduit Purchaser, any Purchaser Agent or the Administrative Agent.

(d)                                 Register

At all times during which any Investment is outstanding, the Administrative Agent shall maintain at its address referred to in Section 11.2 (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a register as provided herein (the “Register”).  All Investments and any interest therein, and any Assignments and Acceptances of any Investments and any interest therein delivered to and accepted by the Administrative Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of each Investment and any interest therein.  Notwithstanding any other provision of this Agreement, no transfer of any Investment or any interest therein shall be effective unless and until such transfer has been recorded in the Register.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Master Servicer, the Administrative Agent, the Purchaser Agents, the Conduit Purchasers and the Committed Purchasers may treat each Person whose name is recorded in the Register as a Committed Purchaser or Conduit Purchaser, as the case may be, under this Agreement for all purposes of this Agreement.  This Section 11.3(d) shall be construed so that each Investment and any interest therein is maintained at all times in “registered form” within the meaning of clauses 163(f), 871(h) and 881(c) of the IRC, and solely for the purposes of this Section 11.3, the Administrative Agent will act as an agent of the Seller.  The Register shall be available for inspection by the Seller, the Master Servicer, any Purchaser Agent, any Conduit Purchaser or any Committed Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Procedure

Upon its receipt of an Assignment and Acceptance executed by an assigning Committed Purchaser and an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Master Servicer.

(f)                                    Participations

Each Purchaser may sell participations to one or more banks or other entities that are Eligible Assignees on the date of such sale (each a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its interests in the Investments owned by it and, in the case of a Committed Purchaser, its Commitment); provided that:

(i)	such Purchaser’s obligations under this Agreement shall remain unchanged;

(ii)	such Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations; and

(iii)

the Administrative Agent, the Purchaser Agents, the other Purchasers, the Seller and the Master Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Purchaser sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that such Committed Purchaser will not, without the consent of the Participant, agree to any amendment, modification or waiver of a type that would require the consent of each Purchaser affected thereby pursuant to Section 11.1 (Amendments, etc.).

(g)                                 Seller and Servicer Assignment

Neither the Seller nor the Master Servicer may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of each Purchaser Agent.

(h)                                 Cooperation

The Seller and the Master Servicer agree to assist each Committed Purchaser, upon its reasonable request, in syndicating their respective Commitments hereunder, including making management and representatives of the Master Servicer and the Seller reasonably available to participate in informational meetings with potential assignees.

(i)                                     New Purchaser Groups

In connection with any assignment by a Conduit Purchaser of all or any portion of its Invested Amount to a Conduit Assignee, such Conduit Assignee may elect to establish a new Purchaser Group hereunder by the execution and delivery of a Joinder Agreement by such Conduit Assignee, the Committed

Purchasers which are to be in its Purchaser Group and the Person which is to be the Purchaser Agent for such Purchaser Group, in each case without the consent of any other party.  Upon the effective date of such Joinder Agreement, (i) the Person specified therein as a “Purchaser Agent” shall become a party hereto and a party to the Purchaser Fee Letter as the Purchaser Agent, entitled to the rights and subject to the obligations of the Purchaser Agent hereunder and (ii) Schedule 1 (Purchaser Groups) shall be deemed to have been amended as appropriate to incorporate the information set forth in such Joinder Agreement.

11.4                           Costs and Expenses

In addition to the rights of indemnification granted under Section 10 (Indemnities by the Seller) and the other obligations herein, the Seller agrees to pay on written demand all reasonable costs and expenses incurred by any Indemnified Party in connection with the preparation, execution, delivery and administration of this Agreement, any Program Support Agreement and the other Transaction Documents, including (a) all rating agency fees, (b) subject to Section 5.2(a) (Inspections; annual agreed upon procedures audit), all reasonable fees and expenses associated with any audits and other due diligence, (c) any amendments, waivers or consents under the Transaction Documents and (d) to the extent not included in the CP Rate for any Conduit Purchaser or Committed Purchaser refinanced, directly or indirectly, through the issuance of Commercial Paper, all reasonable costs incurred by such Conduit Purchaser to open and maintain accounts in Local Currencies in connection with the Investments made by it hereunder.  In addition, the Seller agrees to pay on written demand all costs and expenses (including reasonable counsel fees and expenses), of each of the Administrative Agent, the Purchaser Agents, the Conduit Purchasers, the Committed Purchasers, the Program Support Providers and their respective Affiliates, incurred in connection with the enforcement of, or any dispute, work-out, litigation or preparation for litigation involving, this Agreement or any other Transaction Document.

11.5                           No proceedings; no recourse

Each of the parties hereto, each assignee of an Investment or any interest therein and each Person which enters into a commitment to purchase Investments or interests therein hereby agrees that it will not institute against any Conduit Purchaser (including, for the avoidance of doubt, any Conduit Purchaser acting as a Committed Purchaser hereunder) any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper or other senior indebtedness issued by such Conduit Purchaser (or its related commercial paper issuer) shall be outstanding or there shall not have elapsed two years plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding.

11.6                           Confidentiality

(a)                                  The Fee Letters and any other pricing information relating to the facility contemplated by the Transaction Documents (including such information set forth in any engagement letter, term sheet or proposal prior to the Closing

Date) (collectively, “Product Information”) is confidential.  Each of the Seller, the Performance Undertaking Provider and the Master Servicer agrees:

(i)

to keep all Product Information confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively “Representatives”) who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the facility contemplated hereby (the “Facility”);

(ii)	to use the Product Information only in connection with the Facility and not for any other purpose; and

(iii)	to cause its Representatives to comply with these provisions and to be responsible for any failure of any Representative to so comply.

The provisions of this Section 11.6 shall not apply to Product Information that is or hereafter becomes (through a source other than the Seller, the Master Servicer, the Performance Undertaking Provider or any of their respective Affiliates or Representatives) a matter of general public knowledge.  The provisions of this Section 11.6 shall not prohibit the Seller, the Performance Undertaking Provider or the Master Servicer from filing with any governmental or regulatory agency any information or other documents with respect to the Transaction Documents as may be required by applicable Law.

(b)                                 The Seller, each Purchaser, each Purchaser Agent, and the Administrative Agent agrees to maintain the confidentiality of all non-public information with respect to the Transaction Parties, the Receivables, the Collections, the Related Security, the Collection Accounts or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document (including, for the avoidance of doubt, any such information obtained from another Committed Purchaser, Conduit Purchaser, Purchaser Agent, or the Administrative Agent) ; provided that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates officers, employees, agents, accountants, legal counsel and other representatives or professional advisers (collectively “Purchaser Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the facility contemplated hereby, (ii) to such party’s permitted (including potential) assignees and participants (and their respective affiliates, representatives and professional advisers) to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 11.6(b), (iii) to any rating agency (including by means of a password-protected internet website maintained in connection with Rule 17g-5) and to the Program Support Providers for each Conduit Purchaser, (iv) to the extent required by applicable Law or by any Official Body, (v) to any Person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any interest of such Committed Purchaser or Conduit Purchaser hereunder to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section

11.6(b), and (vi) to the extent necessary in connection with the enforcement of any Transaction Document.

The provisions of Section 11.6(b) shall not apply to information that is or hereafter becomes (through a source other than the applicable Purchaser, Purchaser Agent or the Administrative Agent or any Purchaser Representative associated with such party) a matter of general public knowledge.  The provisions of this Section 11.6 shall not prohibit any Purchaser, any Purchaser Agent or the Administrative Agent from filing with or making available to any governmental or regulatory agency any information or other documents with respect to the Transaction Documents as may be required by applicable Law or requested by such governmental or regulatory agency.

11.7                           Further Assurances

From time to time as may be necessary, each of the Seller and the Master Servicer shall (a) cooperate with each Rating Agency in connection with any review of the Transaction Documents which may be undertaken by such Rating Agency and (b) provide each Rating Agency with such information or access to such information as they may reasonably request in connection with any future review of the ratings referred to above.

11.8                           Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic file in a format that is accessible by the recipient shall be effective as delivery of a manually executed counterpart of this Agreement.

11.9                           Integration; Binding Effect; Survival of Termination; Severability

This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, that the provisions of Sections 2.11, 2.12, 2.13, 2.14, 2.15, 10, 11.4, 11.5, 11.6, 11.11, 11.13, 11.15, and 11.17 shall survive any termination of this Agreement.  If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this

Agreement and shall in no way affect the validity or enforceability of such other provisions.

11.10                     Governing law; consent to jurisdiction; waiver of jury trial

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Each of the parties hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein.  Nothing in this Section 11.10 shall affect the right of any party to serve legal process in any manner permitted by law.

(d)                                 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

11.11                     Right of Setoff

Each Purchaser is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Facility Termination Date following the occurrence of a Facility Termination Event to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any amounts and any other indebtedness held or owing by such Purchaser to, or for the account of, the Seller against the amount of the Transaction Party Obligations owing by the Seller to such Person.

11.12                     Ratable payments

If any Committed Purchaser, whether by setoff or otherwise, has payment made to it with respect to any Transaction Party Obligation in a greater proportion than that received by any other Committed Purchaser entitled to receive a ratable share of such Transaction Party Obligation, such Committed Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Transaction Party Obligation held by the other Committed Purchasers so that after such purchase each Committed Purchaser will hold its ratable proportion of such Transaction Party Obligation; provided that if all or any portion of such excess amount is thereafter recovered from such Committed Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Purchaser receives any payment through a proceeding against a Transaction Party and the other Purchasers were provided an opportunity to participate in such proceeding but opted not to, then such Purchaser may retain any such amounts.

11.13                     Limitation of Liability

(a)                                  No claim may be made by any party against any other party or their respective Affiliates, directors, officers, employees, attorneys or agents (each a “Default Party”) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith, except with respect to any claim arising out of the willful misconduct or gross negligence of such Default Party; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)                                 Notwithstanding anything to the contrary contained herein or any other Transaction Document, the obligations of the respective Conduit Purchasers (including, for the avoidance of doubt, any Conduit Purchaser acting as a Committed Purchaser hereunder) under this Agreement and all other Transaction Documents are solely the corporate obligations of each such Conduit Purchaser and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Purchaser and shall be non-recourse other than with respect to such excess funds, and without limiting Section 11.5, if ever and until such time as such Conduit Purchaser has sufficient funds to pay such obligation shall not constitute a claim against such Conduit Purchaser.  Each party hereto agrees that the payment of any claim of any such party shall be subordinated to the payment in full of all Commercial Paper.

(c)                                  No recourse under any obligation, covenant or agreement of any party hereto contained in this Agreement or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such party or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement and the other Transaction Documents are solely a corporate obligation of such party, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any party hereto or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by any party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement or any other Transaction Document; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of grossly negligent or fraudulent actions taken or grossly negligent or fraudulent omissions made by them.

11.14                     Limitation on the addition and termination of Originators

(a)                                  Without limiting the right of any Originator to terminate its rights and obligations to sell Receivables to a Purchaser pursuant to and in accordance with the applicable Originator Sale Agreement, the Seller shall not consent to any request made to terminate any Originator Sale Agreement or to terminate the right or obligation of any Originator to continue selling its Receivables to the Seller or any Intermediate Transferor (as applicable) thereunder, nor will any Originator which is the subject of such request be terminated under an Originator Sale Agreement, in each case unless (i) the Master Servicer provides the Administrative Agent, the Purchaser Agents and each Committed Purchaser with a certificate (signed by a Responsible Officer of the Master Servicer) which attaches a Monthly Report or Weekly Report, as applicable, giving pro forma effect to any reduction in the Net Eligible Receivables Balance resulting from the termination of such Originator or Originator Sale Agreement, and which certifies that, after giving pro forma effect to such termination and any prepayments of Investments on or prior to the date of such termination, the Aggregate Invested Amount does not exceed the Funding Base, (ii) no Facility Termination Event (other than with respect to the Originator so terminated) or Portfolio Event has occurred and is continuing (both before and after giving effect to such termination) and (iii) the Administrative Agent and the Purchaser Agents will have received ten (10) Business Days’ prior written notice of such termination.  In the event any Originator or Originator Sale Agreement is so terminated, the ratios used in calculating the performance triggers or reserves shall be determined as if the Receivables of such Originator or Originators under such Originator Sale Agreement, as applicable, had never existed.

(b)                                 The Seller will not, and will not permit any Intermediate Transferor to, consent to the addition of a new Originator under an Originator Sale Agreement except (i) with the consent of the Administrative Agent and each Purchaser Agent (such consent not to be unreasonably withheld), (ii) upon the satisfaction of the conditions precedent specified in such Originator Sale Agreement, and (iii) a reaffirmation from the Performance Undertaking Provider in form and substance reasonably satisfactory to the Administrative Agent and the Required Committed Purchasers pursuant to which the Performance Undertaking Provider reaffirms its obligations under the Performance Undertaking after giving effect to the addition of such new Originator thereunder, together with any opinions and certificates in connection with the addition of such new Originator reasonably requested by the Administrative Agent, the Purchaser Agent or the Seller.

(c)                                  the Seller will not enter into any new Intermediate Transfer Agreement without the prior consent of the Administration Agent and each Purchaser Agent.

(d)                                 Bunge Limited, acting on behalf of one or more of its Subsidiaries organized under the laws of a jurisdiction which at the time of such request is not an Approved Originator Jurisdiction, may submit a request in writing to the Administrative Agent in order to seek the approval of the addition of a new Approved Originator Jurisdiction (and a related new Approved Obligor Jurisdiction, Approved Currency and Approved Contract Jurisdiction to the extent necessary) and the entry into a new Originator Sale Agreement relating to such new Approved Originator Jurisdiction, provided that:

(i)                                   the Administrative Agent shall respond to any such request as soon as reasonably practicable following receipt thereof, and any approval of such request, subject to clause (ii) below, shall be “in principle” and may be conditional upon the execution by Bunge Limited of a mandate letter to be entered into with Rabobank International in which Rabobank International shall indicate its estimate of the costs to be incurred in adding such Subsidiary(ies) as a new Originator(s) hereunder, including the costs of due diligence in connection with, and structuring of, the securitization of such proposed new Originator’s Receivables;

(ii)                                notwithstanding any indication of approval of any such request by the Administrative Agent pursuant to clause (i) above, the addition of the proposed new Approved Originator Jurisdiction (and a related new Approved Obligor Jurisdiction, Approved Currency and Approved Contract Jurisdiction to the extent necessary) and any proposed new Originator organized under the laws thereof shall be subject to the final approval of each Purchaser Agent and confirmation from the Rating Agencies that the addition of such new Originator(s) will not result in the reduction or withdrawal of the then-current ratings of any Conduit Purchaser’s Commercial Paper;

(iii)                             each Person proposed to become a new Originator has become a party to the Servicing Agreement as a Sub-Servicer and, if applicable, with respect to a new Intermediate Transferor, is reasonably satisfactory to each Committed Purchaser;

(iv)                              the Originator Sale Agreement and, if applicable, Intermediate Transfer Agreement are in form and substance satisfactory to each Purchaser Agent;

(v)                                 the Seller shall have delivered such instruments, opinions and other documents any Committed Purchasers may reasonably request in connection therewith (including amendment of the Performance Undertaking to include the obligations of any new Originator), all of which shall be in form and substance satisfactory to such Committed Purchasers;

(vi)                              no Facility Termination Event or Portfolio Event has occurred and is continuing or would result therefrom; and

(vii)                         the Administrative Agent and each Purchaser Agent shall have received an amendment hereto reflecting such new Originator Sale Agreement and/or Intermediate Transfer Agreement.

11.15       Judgment Currency

(a)                                  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)                                 The obligations of the Seller in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss and if the amount of the Agreement Currency so purchased is more than the sum originally due to the Applicable Creditor in the Agreement Currency, such Applicable Creditor agrees to return any such excess to the Seller.  The obligations of the Seller contained in this Section 11.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.16       USA Patriot Act

Each Purchaser hereby notifies the Seller that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any similar Law in any relevant jurisdiction (the “Acts”), it is required to obtain, verify and record information that identifies the Transaction Parties, which information includes the name and address of each Transaction Party and other information that will allow such Purchaser to identify such Transaction Party in accordance with the Acts.

11.17       No proceeding; limited recourse

(a)                                  Each of the parties hereto hereby agrees that (i) it will not institute against the Seller any proceeding of the type referred to in the definition of Event of Bankruptcy until there shall have elapsed two years plus one day since the Final Payout Date and (ii) notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of the Seller under the Transaction Documents are solely the corporate obligations of the Seller and shall be payable solely to the extent of funds which are received by the Seller pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, without limiting Section 11.17, if ever and until such time as the Seller has sufficient funds to pay such obligation shall not constitute a claim against the Seller.

(b)                                 No recourse under any obligation, covenant or agreement of the Seller contained in this Agreement or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement and the other Transaction Documents are solely a corporate obligation of the Seller, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Seller or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

EXECUTION of Receivables Transfer Agreement:

The parties have shown their acceptance of the terms of this Agreement by executing it below.

The Seller	BUNGE SECURITIZATION B.V.

Given under the common seal of

	By:	/s/ Frans M.J. van Rijn
	Name:	Frans M.J. van Rijn
	Title:	Director

	By:	/s/ L.F.S. Bagchus
	Name:	L.F.S. Bagchus
	Title:	Proxy holder

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

The Master Servicer

BUNGE FINANCE B.V.

By:	/s/ Steven Claassens
Name:	Steven Claassens
Title:	Director

By:	/s/ Luc Dekkers
Name:	Luc Dekkers
Title:	Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Conduit Purchaser

NIEUW AMSTERDAM RECEIVABLES CORP.

By:	/s/ Kevin Burns
Name:	Kevin Burns
Title:	Vice President

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Conduit Purchaser

MATCHPOINT FINANCE PLC

By:	/s/ Brian McDonagh
Name:	Brian McDonagh
Title:	Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Conduit Purchaser

REGENCY ASSETS LIMITED

By:	/s/ Eimir McGrath
Name:	Eimir McGrath
Title:	Alternate Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Committed Purchaser

REGENCY ASSETS LIMITED

By:	/s/ Eimir McGrath
Name:	Eimir McGrath
Title:	Alternate Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Committed Purchaser

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ James Han
Name:	James Han
Title:	Executive Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Committed Purchaser

MATCHPOINT FINANCE PLC

By:	/s/ Brian McDonagh
Name:	Brian McDonagh
Title:	Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Purchaser Agent

BNP PARIBAS, LONDON BRANCH

By:	/s/ Marc Fayemi
Name:	Marc Fayemi
Title:	Securitisation Officer

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Purchaser Agent

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ James Han
Name:	James Han
Title:	Executive Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Purchaser Agent

For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
pursuant to a power of attorney dated 26 May 2011

By:	/s/ Marie-Laure LePont
Name:	Marie-Laure LePont
Title:	Executive Director

By:	/s/ Pascale Olivie
Name:	Pascale Olivie
Title:	Executive Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Purchaser Agent

HSBC BANK PLC

By:	/s/ Mawgan Harris
Name:	Mawgan Harris
Title:	Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

The Administrative Agent

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ James Han
Name:	James Han
Title:	Executive Director

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Performance Undertaking Provider

BUNGE LIMITED

By:	/s/ Alberto Weisser
Name:	Alberto Weisser
Title:	Chairman and Chief Executive Officer

Receivables Transfer Agreement

EXECUTION of Receivables Transfer Agreement:

Purchaser Agent

For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
pursuant to a power of attorney dated 26 May 2011

By:	/s/ Marie-Laure LePont
Name:	Marie-Laure LePont
Title:	Executive Director

By:	/s/ Pascale Olivie
Name:	Pascale Olivie
Title:	Executive Director

Receivables Transfer Agreement

Exhibit A

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated [•] 20[•]

Reference is made to the Receivables Transfer Agreement, dated June 1, 2011 (as it may from time to time be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Receivables Transfer Agreement”), among Bunge Securitization B.V., as Seller, Bunge Finance B.V., as Master Servicer, Bunge Limited, as Performance Undertaking Provider, the Persons from time to time parties thereto as Conduit Purchasers, and Committed Purchasers, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Administrative Agent and as Purchaser Agent.  Terms defined in the Receivables Transfer Agreement are used herein with the same meaning.

[Assigning Committed Purchaser] (the “Assignor”), [Eligible Assignee] (the “Assignee”) and [Name of applicable Purchaser Agent], in its capacity as Purchaser Agent for the Purchaser Group which includes the Assignor [and the Assignee] (in such capacity, the “Purchaser Agent”), hereby agree as follows:

1.                                       Purchase and Sale of Interest

The Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Receivables Transfer Agreement as of the Effective Date (as defined below) interest in and to all of the Assignor’s rights and obligations under the Receivables Transfer Agreement as of the date hereof (including, without limitation, its Commitment and all Investments, if any, or interests therein owned by it) equal to the percentage (the “Percentage”) interest specified on Schedule I attached hereto.  After giving effect to such sale and assignment, [the Assignee will be a Committed Purchaser in the Purchaser Group that includes [Name of Conduit Purchaser] and] the Assignee’s Commitment will be as set forth in Section 2 of the signature page hereto.  As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the Assignor on the Effective Date (as defined below) in immediately available funds an amount equal to [$][€][•], representing the purchase price payable by the Assignee for the interests in the transferred interest sold and assigned to the Assignee under this Section 1.

2.                                       Representations and Disclaimers of Assignor

The Assignor:

(a)                                  represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim created by it;

(b)                                 makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Transfer Agreement or any other Transaction Document or any such other instrument or document furnished pursuant thereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created under the Receivables Transfer Agreement or under any Originator Sale Agreement; and

(c)                                  makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Transaction Party or the performance or observance by any Transaction Party of any of its respective obligations under the Receivables Transfer Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto.

3.                                       Representations and Agreements of Assignee

The Assignee:

(a)                                  confirms that it has received a copy of the Receivables Transfer Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase its interest in and to the Assignor’s right, title and interest in the Commitment and Investments being purchased by it hereunder;

(b)                                 agrees that it will, independently and without reliance upon the Administrative Agent, any Purchaser Agent, the Assignor or any other Purchaser or any of their respective Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Transfer Agreement and any other Transaction Document;

(c)                                  appoints and authorizes the Administrative Agent [and the Purchaser Agent] to take such action as agent on its behalf and to exercise such powers under the Receivables Transfer Agreement and the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent [and the Purchaser Agent, respectively,] by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;

(d)                                 agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Transfer Agreement and this Assignment and Acceptance are required to be performed by it as a Committed Purchaser;

(e)                                  specifies as its address and telecopier number for notices the office set forth beneath its name on the signature pages hereof;

(f)                                    represents that this Assignment and Acceptance has been duly authorized, executed and delivered by the Assignee pursuant to its corporate powers and constitutes the legal, valid and binding obligation of the Assignee;

(g)                                 represents that as of the Effective Date it is an Eligible Assignee; and

(h)                                 [other representations to be included, if applicable].

4.                                       Effectiveness of Assignment

Following the execution of this Assignment and Acceptance by the Assignor, [the Purchaser Agent,] and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and to the Master Servicer. The effective date of this Assignment and Acceptance shall be the later of (a) the date the Administrative Agent receives this Assignment and Acceptance executed by the parties hereto, including the Consent to Assignment attached hereto as Annex I executed by the Seller, (the “Effective Date”) or (b) the date of this Assignment and Acceptance.

5.                                       Rights of the Assignee

Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Receivables Transfer Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Committed Purchaser thereunder, hereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Receivables Transfer Agreement.

6.                                       Payments

Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent, the Purchaser Agent, the Seller [the Performance Undertaking Provider] or the Servicer, as the case may be, shall make all payments under the Receivables Transfer Agreement in respect of the interest assigned hereby (including, without limitation, all payments of fees with respect thereto) to the Assignee or the Purchaser Agent for the benefit of the Assignee in accordance with the Receivables Transfer Agreement.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Receivables Transfer Agreement for periods prior to the Effective Date directly between themselves.

7.                                       Governing Law

This Assignment and Acceptance and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable Law.

Schedule I

Assignment and Acceptance

Dated               , 20[•]

Section 1.	%
Percentage:
Section 2.
Assignee’s Commitment as of the Effective Date:	[€][$]

Principal Balance of Investments	[€][$]
held by Assignee as of the Effective Date:	[€][$]

Section 3.
Effective Date:**	, 20[•]

**            This date should be no earlier than the date of acceptance by the Administrative Agent.

The parties have shown their acceptance of the terms of this Assignment and Acceptance by executing it below.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address and telecopier number for Notices:

[Insert]

Accepted this day of
, 20[•]

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A.,
as Administrative Agent

By:
Name:
Title:

AGREED TO:

, as Purchaser Agent

By:
Name:
Title:

ANNEX I TO

ASSIGNMENT AND ACCEPTANCE

CONSENT TO ASSIGNMENT

[          ] [•] 2011

Coöperatieve Centrale Raiffeisen-

Boerenleenbank B.A.

245 Park Avenue, 37th Floor

New York, New York  10167

Attention:  [                         ]

Reference is made to the Receivables Transfer Agreement dated as of June 1, 2011 (as it may from time to time be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, being the “Receivables Transfer Agreement”), among Bunge Securitization B.V., as Seller, Bunge Finance B.V., as Master Servicer, Bunge Limited, as Performance Undertaking Provider, the Persons from time to time parties thereto as Conduit Purchasers and Committed Purchasers, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Administrative Agent and as Purchaser Agent.  Unless otherwise defined herein, terms defined in the Receivables Transfer Agreement are used herein as therein defined.

The undersigned hereby consents to the execution, delivery and performance of the foregoing Assignment and Acceptance by the Assignor and the Assignee as defined therein on the terms and conditions specified therein and agrees that such Assignee is an Eligible Assignee under and as defined in the Receivables Transfer Agreement.

[ ]

By:
Name:
Title:

EXHIBIT B

FORM OF INVESTMENT REQUEST

Dated as of              ,

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

as Administrative Agent

245 Park Avenue, 37th Floor

New York, New York  10167

Attention: Eugene van Esveld

Ladies and Gentlemen:

The undersigned, BUNGE SECURITIZATION B.V., and, with respect to clauses (B) (solely to the Master Servicer’s knowledge) and (D) only, BUNGE FINANCE B.V., refer to the Receivables Transfer Agreement dated as of June 1, 2011 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Receivables Transfer Agreement”), among the BUNGE SECURITIZATION B.V., as Seller, BUNGE FINANCE B.V., as Master Servicer, BUNGE LIMITED, as Performance Undertaking Provider, the Persons from time to time party thereto as Conduit Purchasers and Committed Purchasers and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as administrative agent (the “Administrative Agent”) and Purchaser Agent.  Unless otherwise defined herein, terms defined in the Receivables Transfer Agreement are used herein as therein defined.

The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Receivables Transfer Agreement that the undersigned hereby requests the following Investment(s) under the Receivables Transfer Agreement, and in that connection sets forth below the information relating to such Investment (the “Proposed Investment”) as required by Section 2.2(a)(ii) of the Receivables Transfer Agreement:

Prior Settlement Date Investment Amount

(i)	The current aggregate amount of such U.S. Dollar denominated Investment:

(ii)	The current aggregate amount of such EURO denominated Investment:

(iii)	The current aggregate amount of such Canadian Dollar denominated Investment:

(iv)	The current aggregate amount of such Hungarian Forint denominated Investment:

(v)	The current Aggregate Invested Amount in the Dollar Equivalent

Proposed Settlement Date Investment

(i)	The proposed Cash Purchase Price portion of the U.S.

Dollar denominated Investment:

(ii)	The proposed Cash Purchase Price portion of the EURO denominated Investment:

(iii)	The proposed Cash Purchase Price portion of the Canadian Dollar denominated Investment:

(iv)	The proposed Cash Purchase Price portion of the Hungarian Forint denominated Investment:

(v)	The Spot Rates (based on the most recent Exchange Rate Determination Date) for such Approved Currencies[1]:

EURO:

Canadian Dollar:

Hungarian Forint:

(vi)	The proposed Aggregate Invested Amount in the Dollar Equivalent:

(vii)	The requested Investment Date of such proposed Investment:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Investment:

(A)                the representations and warranties contained in Section 4.1 of the Receivables Transfer Agreement, in Section [    ] of the [•] Receivables Purchase Agreement and in Section 9 of the Performance and Indemnity Agreement are correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Investment(s) and to the application of the proceeds therefrom, as though made on and as of the date hereof, other than any such representations and warranties that, by their terms, refer to a specific date other

1  Include if Proposed Investments in such Approved Currencies are requested.

than the date of this Investment Request or the date of the Proposed Investment(s), in which case, as of such other dates;

(B)                  the Facility Termination Date has not occurred, and no event has occurred and is continuing, or would result from the Proposed Investment(s) or from the application of the proceeds therefrom, which constitutes a Facility Event or a Portfolio Event;

(C)                  no portion of the proceeds of such Investment(s) will be used by the Seller to pay the purchase price for any Receivable that was originated by an Originator with respect to which a Seller Termination Event has occurred and is continuing; and

(D)                 after giving effect to the Proposed Investment(s), the Aggregate Invested Amount will not exceed the lesser of (1) the Facility Limit and (2) the Funding Base on such Investment Date.

Delivery of an executed counterpart of this Investment Request by telecopier shall be effective as delivery of an original executed counterpart of this Investment Request.

Very truly yours,

BUNGE SECURITIZATION B.V.

By
Name:
Title:

BUNGE FINANCE B.V.

By
Name:
Title:

Exhibit C

FORM OF JOINDER AGREEMENT

Dated [•] 20[•]

Reference is made to the Receivables Transfer Agreement, dated June 1 2011, among Bunge Securitization B.V., as Seller, Bunge Finance B.V., as Master Servicer, Bunge Limited, as Performance Undertaking Provider, the Persons from time to time party thereto as Conduit Purchasers and Committed Purchasers, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Administrative Agent (the “Receivables Transfer Agreement”).  Terms defined in the Receivables Transfer Agreement are used herein with the same meaning.

[•] (the “New Conduit Purchaser”), [•] (the “New Purchaser Agent”), and [•] (the “New Committed Purchaser(s)”; and together with the New Purchaser Agent and New Conduit Purchaser(s), the “New Purchaser Group”) agree as follows:

By execution and delivery of this Joinder Agreement and pursuant to Section 11.3(i) (New Purchaser Groups) of the Receivables Transfer Agreement, the New Purchaser Group elects to become a “Purchaser Group” under the Receivables Transfer Agreement.

8.                                       The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Administrative Agent, (ii) the date of this Joinder Agreement [and (iii) the effective date of that certain assignment agreement of even date herewith between the New Committed Purchaser and [Name of Committed Purchaser Assignor].

9.                                       By executing and delivering this Joinder Agreement, each of the New Purchaser Agent, the New Conduit Purchaser(s) and the New Committed Purchaser(s) confirms to and agrees with each other party to the Receivables Transfer Agreement that (i) it has received a copy of the Receivables Transfer Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Administrative Agent, any other Purchaser Agent, any other Purchaser or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Transfer Agreement and any Transaction Documents; (iii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Transfer Agreement and the Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Transfer Agreement and the documents or agreements to be delivered thereunder are required to be performed by it as a Purchaser Agent, a Conduit Purchaser, or a Committed Purchaser, respectively; (v) its address and telecopier number for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; (vi) the Purchaser Group Limit for the New Purchaser Group shall be as set forth on Schedule 1; (vii) the Purchaser Agent’s Account for the new Purchaser Agent shall be as set forth in Schedule 1 and (viii) this Joinder Agreement has been duly authorized, executed and delivered by it pursuant to its applicable corporate powers and constitutes the legal, valid and binding obligation of the New Purchaser Agent, the New Conduit Purchaser(s) and the New Committed Purchaser(s), respectively.

10.                                 On the Effective Date of this Joinder Agreement, the New Purchaser Agent shall become a party to the Purchaser Fee Letter as a Purchaser Agent thereunder, and each of the New Purchaser Agent, the New Conduit Purchaser(s) and the New Committed Purchaser(s) shall join in and be a party to the Receivables Transfer Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Purchaser Agent, a Conduit Purchaser and a Committed Purchaser, respectively, under the Receivables Transfer Agreement and the other Transaction Documents. Schedule 1 to the Receivables Transfer Agreement shall be amended to incorporate the information set forth on the signature pages and Schedule 1 to this Joinder Agreement.

11.                                 This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.                                 This Joinder Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable Law.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

EXECUTION:

The parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW CONDUIT PURCHASER(S):

[NAME(S)]

By:
Name:
Title:

Address and telecopier number for notices:
[Address]
[Telecopier No.]

NEW COMMITTED PURCHASER(S):

[NAME(S)]

By:
Name:
Title:

Address and telecopier number for notices:
[Address]
[Telecopier No.]

NEW PURCHASER AGENT:

[NAME]

By:
Name:
Title:

Address and telecopier number for notices:
[Address]
[Telecopier No.]

SCHEDULE 1

Purchaser Agent’s Account for New Purchaser Agent:	[•]

Conduit Lending Limit for New Conduit Purchaser:	[•]

Commitments of New Committed Purchasers:	[•]

Exhibit D

Form of Italian Acknowledgment Deed

[FORM OF ACKNOWLEDGMENT DEED TO BE ATTACHED TO THE RTA — TO BE EXECUTED BY ANY OF THE ITALIAN COLLECTION ACCOUNT BANKS WITH CERTAIN DATE AT LAW (DATA CERTA)]

This acknowledgement deed dated [•] 2011 (“Acknowledgment Deed”) is made today by:

(1)                                  BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, whose registered office is at [•], enrolled with the Companies Register of [•] under number [•] (hereinafter the “Seller”);

(2)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. organized under the laws of the Netherlands, whose registered office is at [•], enrolled with the Companies Register of [•] under number [•], on behalf of the Purchasers, (hereinafter “Rabobank Nederland” or the “Italian Intermediate Transferor” and together with the Seller, the “Pledgees”);

(3)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. organized under the laws of the Netherlands, whose registered office is at [•], enrolled with the Companies Register of [•] under number [•], on behalf of the Purchasers (hereinafter, the “Administrative Agent”);

(4)                                  BUNGE ITALIA S.P.A., a joint stock company organized under the laws of Italy, whose registered office is at [•], enrolled with the Companies Register of [•] under no. [•] (hereinafter, the “Bunge Italia” or the “Pledgor”);

(5)                                  UNICREDIT S.P.A., a bank organized under the laws of Italy, whose registered office is at [•], enrolled with the Companies Register of [•] under no. [•] and with the bank register (Albo delle Banche) held by the Bank of Italy in accordance with article 13 of Italian legislative decree No. 385/93 (“MPS”/”Unicredit” or the “Italian Collection Account Bank”),] [TO BE CONFIRMED BY BUNGE ITALIA]

jointly, the “Parties”.

Whereas:

(A)                              on [•] 2011, Bunge Italia, in its capacity as Pledgor and the Administrative Agent in the name and on behalf of the Seller and the Italian Intermediate Transferor, as pledgees, have entered into a deed of pledge over the Collection Accounts held by Bunge Italia with MPS/Unicredit as Italian Collection Account Bank (the “Deed of Pledge”);

(B)                                on [•] 2011, the Italian Collection Account Bank has received a copy of the Deed of Pledge and has entered into a letter of acceptance of the Pledge created over the relevant bank accounts (the “Acceptance”);

(C)                                on [•] 2011, the Italian Intermediate Transferor and the Seller have entered into an Italian intermediate transfer agreement, pursuant to which the Italian Intermediate Transferor has assigned to the Seller, in accordance with article 1260 and followings of the Italian civil code, inter alia, all its rights, title and interests in, to and under the Deed of Pledge (the “First Assignment”);

(D)                               on [•] 2011, the Seller and the Administrative Agent, inter alios, have entered into a transfer agreement governed by U.S.A. law (the “RTA”); in accordance with Clause 2.1 of the RTA, the Seller has transferred to the Administrative Agent, on behalf of the Purchasers (as defined in the RTA), all the rights, title and interests in, to and under, inter alia, the Deed of Pledge, including those assigned to it by the Italian Intermediate Transferor under the First Assignment (the  “Second Assignment” and together with the First Assignment, (the “Assignments”)).

Now therefore, it is agreed as follows:

1.                                       Capitalized terms used herein unless otherwise defined, have the same meaning given to them under the Deed of Pledge.

2.                                       The Parties acknowledge and accept the Assignments as specified under Recitals (C) and (D) above, and hereby acknowledges that, following and within the limits of such Assignments, the Administrative Agent, on behalf of the Purchasers, is entitled to exercise all the rights of the Pledgees (including the enforcement of the Pledge), titles and interest under the Deed of Pledge (as transferred by the Seller to the Administrative Agent, in accordance with the Assignments), with no prejudice for the terms and conditions contained in the Acceptance.

3.                                       The parties hereto acknowledge that the Assignments shall not be considered as a novation (novazione) of the Pledge which continues to be in full force and effect, valid and enforceable against third parties, as security for the prompt satisfaction of any and all Secured Claims.

D-2

EXECUTION OF ACKNOWLEDGEMENTS DEED

For and on behalf of

BUNGE SECURITIZATION B.V.

By:

Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (as Italian Intermediate Transferor)

By:

Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (as Administrative Agent)

By:

Title:

BUNGE ITALIA S.P.A.

By:

Title:

UNICREDIT S.P.A.

By:

Title:

D-3

SCHEDULE 1

PURCHASER GROUPS

Purchaser Agent: Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

Committed Purchaser	Commitment
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.	$300,000,000
Croeselaan 18
3521 CB Utrecht
The Netherlands
Attention: Eugene van Esveld
Telephone: +31 (0)30 216 9398
Fax: +44 (0)20 7809 3450
email: eugene.van.esveld@rabobank.com

with a copy to:

Donna Kunzig
Telephone: +44 (0)20 7809 3647
Fax: +44 (0)20 7809 3450
email: donna.kunzig@rabobank.com

Conduit Purchaser	Conduit Lending Limit
Nieuw Amsterdam Receivables Corp.	$300,000,000
245 Park Avenue
New York, NY 10167
United States of America
Attention: Eugene van Esveld
Telephone: +31 (0)30 216 9398
Fax: +44 (0)20 7809 3450
email: eugene.van.esveld@rabobank.com

with a copy to:

Donna Kunzig
Telephone: +44 (0)20 7809 3647
Fax: +44 (0)20 7809 3450
email: donna.kunzig@rabobank.com

Program Manager
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
Croeselaan 18
3521 CB Utrecht
The Netherlands
Attention: Eugene van Esveld
Telephone: +31 (0)30 216 9398
Fax: +44 (0)20 7809 3450
email: eugene.van.esveld@rabobank.com

with a copy to:

Donna Kunzig
Telephone: +44 (0)20 7809 3647
Fax: +44 (0)20 7809 3450
email: donna.kunzig@rabobank.com

Purchaser Agent:  Crédit Agricole Corporate & Investment Bank

Committed Purchaser	Commitment
Crédit Agricole Corporate & Investment Bank 9 quai du Président Paul Doumer 92920 Paris La Défense Cedex France Attention: Securitization / Middle Office — Carole d’Haeyere Telephone: +33 (0)1 57 87 17 48 Fax: +33 (0)1 57 87 17 58 email: titrisation@ca-cib.com; carole.d’haeyere@ca-cib.com; elody.roudet@ca-cib.com; fabrice.martial@ca-cib.com;	$150,000,000

Conduit Purchaser	Conduit Lending Limit

Program Manager	Account Information

USD

Beneficiary : Crédit Agricole CIB Paris (swift BSUIFRPPXXX)

Correspondent Bank : JP MORGAN (swift CHASUS33XXX)

Account Number : [***]

Reference : CORPO/BUNGE/Uniloan BO

CAD

Beneficiary : Crédit Agricole CIB Paris (swift BSUIFRPPXXX)

Correspondent Bank : Royal Bank of Canada (swift ROYCCAT2XXX)

Account Number : [***]

Reference : CORPO/BUNGE/Uniloan BO

EUR

Beneficiary : Crédit Agricole CIB Paris (swift BSUIFRPPXXX)

Correspondent Bank : Crédit Agricole CIB Paris (swift BSUIFRPPXXX)

Account Number : [***]

IBAN: [***]

Reference : CORPO/BUNGE/Uniloan BO

HUF

Beneficiary : Crédit Agricole CIB Paris (swift BSUIFRPPXXX)

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Correspondent Bank : CA-CIB MAGYARORSZAG BUDAPEST (swift code : CRLYHUHBXXX) Account Number :[***] Reference : CORPO/BUNGE/Uniloan BO

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Purchaser Agent:  HSBC Bank Plc

Committed Purchaser	Commitment
Regency Assets Limited 5 Harbourmaster Place Dublin 1, Ireland Attention: The Directors Telephone: +353 1680 6000 Fax: +353 1680 6050 email: corporate.services@db.com With a copy to: HSBC Bank plc 8 Canada Square London E14 5HQ Attention: Ingram Lyons/Graham Walton/Mawgan Harris Telephone: +44 207 99 19834/16921/22255 Fax: +44 20799 14140 email: ingram.lyons@hsbcib.com/graham.s.walton@hsbcib.com/ Mawgan.harris@hsbcgroup.com	$125,000,000

Conduit Purchaser	Conduit Lending Limit
Regency Assets Limited 5 Harbourmaster Place Dublin 1, Ireland Attention: The Directors Telephone: +353 1680 6000 Fax: +353 1680 6050 email: corporate.services@db.com With a copy to: HSBC Bank plc 8 Canada Square London E14 5HQ Attention: Ingram Lyons/Graham Walton/Mawgan Harris Telephone: +44 207 99 19834/16921/22255 Fax: +44 20799 14140 email: ingram.lyons@hsbcib.com/graham.s.walton@hsbcib.com/ Mawgan.harris@hsbcgroup.com	$125,000,000

Program Manager	Account Information
HSBC Bank plc 8 Canada Square London E14 5HQ Attention: Ingram Lyons/Graham Walton/Mawgan Harris	EUR BANK: HSBC Bank Plc, London SWIFT: MIDLGB22

Telephone: +44 207 99 19834/16921/22255 Fax: +44 20799 14140 email: ingram.lyons@hsbcib.com/graham.s.walton@hsbcib.com/ Mawgan.harris@hsbcgroup.com

A/C Name Regency Assets re Bunge

IBAN GB72MIDL40051571209490

USD

CORRESPONDENT

BANK                                  HSBC BANK, New York

SWIFT                               MRMDUS33

BENEFICIARY BANK: HSBC Bank Plc, London

SWIFT:                                                    MIDLGB22

FURTHER CR TO Regency Assets re Bunge

IBAN                                       [***]

CAD

CORRESPONDENT

BANK                                  HSBC BANK Canada, Toronto

SWIFT                               HKBCCATT

BENEFICIARY BANK: HSBC Bank Plc, London

SWIFT:                                                    MIDLGB22

FURTHER CR TO    Regency Assets re Bunge

IBAN                                       [***]

HUF

CORRESPONDENT     ING Bank, Budapest

BANK

SWIFT                               INGBHUHB

BENEFICIARY BANK: HSBC Bank Plc, London

SWIFT:                                                    MIDLGB22

FURTHER CR TO    Regency Assets re Bunge

IBAN                                       [***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Purchaser Agent: BNP Paribas, London Branch

Committed Purchaser	Commitment
Matchpoint Finance Plc 4th Floor Marsh House 25-28 Adelaide Road Dublin 2 Ireland Attention: The Directors	$125,000,000

Conduit Purchaser:	Conduit Lending Limit
Matchpoint Finance Plc 4th Floor Marsh House 25-28 Adelaide Road Dublin 2 Ireland Attention: The Directors	$125,000,000

Program Manager	Account Information

BNP Paribas, London Branch

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Securitisation (Olivier Varon)

Telephone: +44 20 7595 2120

Fax: +44 20 7595 2555

with a copy to:

Attention: Samuel Lefeuvre

Email:  samuel.lefeuvre@bnpparibas.com

Telephone: +44 20 7595 6330

Fax:  +44 20 7595 5079

and with a copy to:

Attention: Marc Fayemi

Email: Marc.fayemi@bnpparibas.com

Telephone: +44 20 7595 3430

Fax: +44 20 7595 5079

and with a copy to:

Attention:  Michel Khong

Email:  michel.khong@bnpparibas.com

Telephone: +44 20 7595 6996

Fax: +44 20 7595 5079

EUR

Account name: Matchpoint Finance Plc

Account number: [***]

IBAN: [***]

SWIFT: CITIGB2L

Account bank: Citibank N.A. London

USD

Account name: Matchpoint Finance Plc

Account number: [***]

IBAN: [***]

SWIFT: CITIGB2L

Account bank: Citibank N.A. London

CAD

Account name: Matchpoint Finance Plc

Account number: [***]

IBAN: [***]

SWIFT: CITIGB2L

Account bank: Citibank N.A. London

Intermediary Bank: Toronto Dominion Bank

Intermediary Corresp Bank Swift Code :  TDOMCATTTOR

HUF

[To be provided]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Initial Aggregate Commitment: $700,000,000

Facility Limit: $700,000,000

SCHEDULE 2

ADDRESS AND NOTICE INFORMATION

Except as provided below, all communications and notices provided for under the Transaction Documents shall be in writing (including facsimile) and shall be sent to the other party by registered, certified or express mail, postage prepaid, return receipt requested, by recognized overnight courier service at its address or facsimile number set forth below or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party.  Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below and confirmation is received, or (ii) if given by registered, certified or express mail, or by a recognized overnight courier, on the date that such writing is actually delivered to the intended recipient thereof; provided, that each Investment Request shall only be effective upon receipt by the Administrative Agent.

If to the Administrative Agent

Name:	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
Address:	Croeselaan 18
3521 CB Utrecht, The Netherlands
Attention:	Mr. E. van Esveld/Mr. S. van Boven
Telephone:	+31 (0) 30 216 9398/+31 (0) 30 216 9775
Facsimile:	+31 (0) 30 712 3474

Payment Information:

Euro Account:

Accountnr: Iban: GB97RABO40509190791402

Swift Address: RABOGB2L

Account Title:  NARC — Client R

Account Number:  [***]

US Account:

[                            ]

Swift Address: [                            ]

ABA:   [                            ]

For Credit to: NARC-Client R

Account Number: [***]

Account Title: NARC — Client R

Ref:

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

If to the Seller

Name:	Bunge Securitization B.V.
Address:	De Lairessestraat 154
1075 HL
Amsterdam, the Netherlands
Attention:	Senior Legal Counsel Vistra
Telephone:	+31 88 560 99 00
Facsimile:	+31 88 560 99 60

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Payment Information:

EUR
Bank:	Rabobank International, London
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]

USD
Bank:	Rabobank International, London
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	JP Morgan Chase, New York
BIC Code:	CHASUS33

CAD
Bank:	Rabobank International, London
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	Canadian Imperial Bank of Commerce, Toronto
Swift Code:	CIBCCATT

HUF
Bank:	Rabobank International, London
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Correspondent Bank:	Citibank Europe PLC Hungarian Branch Office, Budapest
Swift Code:	CITIHUHX

If to the Master Servicer

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Payment Information:

EUR
Bank:	Citibank N.A., London
BIC:	CITIGB2L
IBAN:	[***]
Account No.:	[***]

USD
Bank:	J.P. Morgan Chase Bank, N.A., London
BIC:	CHASGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	JP Morgan Chase, New York
BIC Code:	CHASUS33

CAD
Bank:	J.P. Morgan Chase Bank, N.A., Toronto
BIC:	CHASCATT
Account No.:	[***]

HUF
Bank:	Citibank Europe PLC Hungarian Branch Office, Budapest
BIC:	CITIHUHX
IBAN:	[***]
Account No.:	[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

If to any Conduit Purchaser or Committed Purchaser

To the address specified on Schedule 1 (Purchaser Groups)

Payment Information:

To the account specified on Schedule 1 (Purchaser Groups)

If to the Subordinated Lender

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Payment Information:

EUR
Bank:	Citibank N.A., London
BIC:	CITIGB2L
IBAN:	[***]
Account No.:	[***]

USD
Bank:	J.P. Morgan Chase Bank, N.A., London
BIC:	CHASGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	JP Morgan Chase, New York
BIC Code:	CHASUS33

CAD
Bank:	J.P. Morgan Chase Bank, N.A., Toronto
BIC:	CHASCATT
Account No.:	[***]

HUF
Bank:	Citibank Europe PLC Hungarian Branch Office, Budapest
BIC:	CITIHUHX
IBAN:	[***]
Account No.:	[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

If to the Performance Undertaking Provider

Name:	Bunge Limited
Address:	50 Main Street
White Plains, New York 10606
Attention:	General Counsel
Telephone:	+1-914-684-3397
Facsimile:	+1-914-6843283

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to the U.S. Intermediate Transferor

Name:	Bunge North America Capital, Inc.
Address:	c/o Bunge North America, Inc.
11720 Borman Drive
St. Louis, MO 63146
Attention:	Treasurer
Telephone:	+1-314-292-2314
Facsimile:	+1-314-292-4314

copy to:

Name:	Bunge North America, Inc.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

and copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to the Italian Intermediate Transferor

Name:	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
Address:	Croeselaan 18
3521 CB Utrecht, The Netherlands
Attention:	Mr. E. van Esveld/Mr. S. van Boven
Telephone:	+31 (0) 30 216 9398/+31 (0) 30 216 9775
Facsimile:	+31 (0) 30 712 3474

If to the Hungarian Intermediate Transferor

Name:	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
Address:	Croeselaan 18
3521 CB Utrecht, The Netherlands
Attention:	Mr. E. van Esveld/Mr. S. van Boven
Telephone:	+31 (0) 30 216 9398/+31 (0) 30 216 9775
Facsimile:	+31 (0) 30 712 3474

If to the Canadian Originator(s)

Name:	Bunge Canada
Address:	c/o Bunge North America, Inc.
11720 Borman Drive
St. Louis, MO 63146
Attention:	Treasurer
Telephone:	+1-314-292-2314
Facsimile:	+1-314-292-4314

copy to:

Name:	Bunge Finance B.V.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel

Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

and a copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director

Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to German Originator(s)

Name:	Walter Rau Lebensmittel Werke GMBH
Address:	Muensterstrasse 9-11
49176 Hilter, Germany
Attention:	Managing Director
Telephone:	+495424366138
Facsimile:	+49542436618138

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to Hungarian Originator(s)

Name:	Bunge Növényolajipari Zártkörűen Működö Részvénytársaság
Address:	1134 Budapest
Váci út 33
Hungary
Attention:	CFO
Telephone:	+361 237 64 03
Facsimile:	+361 239 96 47

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to Italian Originator(s)

Name:	Bunge Italia S.p.A.
Address:	Viale G. di Vittorio 62
48123 Ravenna, Italia
Attention:	Reporting and Treasury Manager
Telephone:	+39 0544 69 63 11
Facsimile:	+39 0544 53 90 30

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to the Spanish Originator(s)

Name:	Bunge Ibérica, S.A.U.
Address:	Constitución 1, Edificio B, planta 1
Sant Just Desvern, 08960 Barcelona (Spain)
Attention:	CFO
Telephone:	+34 93 400 75 18
Facsimile:	+34 93 473 31 20

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to the Portuguese Originator(s)

Name:	Bunge Ibérica Portugal, S.A.
Address:	Rua de Palença, Palença de Baixo, Pragal, 2801-601
Almada, Portugal
Attention:	Country Manager
Telephone:	+351 212 949 100
Facsimile:	+351 212 943 184

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

If to U.S. Originators

Name:	Bunge North America, Inc.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Name:	Bunge Oils, Inc.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Name:	Bunge North America (East), L.L.C.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320

3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Name:	Bunge Milling, Inc.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director
Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

Name:	Bunge North America (OPD West), Inc.
Address:	11720 Borman Drive
St. Louis, MO 63146
Attention:	General Counsel
Telephone:	+1-314-292-2512
Facsimile:	+1-314-292-2521

copy to:

Name:	Bunge Finance B.V.
Address:	Weena 320
3012 NJ
Rotterdam, the Netherlands
Attention:	Director

Telephone:	+31 10 217 6652
Facsimile:	+31 10 433 0035

SCHEDULE 3

CREDIT AND COLLECTION POLICIES

[Attached]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 4
CONDITIONS PRECEDENT DOCUMENTS

Reference is made to the Receivables Transfer Agreement, dated as of June 1, 2011, by and among Bunge Securitization B.V., as Seller, Bunge Finance B.V., as Master Servicer, Bunge Limited, as Performance Undertaking Provider, the Persons from time to time party thereto as Conduit Purchasers and Committed Purchasers, and Cooperatieve Centrale Raiffeisen-Boerenleenbank, as Administrative Agent (the “Agreement”).  Terms defined in the Agreement are used herein with the same meaning.

The conditions precedent to funding in each jurisdiction shall be the delivery to the satisfaction of the Administrative Agent and each Purchaser Agent of fully executed copies of the relevant documents for that relevant jurisdiction as set out in Annex 1 (the “Closing List”).

SCHEDULE 5
FACILITY ACCOUNTS AND FACILITY ACCOUNT BANKS

SELLER OPERATING ACCOUNTS

Currency:	EUR
Bank:	Rabobank International
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]

Currency:	USD
Bank:	Rabobank International
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	JP Morgan Chase Bank N.A., New York
BIC Code:	CHASUS33

Currency:	CAD
Bank:	Rabobank International
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	Canadian Imperial Bank of Commerce, Toronto
Swift Code:	CIBCCATT

Currency:	HUF
Bank:	Rabobank International
BIC:	RABOGB2L
IBAN:	[***]
Account No.:	[***]
Correspondent Bank:	Citibank Europe PLC Hungarian Branch, Budapest
Swift Code:	CITIHUHX

SELLER OPERATING ACCOUNT BANK

Bank:	Rabobank International
Address:	Thames Court, 1 Queenhithe 1
EC4V 3RL London, UK

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

CANADIAN COLLECTION ACCOUNTS

Currency:	CAD
Bank:	Canadian Imperial Bank of Commerce
BIC:	CIBCCATT
Account No.:	[***]

Currency:	USD
Bank:	UMB Bank, NA
BIC:	UMKCUS44
ABA:	1010-0069-5
Account No.:	[***]

CANADIAN COLLECTION ACCOUNT BANKS

Bank:	Canadian Imperial Bank of Commerce
Bank address:	500 — One Lombard Place, Winnipeg,
Manitoba R3C 2P3, Canada

Bank:	UMB Bank, NA
Address:	1010 Grand Blvd, Kansas City MO 64106, USA

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

GERMAN COLLECTION ACCOUNTS

Currency:	EUR
Bank:	Sparkasse Osnabrück
BIC:	NOLADE22
IBAN:	[***]
Account No.:	[***]

GERMAN COLLECTION ACCOUNT BANKS

Bank:	Sparkasse Osnabrück
Bank address:	Wittekindstr. 17-10, 49074 Osnabrück, Germany

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

HUNGARIAN COLLECTION ACCOUNTS

Currency:	HUF
Bank:	Citibank Europe plc Hungarian Branch Office
BIC:	CITIHUHX
IBAN:	[***]
Account No.:	[***]

Currency:	EUR
Bank:	Citibank N.A.
BIC:	CITIGB2L
IBAN:	[***]
Account No.:	[***]

HUNGARIAN COLLECTION ACCOUNT BANKS

Bank:	Citibank Europe plc Hungarian Branch Office
Bank address:	H-1051 Budapest, Szabadság tér 7, Hungary

Bank:	Citibank N.A.
Address:	Citigroup Centre, 25 Canada Square Canary Wharf
London E14 5LB, UK

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

ITALIAN COLLECTION ACCOUNTS

Currency:	EUR
Bank:	Unicredit SpA
BIC:	UNCRITMMOCI
IBAN:	[***]
Account No:	[***]

Currency:	EUR
Bank:	Banca Nazionale del Lavoro SpA
BIC:	BNLIITRR
IBAN:	[***]
Account No.:	[***]

ITALIAN COLLECTION ACCOUNT BANKS

Bank:	Unicredit SpA
Bank address:	Palazzo Sciarra, Via Marco Minghetti 10,
000187 Roma (RM), Italy

Bank:	Banca Nazionale del Lavoro SpA
Bank address:	Via C. Cicognani 7, 48100, Ravenna (RA), Italy

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PORTUGUESE COLLECTION ACCOUNTS

Currency:	USD
Bank:	Millennium bcp
BIC:	BCOMPTPL
IBAN:	[***]
Account No.:	[***]

Currency:	EUR
Bank:	Millennium bcp
BIC:	BCOMPTPL
IBAN:	[***]
Account No.:	[***]

Currency:	EUR
Bank:	BNP Pariba Sucursal em Portugal
BIC:	BNPAPTPLXXX
IBAN:	[***]
Account No.:	[***]

PORTUGUESE COLLECTION ACCOUNT BANKS

Bank:	Banco Comercial Português, S.A.
Bank address:	Avenida José Malhoa, 27 - 3 º
1099-007, Lisbon, Portugal

Bank:	BNP Paribas Sucursal em Portugal
Address:	Aveinda 5 De Outubro 206
1050-065, Lisbon, Portugal

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SPANISH COLLECTION ACCOUNTS

Currency:	EUR
Bank:	Banco Bilbao Vizcaya Argentaria, S.A.
BIC:	BBVAESMM
IBAN:	[***]
Account No.:	[***]

Currency:	USD
Bank:	Banco Bilbao Vizcaya Argentaria, S.A.
BIC:	BBVAESMM
IBAN:	[***]
Account No.:	[***]

Currency:	EUR
Bank:	Banco Español de Crédito, S.A.
BIC:	ESPCESMM
IBAN:	[***]
Account No.:	[***]

Currency:	USD
Bank:	Banco Español de Crédito, S.A.
BIC:	ESPCESMM
IBAN:	[***]
Account No.:	[***]

SPANISH COLLECTION ACCOUNT BANKS

Bank:	Banco Bilbao Vizcaya Argentaria, S.A.
Bank address:	Plaça Catalunya 5, 08002, Barcelona, Spain

Bank:	Banco Español de Crédito, S.A.
Address:	Gran Via Corts Catalanes 583, 08011, Barcelona, Spain

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

U.S. COLLECTION ACCOUNTS

Currency:	USD
Bank:	Commerce Bank, N.A.
BIC	CBKCUS44
ABA:	1010-0001-9
Account No.:	[***]

Currency:	USD
Bank:	Commerce Bank, N.A.
BIC:	CBKCUS44
ABA:	1010-0001-9
Account No.:	[***]

Currency:	USD
Bank:	UMB Bank, NA
BIC:	UMKCUS44
ABA:	1010-0069-5
Account No.:	[***]

Currency:	USD
Bank:	UMB Bank, NA
BIC:	UMKCUS44
ABA:	1010-0069-5
Account No.:	[***]

Currency:	USD
Bank:	UMB Bank, NA
BIC:	UMKCUS44
ABA:	1010-0069-5
Account No.:	[***]

U.S COLLECTION ACCOUNT BANKS

Bank:	Commerce Bank, N.A.
Bank address:	1000 Walnut St, Kansas City MO 64141, USA

Bank:	UMB Bank, NA
Address:	1010 Grand Blvd, Kansas City MO 64106, USA

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 6
AGREED UPON PROCEDURES

[Attached]

 PROTIVITI - SCOPE OF SERVICES

COMPANY:  BUNGE LIMITED

SPE:  BUNGE SECURITIZATION B.V.

REVIEW PERIOD:  []

Conduct the following procedures as it relates to Company operations, books and records, policies and procedures, etc. (through inquiry and observation, except where testing is noted).  Document all discussions with and inquiries of management.  All samples are judgmentally selected.

General

•                  Obtain a copy and review any internal audit report relating to the credit and receivables process prepared within the 6 months to the latest settlement report.

•                  List any issues / risks raised in the internal audit report.

•                  Obtain a copy of the latest settlement report from the Client and (i) check that it conforms to the data received by Rabobank and (ii) check that following fields reconcile with the Company’s internal management information:

•                  Beginning account receivable;

•                  Sales;

•                  Collections;

•                  Dilutions2;

•                  Losses3;

•                  Financial Revaluation4;

•                  Ending accounts receivable; and

•                  Accounts receivable ageing — by age bucket. Also, specifically validate list of top 10 Obligors and amounts versus the company’s aged trial balance for such customers;

•                  For the two reporting periods covered in the last two settlement reports, assess procedures used for identifying, calculating and reconciling: (a) ineligible receivables (b) cross aging (customers which have other defaulted balances), (c) customer deductions, (d) contra account and (e) intercompany receivables. (Please provide a schedule which identifies these accounts.) Refer to term sheet for description of “ineligible receivables’.

2  Dilution means a reduction in the unpaid balance of any receivable attributable to any non-cash items including credits, rebates, billing errors, cash discounts, volume discounts, allowances, disputes, set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors, except any write-off in respect of a Defaulted Receivable.

3  Losses mean amounts written-off by the originator as unrecoverable or highly unlikely to be recovered.

4  Financial Revaluation means an amount accounting for the a change in value due to currency movement since the last servicer report.

•                  Report exceptions and explanations provided by the client on those exceptions.

Open invoices

•                  Obtain a summary AR Aging for the two reporting periods covered in the last two settlement reports .

•                  Obtain a reconciliation of the last reporting period’s month-end AR Aging for each division to the general ledger and financial statements.

•                  Select a judgmental sample of 20 outstanding invoices as at the last day of the last reporting period from a listing provided by the Company.

•                  For each invoice:

•                  trace it to the relevant customer purchase order and seek evidence that its value correlates with the relevant Company sales order and customer purchase order;

•                  trace it to a signed delivery note;

•                  confirm that the payment terms are indicated on the invoice and report the issuance date and the due date of the invoice;

•                  confirm that its ageing is correctly reported on the aged receivables listing (to be provided by the Company);

•                  confirm the invoice is denominated in an eligible currency (EUR, USD, CAD, HUF or any other major convertible currency);

•                  obtain a copy of the underlying sales contract and prevailing terms and conditions;

•                  note whether the customer’s purchase order includes a set of terms and conditions; and

•                  note the jurisdiction / law governing the Company’s sales order / invoice and customer’s purchase order.  Where this is not clearly stated on the sales order, sales contract, invoice, or purchase order, please ask what the governing law is and request the document under which this is attained (e.g. General Sales Conditions).  Please reference in the Collateral Audit Report where governing law was specified.

•                  Report exceptions and explanations provided by the client on those exceptions.

Credit notes

•                  Report the total value of outstanding credit notes (by reason, if possible) as of end of the two reporting periods covered in the last two settlement reports.

•                  Report the monthly accrual for customer rebates for each of the 12 months to the last reporting period.  This will include the accrual brought forward from the previous month, value of credits issued, value released and accrual carried forward to the next month.

•                  Note whether customer rebates are actioned by means of credit notes or netted against sales invoices, or paid directly to the customer via checks.  Determine what percentage and amounts are made through each of the above methods during the last 12 months.

•                  Describe the company’s method for accruing rebates and determine if (i) the company’s internal and external auditors have validated such methodology and periodically review it (ii) for the period during the last 12 months, discuss with the company and determine the magnitude of variances between the accrued amount and the actual rebates issued, and the reasons for such variances.

•                  Scan the last reporting period’s  month-end GL Trial balance to identify any accruals that could potentially offset AR.

•                  Select at random a sample of 10 credit notes raised during the last reporting period from a listing provided by the Company.

•                  For each credit note:

•                  note the underlying reason for issue;

•                  seek evidence that it was authorized;

•                  check  that it is ageing correctly based on the credit note and aged receivables listings (for example: for “cancel and replace credit notes”, the receivable shall not be re-aged but shall age from the initial invoice date); and

•                  note the gap between the date of issue and the date it was allocated against the relevant sales invoice(s);

•                  determine the lag time  from the date  the original invoice was issued to the date the credit memo was passed.

•                  Report whether dilutive credit notes (e.g. product returns, price corrections or invoice errors) are issued for the full original invoice value, or just the balance to be credited.

•                  Report exceptions and explanations provided by the client on those exceptions.

Accounts Payable

•                  Provide a listing of vendors that are also AR customers.

•                  Provide a summary A/P aging or vendor listing for the 2 periods months ending in the two reporting periods covered in the last two settlement reports.

•                  Scan the last reporting period’s month-end GL Trial balance to identify any accrued expenses and liability accounts (i.e. customer deposits) that would serve to offset AR.  If any exist, provide a roll forward of the activity of those expenses for the periods ending in the two reporting periods covered in the last two settlement reports.

Cash receipts

•                  Obtain a list of bank accounts used by the client to receive collections on receivables.

•                  Prepare a schedule for the 2 monthly periods ending in the two reporting periods covered in the last two settlement reports summarizing collections by obligor remittance location, in a format similar to the following:

Payment to :	($)%	($)%
Collection Account (via Lockbox, Wire Transfer, ACH)
Company’s office
COD - Cash Payment
Other (describe)
Non-trade A/R ($) received in the collection accounts

TOTAL COLLECTIONS DEPOSITED per Bank Statement(s)		$100%		$100%
Reconciling items
Total Collections per Company’s Report	$		$

•                  Report the total value of unallocated cash receipts as of the last business day of  the two reporting periods covered in the last two settlement reports .

•                  From the Company’s bank statements dated during the last reporting period select a judgmental sample of 20 cash receipts.

•                  For each cash receipt:

•                  note the date of receipt (with reference to the relevant bank statement);

•                  note the date it was posted to the accounts receivable system;

•                  check that it was posted to the accounts receivable system accurately;

•                  check that it was allocated to the appropriate sales invoice(s) — by reference to the customer’s remittance advice;

•                  the means of payment (cash, wire transfer), and

•                  that they were paid directly by the obligors into the specified  bank account (details of designated accounts to be provided by the Agent).

•                  Report exceptions and explanations provided by the client on those exceptions.

•                  Provide a report for the month of the last settlement report showing collections that were not remitted by the obligors directly to one of the lock-boxes or bank accounts (i.e. collections which are received by the company before going to the lock-boxes/bank account). For collections received by the company, test how quickly these collections are deposited into a lock-box or bank account. For those collections received by the company, test how much of these collections are in the form of cash and determine the % of case collections to total receivable collections.

Reporting

•                  Generally report on Client’s accounting and A/R tracking system and capabilities, and its ability to comply with expected reporting requirements;

•                  Validate that the Obligor amount reported in the servicer report are on a consolidated basis (e.g. affiliated obligors are  aggregated with the parent, and if the obligor has AR from different selling originators, such AR is consolidated);

•                  Obtain the 5 largest write-offs for the last 12 months, and discuss reasons/background for the write-offs as well as any recoveries on the written-off receivables;

•                  For partial payments, test whether the AR is reduced by the payment or whether the AR is cancelled and a new AR is created to reflect the unpaid balance.  If the latter is the case, test whether the newly created AR continues to age or is re-aged as Current.  (We have test for credit memos but not for cash payments.);

•                  In reporting the AR balances by aging, determine if the AR balances are reported gross or net of unapplied cash/unapplied credits.  If on a net basis, determine if the netting is done on an aggregate pool level or at the individual obligor level.

SCHEDULE 7
MANDATORY COST RATE

13.           The Mandatory Cost Rate is an addition to the interest rate to compensate Purchasers for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in each case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

14.           On the first day of each Tranche Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Purchaser, in accordance with the paragraphs set out below.  The Mandatory Cost Rate will be calculated by the Administrative Agent as a weighted average of the Purchasers’ Additional Cost Rates (weighted in proportion to the percentage participation of each Purchaser in the relevant Investment) and will be expressed as a percentage rate per annum.

15.                                 The Additional Cost Rate for any Purchaser lending from a Facility Office in a Participating Member State will be the percentage notified by that Purchaser to the Administrative Agent.  This percentage will be certified by that Purchaser in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Purchaser’s participation in all Investments made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

16.                                 The Additional Cost Rate for any Purchaser Investing from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a) in relation to a sterling Investment:

per cent. per annum

(b) in relation to a Loan in any currency other than sterling:

per cent. per annum.

Where:

A                           is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Purchaser is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                             is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost Rate and, if principal amount of the Investment is unpaid, the Default Rate) payable for the relevant Tranche Period on the Investment.

C                             is the percentage (if any) of Eligible Liabilities which that Purchaser is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                            is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E          is designed to compensate Purchasers for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

17.                                 For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Facility Office” means the office or offices through which the relevant Purchaser will perform its obligations under this Agreement, as notified in writing to the Administrative Agent on or prior to the date hereof (or, if following that date, by not less than 5 Business Days’ written notice).

“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under Column 1 of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

““Reference Bank” means each Purchaser Agent;

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

18.          In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

19.                                 If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

20.                                 Each Purchaser shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Purchaser shall supply the following information on or prior to the date on which it becomes a Purchaser:

(a)                                  the jurisdiction of its Facility Office; and

(b)                                 any other information that the Administrative Agent may reasonably require for such purpose.

Each Purchaser shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

21.           The percentages of each Purchaser for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Purchaser notifies the Administrative Agent to the contrary, each Purchaser’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its Facility Office.

22.                                 The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Purchaser and shall be entitled to assume that the information provided by any Purchaser or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

23.                                 The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost Rate to the Purchasers on the basis of the Additional Cost Rate for each Purchaser based on the information provided by each Purchaser and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

24.                                 Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an Additional Cost Rate or any amount payable to a Purchaser shall, in the absence of manifest error, be conclusive and binding on all Transaction Parties.

25.                                 The Administrative Agent may from time to time, after consultation with the Seller and the Purchasers, determine and notify to all Transaction Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Transaction Parties.

SCHEDULE 8

[Reserved]

SCHEDULE 9

EXCLUDED OBLIGORS

Country:	Canada	Germany

Originator:	BUNGE CANADA	WALTER RAU LEBENSMITTELWERKE GMBH

currencies	customers to which above company sells in other currencies than CAD and USD	customers to which above company sells in other currencies than EUR

export sales	customers outside of Canada and US

Quebec sales	customers in Quebec (until notification on assignment of receivables is printed on invoices)

commingling (not eligible anyway)	customers that are allowed to pay to other accounts than the pledged accounts at UMB and CIBC	customers that are allowed to pay to other accounts than the pledged accounts at Sparkasse Osnabruck

factoring (not eligible anyway)	customers that are part of a factoring agreement	customers that are part of a factoring agreement

prepayments (not eligible anyway)	customers that are prepaying	customers that are prepaying

specific customers:		all customers excluded, except for:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Country:	Hungary

Originator:	BUNGE NÖVÉNYOLAJIPARI ZÁRTKÖRŰEN MŰKÖDŐ RÉSZVÉNYTÁRSASÁG

currencies	customers to which above company sells in other currencies than EUR and HUF export sales

Quebec sales

commingling (not eligible anyway)	customers that are allowed to pay to other accounts than the pledged accounts at Citi

factoring (not eligible anyway)	customers that are part of a factoring agreement

prepayments (not eligible anyway)	customers that are prepaying

specific customers:	all customers excluded, except for:

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Country:	Italy	Portugal

Originator:	BUNGE ITALIA S.P.A.	BUNGE IBÉRICA PORTUGAL, S.A.

currencies	customers to which above company sells in other currencies than EUR	customers to which above company sells in other currencies than EUR and USD export sales

Quebec sales

commingling (not eligible anyway)	customers that are allowed to pay to other accounts than the pledged accounts at UMB and CIBC	customers that are allowed to pay to other accounts than the pledged accounts at BNP Paribas and Millennium BCP

factoring (not eligible anyway)	customers that are part of a factoring agreement	customers that are part of a factoring agreement

prepayments (not eligible anyway)	customers that are prepaying	customers that are prepaying

specific customers:		[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Country:	Spain	US

Originator:	BUNGE IBÉRICA, S.A.U.	BUNGE NORTH AMERICA, INC. BUNGE OILS, INC. BUNGE NORTH AMERICA (EAST), LLC BUNGE MILLING, INC. BUNGE NORTH AMERICA (OPD WEST), INC.

currencies	customers to which above company sells in other currencies than EUR and USD	customers to which above company sells in other currencies than USD

export sales		customers outside of US

Quebec sales

commingling (not eligible anyway)	customers that are allowed to pay to other accounts than the pledged accounts at BBVA and Banesto	customers that are allowed to pay to other accounts than the pledged accounts at UMB and Commerce Bank

factoring (not eligible anyway)	customers that are part of a factoring agreement	customers that are part of a factoring agreement

prepayments (not eligible anyway)	customers that are prepaying	customers that are prepaying

specific customers:	[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

***	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SCHEDULE 10

ACCEPTANCE BY THE TRANSACTION DEBTORS

[TO BE GIVEN WITH CERTAIN DATE AT LAW]

To:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (as Italian Intermediate Transferor)

BUNGE ITALIA S.P.A. (in all of its capacities)

Dear Sirs,

[•], [•] 2011

Claims Arising from the Agreements

The undersigned BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of The Netherlands, whose registered office is at [•], enrolled with the Companies Register of [•] under number [•] (the “Seller”) hereby notifies, to Bunge Italia S.p.A. and the Administrative Agent - pursuant to and for the purposes of article 1264 of the Italian Civil Code - that the Seller has assigned to COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. organized under the laws of The Netherlands, whose registered office is at [•], enrolled with the Companies Register of [•] under number [•] in its capacity as administrative agent (the “Administrative Agent”) in favour of the Purchasers, all existing and future claims and rights (including, but not limited to, any claim, indemnity, damage, penalty, sanction, credits, security interest and guarantee) to which the Seller is or will be entitled to claim under or in connection with the Transaction Documents (including the Italian Account Security Agreement) to which the Seller is a party or as assigned by the Italian Intermediate Transferor, as the case may be, to the Seller.

On this respect, Bunge Italia S.p.A. also acknowledges and accepts that, pursuant to and for the purposes of article 1264 of the Italian Civil Code, the Italian Intermediate Transferor, under the Italian Intermediate Transfer Agreement, has assigned to the Seller all of its existing and future claims and rights arising from the Italian RPA.

All capitalised terms and expressions used and not defined herein shall have the meaning ascribed to them in the transfer agreement governed by New York law entered into by the Seller and the Administrative Agent, on behalf of the Purchasers, on [•] 2011.

Kind regards,

BUNGE SECURITIZATION B.V.

For acceptance by the transaction debtors, also for the purposes of article 1248, paragraph 1, of the Italian civil code:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (as Italian Intermediate Transferor)

BUNGE ITALIA S.P.A. (in all of its capacities)